As filed with the Securities and Exchange Commission on June 10, 2010

Registration No. 333-146830

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-1 TO THE
REGISTRATION STATEMENT ON FORM SB-2
UNDER THE SECURITIES ACT OF 1933

CHINA AMERICA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation or organization)

3999
(Primary Standard Industrial Classification Code Number)

82-0326560
(I.R.S. Employer Identification No.)

333 E. Huhua Road
Huating Economic & Development Area
Jiading District, Shanghai, China 201811
86-21-59974046
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Mr.Shaoyin Wang
China America Holdings, Inc.
333 E. Huhua Road
Huating Economic & Development Area
Jiading District, Shanghai, China 201811
86-21-59974046

with a copy to:
James M. Schneider, Esq.
Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard, N.W.
Suite 210
Boca Raton, Florida 33431
telephone (561) 362-9595
telecopier (561) 362-9612
(Name, address, including zip code, and telephone number,
Including area code, of agent for service

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

EXPLANATORY NOTE

This Post-Effective Amendment is being filed to include updated financial, business and other information for China America Holdings, Inc., formerly known as Sense Holdings, Inc., and to reflect the modification of the terms of certain of the warrants issued and sold by us in 2007, the resale of shares of common stock issuable upon the exercise thereof is covered by this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 10, 2010

PROSPECTUS

China America Holdings, Inc.

106,891,035 shares of Common Stock

This prospectus relates to periodic offers and sales of 106,891,035 shares of our common stock by the selling security holders, which includes:

▪	52,313,627 shares which are presently outstanding; and

▪	54,577,408 shares issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $0.04 to $0.12 per share.

We will not receive any proceeds from the sale of the shares by the selling security holders. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

For a description of the plan of distribution of these shares, please see page 52 of this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol “CAAH.” On June 8, 2010 the last reported sale price for our common stock was $0.02 per share.
____________________

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus to read about the risks of investing in our common stock.
____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
____________________

The date of this prospectus is ______, 2010

The original date of this prospectus is November 5, 2007
as supplemented by a prospectus dated February 11, 2009

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, results of operations and prospectus may have changed since that date.

Our web site is www.china-aohong.com. The information which appears on our web site is not part of this prospectus.

INDEX OF CERTAIN DEFINED TERMS USED IN THIS REPORT

•          “China America” “we,” “us,” “ours,” and similar terms refers to China America Holdings, Inc., a Florida corporation formerly known as Sense Holdings, Inc., and our subsidiaries,

•          “China Chemical” refers to China Chemical Group, Inc., a Florida corporation and a wholly owned subsidiary of China America,

•          “AoHong” refers to Shanghai AoHong Industry Co., Ltd., a Chinese limited liability company which is a majority owned subsidiary of China America, together with AoHong’s wholly-owned subsidiaries Shanghai Binghong Trading Co., Ltd., a Chinese limited liability company, and Shanghai Wuling Environmental Material Co., Ltd., a Chinese limited liability company, and AoHong (Tianjin) Chemical Co., Ltd. a Chinese company “AoHong (Tianjin”),

•          “PRC” or “China” refers to the People’s Republic of China, and

•          “2008,” refers to the fiscal year ended December 31, 2008, the “2009 transition period” refers to the nine month transition period ended September 30, 2009 and “2010” refers to the year ending September 30, 2010, unless the context otherwise specifically provides.

PROSPECTUS SUMMARY

Through our subsidiary AoHong we sell and distribute assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fluororubbers, fluoroplastic, heat insulation, fire extinguishing agents and assorted aerosol sprays.

Our historical operations were the design, development, manufacture and sale of fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person’s identity. We never generated any significant revenues from these operations. For 2006 we reported a net loss of $3,752,755. Beginning in January 2007 our management began seeking a suitable target for a business combination in an effort to increase our revenues. In June 2007 we acquired a majority of the membership interests of AoHong. In January 2009 we sold our historical operations to our former CEO and AoHong’s operations now represent all of our business and operations.

We were incorporated in Idaho in February 1968 and in January 1999 we changed our corporate domicile to Florida. Our principal executive offices are located at 333 E. Huhua Road , Huating Economic & Development Area, Jiading District, Shanghai, China 201811. Our telephone number at this location is 86-21-59974046. Our fiscal year ends September 30.

ABOUT THE OFFERING

On March 31, 2007, we completed a private placement of units of our securities consisting in the aggregate of 2,100,000 shares of our common stock and warrants to purchase 2,100,000 shares of common stock to six accredited investors. The warrants are exercisable at $0.10 per share for a term of five years. We received gross proceeds of $105,000 in this transaction. We used these funds for general working capital.

Between August 2007 and October, 2007 we sold units of our securities consisting of 47,706,735 shares of common stock and common stock purchase warrants to purchase an additional 47,706,735 shares of common stock at an exercise price of $0.12 per share to 35 accredited investors resulting in gross proceeds to us of $2,862,404. We paid Skyebanc, Inc., a broker-dealer and FINRA member firm, a finder’s fee of $10,800 and issued that firm common stock purchase warrants to purchase an aggregate of 180,000 shares of our common stock which are identical to the warrants issued in the offering. We also paid Joseph Stevens & Company, Inc., a broker-dealer and FINRA member firm, a finder’s fee of $28,200 and issued that firm common stock purchase warrants to purchase an aggregate of 470,000 shares of our common stock which are identical to the warrants issued in the offering. We paid legal fees of the purchasers’ counsel of $22,500 and we also paid a due diligence fee of $247,240 in cash to certain of the investors or their advisors and these entities common stock purchase warrants to purchase an aggregate of 4,120,673 shares of common stock as an additional due diligence fee.

The warrants contain a cashless exercise provision. The exercise of the warrants is subject to a 4.99% cap on the beneficial ownership that each purchaser may have at any point in time while the securities are outstanding.

We agreed to file a registration statement registering the resale of the shares of common stock, including the shares issuable upon the exercise of the warrants. This prospectus is part of a post-effective amendment to that registration statement. In the event the initial registration statement was not filed within 60 days of the closing (October 27, 2007) and declared effective not later than 180 days following the closing date (February 24, 2008), we were required to pay liquidated damages in cash except in certain specific instances when we can issue shares of our common stock. The amount of liquidated damages is equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the purchase price of the outstanding shares, but not to exceed 180 days of liquidated damages. The initial registration statement was filed on October 19, 2007 and declared effective by the Securities and Exchange Commission on November 5, 2007. Accordingly, we were not subject to any registration rights penalties. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including our failure to maintain an effective registration statement covering the resale of the common shares issued or issuable upon exercise of the warrants.

The securities are subject to anti-dilution protections afforded to the purchasers in the event of corporate events such as stock splits and dividends. In addition, under the terms of the subscription agreement for this offering in the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the per share purchase price of the shares of common stock in this offering which was $0.06, or less than the exercise price per warrant share which is $0.12, respectively, without the consent of the purchasers then holding securities issued in this offering, each purchaser has the right to apply the lowest such price to the purchase price of shares purchased and still held by the purchaser and to shares issued upon exercise of the warrants still held by the purchaser which will result in the issuance of additional shares to the purchaser, including under any unexercised warrants.  This provision is generally referred to as a Most Favored Nations provision.

In addition, we granted the purchasers a one year right of first refusal with respect to subsequent offers, if any, by us for the sale of our securities or debt obligations. The anti-dilution provisions and the right of first refusal do not apply with respect to certain limited exceptions, including strategic license agreements, mergers and similar acquisitions and certain option programs.

During the period which ended the earlier of 240 days from November 5, 2007 or the date on which all shares of common stock, including the shares underlying the warrants issued in the offering, could be resold under Rule 144 of the Securities Act of 1933 without regard to volume, we also agreed not to undertake certain actions, including:

•          filing any other registration statements to register any additional securities, and

•          entering into any agreement to issue, or issue, any equity, convertible debt or other securities convertible into common stock or equity, or modify and such securities which are presently outstanding without the prior written consent of the purchasers in the offering, and not entering into any equity line of credit or similar agreement or issuing any floating or variable priced equity linked securities or any equity with price reset rights.

Finally, we agreed not to enter into any other financing transaction which provides for the issuance of any shares of our common stock or securities convertible into or exercisable for shares of our common stock for a period of one year from the closing date.

We used $1,200,000 of these proceeds for the first tranche of our commitment to contribute capital to AoHong, $400,000 to pay the cash portion of the purchase price for Big Tree Toys, Inc. (“Big Tree”) and $130,000 for satisfaction of existing payables. We used the balance for general working capital.

During April and May 2010 we entered into an Amendment to Subscription Agreement and Common Stock Purchase Warrant with the holders of warrants to purchase 43,787,407 shares of our common stock which were acquired in the August 2007 and October 2007 offering whereby the Most Favored Nation provision was deleted from the subscription agreement and the warrants in exchange for a reduction in the exercise price of the warrants.  Accordingly, commencing upon the execution of the Amendment to Subscription Agreement and Common Stock Purchase Warrant, the exercise price of the warrants was reduced from $0.12 per share to $0.04 per share through the remaining term of the warrants.  The remaining warrants issued in the August 2007 and October 2007 offering to purchase 8,690,001 shares of common stock did not participate in this modification and accordingly have not waived the Most Favored Nations provision of the subscription agreement and warrants and the exercise price of those warrants remains at $0.12 per share.

This prospectus covers the resale of a total of 106,891,035 shares of our common stock by selling security holders which were issued and sold in connection with these two private offerings. Of those shares covered by this prospectus, 52,313,627 shares have been issued and are currently outstanding and the remaining 54,577,408 shares are issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.04 to $0.12 per share. Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock:

Outstanding Prior to this Offering:	168,710,792 shares of common stock on June 3, 2010.

Common Stock Reserved:
69,850,113 shares issuable upon exercise of outstanding warrants and options, with exercise prices ranging from $0.04 to $0.35 per share, but excludes any shares available for issuance under grants which may be made under our stock option plans.  The resale of 54,577,408 shares issuable upon the exercise of outstanding warrants are covered by this prospectus.

Outstanding After this Offering:
223,288,200 shares of common stock, assuming the exercise of warrants to purchase 54,577,408 shares of our common stock for which the underlying shares are included in this registration statement but not assuming the exercise of any other outstanding warrants or any options.

SELECTED CONSOLIDATED FINANCIAL DATA

On September 7, 2009 we changed our fiscal year from December 31 to September 30.  The following summary of our financial information for the 2009 transition period  and the nine months ended September 30, 2008 and the three months ended December 31, 2009 and 2008 has been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus .

Selected Income Statement Data:

	Six Months Ended		Nine Months Ended
	March 31,		September 30,
	2010	2009	2009	2008
	(unaudited)	(unaduted)		(unaudited)
Net revenues	$19,813,954	$14,126,928	$22,883,725	$27,069,776
Gross profit	2,160,479	712,209	1,916,067	2,463,314
Total operating expenses	1,947,076	849,932	2,035,387	1,475,232
Income (loss) from operations	213,403	(137,723)	(119,320)	988,082
Total other income (expenses)	185,018	(405,673)	(68,617)	(77,506)

Selected Balance Sheet Data:

	March 31, 2010	September 30, 2009
	(unaudited)
Working capital	$2,253,758	$2,878,476
Cash	$969,419	$1,721,231
Total current assets	$9,264,341	$8,095,099
Total assets	$16,162,186	$13,879,789
Total current liabilities	$7,010,583	$5,216,623
Total liabilities	$7,010,583	$5,216,623
Non-controlling interests	$5,361,377	$5,014,984
Total shareholders' equity	$9,151,603	$8,663,166

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

RISKS RELATED TO OUR COMPANY

WE ARE PAST DUE IN VARIOUS OBLIGATIONS AND WILL NEED TO RAISE CAPITAL TO SATISFY THESE AMOUNTS.

As of March 31, 2010,we have approximately $4.4 million of short term obligations coming due within the next 12 months and we do not have sufficient capital to pay these obligations.  Under the acquisition agreement with AoHong, we were required to provide an aggregate of $3,380,000 of capital between September 2007 and June 2009.  As of June 8, 2010 , $1,780,000 of this amount remains due to Mr. Aihua Hu, a member of our Board of Directors and AoHong’s CEO, and his wife Mrs. Ying Ye, who are the minority owners of AoHong.  Mr. Hu and Mrs. Ye have orally agreed to extend the payment date of this balance to on or before November 2, 2010.  In addition, we owe China Direct Industries, Inc. $400,000 during a promissory note which is due on June 30, 2010.  We will be required to raise additional capital to fund these obligations. We do not have any commitments to provide this additional capital and we cannot assure you that funds are available to us upon terms acceptable to us, if at all. Currently, our only sources of working capital are funds generated from our operations and the proceeds of the exercise of any of our outstanding warrants, provided that such warrants are exercised on a cash basis.  If the warrants are exercised on a cashless basis, we will not receive any proceeds upon the exercise.  Our cash generated from operations is necessary to fund our ongoing business and there are also no assurances that any of our outstanding warrants will be exercised on a cash basis, if at all. If we do not raise funds as needed, our ability to satisfy our obligations is in jeopardy. In this event, you could lose all of your investment in our company.

WE ANTICIPATE THAT WE WILL CONTINUE TO INCUR OPERATING LOSSES AND THERE ARE NO ASSURANCES THAT WE WILL REPORT PROFITABLE OPERATIONS IN FUTURE PERIODS.

We have incurred substantial operating and net losses since our inception through December 31, 2009. For the 2009 transition period, we reported net losses of $453,819, and at September 30, 2009, we had an accumulated deficit of approximately $17,650,606.  For the six months ended March 31, 2010, we reported net income of $340,371 and at March 31, 2010 we had an accumulated deficit of approximately $17,708,000. While AoHong's operations were historically profitable, there are no assurances we will  be able to continue to sustain increased operating margins, lower raw material costs, and/or reduced operating expenses so that to provide profits in future periods.  If we are not successful in our efforts to return to profitable operations, we will need to raise additional capital to fund not only our commitments but for our operating needs as well.  If we do not raise additional working capital as necessary, we could be forced to cease our operations.

OUR REVENUES DECLINED BECAUSE OF PRICING PRESSURE WHICH RESULTED IN A REDUCED GROSS MARGIN.  IF WE ARE UNABLE TO INCREASE OUR MARGINS WE MAY CONTINUE TO REPORT LOSSES IN FUTURE PERIODS.

During the 2009 transition period we experienced competitive pricing pressure causing us to lower our prices on average approximately 25%.  This led to reduced margins, an operating loss for the 2009 transition period compared positive operating income for both the comparable nine month period of 2008 as well as for the 12 months ended December 31, 2008.  This pricing pressure has continued into the first quarter of 2010.  If we are unable to increase of margins or cut operating costs we may continue to report losses in future periods.

WE MAY NOT BE ABLE TO RAISE ADDITIONAL FINANCING WHEN NECESSARY WHICH WILL ADVERSELY IMPACT OUR ABILITY TO EXECUTE OUR GROWTH STRATEGY AND FUND OUR ONGOING OPERATIONS.

Historically, our operations have been financed primarily through the issuance of equity. Capital is typically needed not only to fund our ongoing operations and to pay our existing obligations, but capital will be necessary to fund our anticipated growth. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses. We need to raise additional capital to satisfy our obligations to AoHong, to fund our ongoing operations, pay our existing obligations and for future growth of our company.  We cannot assure you that additional working capital is available to us in the future upon terms acceptable to us.  If we do not raise funds as needed, our ability to provide for current working capital needs and obligations to AoHong, grow our company, and continue our existing business and operations is in jeopardy. In this event, you could lose all of your investment in our company.

VOLATILITY IN RAW MATERIAL COSTS IMPACTS OUR OPERATING COSTS AND ADDS VARIABILITY TO EARNINGS.

During 2008, our raw material costs were higher overall than in 2007 as a result of shortages of supply and a disruption in supplies due to transportation and manufacturing restrictions imposed by the PRC as a result of the 2008 Beijing Olympics. While we had anticipated that these increases were temporary and our raw material costs would decrease to historic levels, during the 2009 transition period, our raw material costs did not return to previous levels. . When these costs increase, we are not always able to immediately raise selling prices and, ultimately, our ability to pass on underlying cost increases is greatly dependent on market conditions. Accordingly, our margins for the 2009 transition period declined and have remained at these reduced levels into the first quarter of 2010.  There are no assurances our raw material costs will decline and competitive conditions may prevent us from increasing our sales prices in 2010.  In addition, any future increases in these costs could further negatively impact our results of operations.

OUR SOLE EXECUTIVE OFFICER WHO SERVES AS OUR CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER DOES NOT HAVE ANY EXPERIENCE WITH U.S. PUBLIC COMPANIES.

In January 2009 we appointed Mr. Shaoyin Wang as our President, Chief Executive Officer and Chief Financial Officer. Mr. Wang is located in China and does not have any experience in managing a U.S. public company. In addition, Mr. Wang is not an accounting professional and does not have any experience in the application of U.S. generally accepted accounting principles or the rules and regulations of the Securities and Exchange Commission. While we believe that Mr. Wang’s professional experience will benefit our Chinese operations, we cannot assure you that his lack of experience with U.S. public companies will not result in greater professional and consulting expenses as we increase our reliance on third parties to assist us in meeting our reporting obligations under Federal securities laws which will adversely impact our results of operations in future periods.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY. WE MAY NOT HAVE READY ACCESS TO CASH ON DEPOSIT IN BANKS IN THE PRC.

Because all of our revenues are in the form of Renminbi (RMB), any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. Dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items.At March 31, 2010, we had approximately $1.0 million on deposit in banks in China which represented approximately 99% of our cash. We cannot be certain that we could have ready access to that cash should we wish to transfer it to bank accounts outside the PRC nor can we be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND THE LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Any future success is, to a certain extent, attributable to the management, sales and marketing, and operational expertise of Aihua Hu, Chief Executive Officer and a minority owner of Aohong, and Limin Yang, Chief Financial Officer of Aohong, who perform key functions in the operation of AoHong. While we are a party to an employment agreement with Mr. Hu, we are not a party to any employment or similar agreement with Ms. Yang. The loss of either of these individuals could have a material adverse effect upon our business, financial condition, and results of operations.

CERTAIN AGREEMENTS TO WHICH WE ARE A PARTY AND WHICH ARE MATERIAL TO OUR OPERATIONS LACK VARIOUS LEGAL PROTECTIONS WHICH ARE CUSTOMARILY CONTAINED IN SIMILAR CONTRACTS PREPARED IN THE UNITED STATES.

Our subsidiaries include AoHong which was organized under the laws of the PRC and all of its business and operations are conducted in China. We are a party to certain contracts related to those operations. While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain provisions which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses. Because these contracts omit these types of clauses, notwithstanding the differences in Chinese and U.S. laws we may not have the same legal protections as we would if the contracts contained these additional provisions. We anticipate that AoHong will likely enter into contracts in the future which will likewise omit these types of legal protections. While we have not been subject to any adverse consequences as a result of the omission of these types of clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, future events may occur which lead to a dispute under agreements which could have been avoided if the contracts were prepared in conformity with U.S. standards. Contractual disputes which may arise from this lack of legal protection will divert management’s time from the operation of our business and require us to expend funds attempting to settle a possible dispute. This possible diversion of management time will limit the time our management would otherwise devote to the operation of our business, and the diversion of capital could limit the funds we have available to pay our ongoing operating expenses.

AOHONG’S OPERATIONS ARE SUBJECT TO GOVERNMENT REGULATION. IF IT FAILS TO COMPLY WITH THE APPLICABLE REGULATIONS, ITS ABILITY TO OPERATE IN FUTURE PERIODS COULD BE IN JEOPARDY ..

AoHong is subject to various state and local regulations related to the distribution of chemicals. It is also licensed by the Shandong Bureau of Quality and Technical Supervision to distribute chemicals. While AoHong is in substantial compliance with all provisions of those registrations, inspections and licenses and have no reason to believe that they will not be renewed as required, any non-renewal by these authorities could result in the cessation of its business activities which would have a material adverse effect on our results of operations in future periods.

COMPLIANCE WITH ENVIRONMENTAL REGULATIONS CAN BE EXPENSIVE, AND NONCOMPLIANCE WITH THESE REGULATIONS MAY RESULT IN ADVERSE PUBLICITY AND POTENTIALLY SIGNIFICANT MONETARY DAMAGES AND FINES.

Our operations must conform to Industrial Chemical Control Law (ICCL) of People’s Republic of China, the Management Regulation of Chemical Industry Environmental Protection and rules for private (non-state owned) companies doing business in China, Regulations on the Safety Administration of Dangerous Chemicals, and we are subject to registration and inspection by The Ministry of China Chemical Industry with respect to the distribution of chemical products in China.  We are also required to comply with all national and local regulations regarding protection of the environment.  If we fail to comply with present or future environmental regulations, we may be required to pay substantial fines, suspend production or cease operations.  We use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately, the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations.

WE DO NOT HAVE VARIOUS BUSINESS INSURANCE COVERAGE WHICH IS COMMONLY CARRIED BY U.S. COMPANIES

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. AoHong does not have any business liability or disruption insurance coverage.  Accordingly, any business disruption or natural disaster may result in our incurring substantial costs and the diversion of our resources which would materially adversely impact our operations in future periods.

RISKS RELATED TO DOING BUSINESS IN CHINA

SUBSTANTIALLY ALL OF OUR ASSETS AND ALL OF OUR OPERATIONS ARE LOCATED IN THE PRC AND ARE SUBJECT TO CHANGES RESULTING FROM THE POLITICAL AND ECONOMIC POLICIES OF THE CHINESE GOVERNMENT.

Our business operations could be restricted by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a “socialist market economy” and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reform programs, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn result in a decline in the trading price of our common stock.

WE CANNOT ASSURE YOU THAT THE CURRENT CHINESE POLICIES OF ECONOMIC REFORM WILL CONTINUE. BECAUSE OF THIS UNCERTAINTY, THERE ARE SIGNIFICANT ECONOMIC RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA.

Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourages private economic activity. In keeping with these economic reform policies, the PRC has been openly promoting business development in order to bring more business into the PRC. Because these economic reform measures may be inconsistent or ineffective, there are no assurances that:

•	the Chinese government will continue its pursuit of economic reform policies;
•	the economic policies, even if pursued, will be successful;
•	economic policies will not be significantly altered from time to time; or
•	business operations in China will not become subject to the risk of nationalization.

We cannot assure you that we will be able to capitalize on these economic reforms, assuming the reforms continue. Because our business model is dependent upon the continued economic reform and growth in China, any change in Chinese government policy could materially adversely affect our ability to continue to implement our business model. China’s economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. Even if the Chinese government continues its policies of economic reform, there are no assurances that economic growth in that country will continue or that we will be able to take advantage of these opportunities in a fashion that will provide financial benefit to us.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH OUR CHINESE SUBSIDIARIES MUST CONDUCT OUR BUSINESS ACTIVITIES.

The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese subsidiaries.

FUTURE INFLATION IN CHINA MAY INHIBIT ECONOMIC ACTIVITY IN CHINA.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past 10 years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any actions by the PRC government to regulate growth and contain inflation could have the effect of limiting our ability to grow our revenues in future periods.

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD INTERRUPT OUR OPERATIONS.

A renewed outbreak of SARS or another widespread public health problem in China could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

▪	quarantines or closures of some of our offices which would severely disrupt our operations,
▪	the sickness or death of our key officers and employees, or
▪	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could result in a loss of revenues in future periods and could impact our ability to conduct the operations of our Chinese subsidiaries as they are presently conducted. If we were unable to continue the operations of our Chinese subsidiaries as they are now conducted, our revenues in future periods would decline and our ability to continue as a going concern could be in jeopardy. If we were unable to continue as a going concern, you could lose your entire investment in our company.

CHINESE LAWS AND REGULATIONS GOVERNING OUR CURRENT BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN. ANY CHANGES IN SUCH CHINESE LAWS AND REGULATIONS MAY HAVE A MATERIAL AND ADVERSE EFFECT ON OUR BUSINESS.

China’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of Chinese laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new Chinese laws or regulations may have on our businesses. If the relevant authorities find us in violation of Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation: levying fines; revoking our business and other licenses; requiring that we restructure our ownership or operations; and requiring that we discontinue any portion or all of our business.

FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

We are subject to the United States Foreign Corrupt Practices Act which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO THIS OFFERING

THE EXERCISE OF OUTSTANDING WARRANTS AND THE CONVERSION OF OUTSTANDING NOTES WILL BE DILUTIVE TO OUR EXISTING SHAREHOLDERS.

At June 3, 2010 we had 168,710,792shares of our common stock issued and outstanding and the following securities which are convertible or exercisable into shares of our common stock were outstanding:

•          61,350,113 shares of our common stock issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $0.04 to $0.35 per share; and

•          8, 500,000 shares of our common stock issuable upon exercise of outstanding options with exercise prices ranging from $0.08 to $0.20.

The exercise of these warrants or options may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing shareholders.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or NASDAQ, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our Board of Directors as we presently do not have any independent directors. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A “PENNY STOCK” WHICH CAN ADVERSELY AFFECT ITS LIQUIDITY.

As the trading price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

Securities and Exchange Commission regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

•	our ability to raise sufficient capital to satisfy our obligations,
•	continuing operating losses and lack of profitable operations,
•	pricing pressure which has decreased our gross margins,
•	the risk of doing business in the People's Republic of China ("PRC"),
•	our ability to raise capital as needed,
•	risks associated with the lack of experience of our sole officer with U.S. public companies,
•	volatility in raw material costs,
•	restrictions on currency exchange,
•	dependence on key personnel,
•	difference in legal protections under Chinese and U.S. laws,
•	enhanced government regulation,
•	compliance with environmental laws,
•	limited insurance coverage,
•	market overhang from outstanding warrants and options,
•	absence of corporate governance protections, and
•	the impact of the penny stock rules on the trading in our common stock.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

MARKET FOR COMMON EQUITY AND DIVIDEND POLICY

Our common stock is quoted on the OTCBB under the symbol CAAH. The reported high and low sales prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
2008
First quarter ended March 31, 2008	$0.12	$0.06
Second quarter ended June 30, 2008	0.76	0.04
Third quarter ended September 30, 2008	0.06	0.03
Fourth quarter ended December 31, 2008	0.03	0.01

2009
First quarter ended March 31, 2009	0.04	0.01
Second quarter ended June 30, 2009	0.03	0.01
Nine months transition period ended September 30, 2009	0.02	0.01

2010
First quarter ended December 31, 2009	0.03	0.01
Second quarter ended March 31, 2010	$0.03	$0.01

On June 8, 2010, the last sale price of our common stock as reported on the OTCBB was $0.02.  As of June 3, 2010, there were approximately 887 record owners of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition under Florida law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2010. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

March 31, 2010
(unaudited)
Longterm liabiliteis:	$-
Common stock, $0.001 par value, 500,000,000 shares authorized, 159,810,792 issued and outstanding	159,811
Additional paid-in capital	20,152,571
Statutory reserves	756,166
Accumulated deficit	(17,708,473)
Other comprehensive income	430,151
Total shareholders' equity	$3,790,226
Total capitalization	$3,790,226

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of the outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Overview

We sell and distribute assorted chemicals in China. The majority of our revenues are generated through the sale and distribution of liquid coolants. While our products can be employed in a variety of applications, we primarily sell and distribute refrigerants for use in air conditioning systems. We also sell and distribute chemical products used in the application of fire extinguishing agents, aerosol sprays, insecticides, and tetrahydrothiophene (“THT”).

All of our operations are conducted in China through our AoHong subsidiary. AoHong sells and distributes assorted chemicals. Our main product group is liquid coolants which are employed primarily as refrigerants in air conditioning systems. AoHong's operations are comprised of three basic functions:

•	Distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product.
•	Repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution; and
•	Custom mixing of various raw materials in accordance with customer specifications into a new product;

Our customers include manufacturers and retailers of air conditioning systems, refrigerators, automobiles, coolants, pharmaceuticals and chemicals.  AoHong distributes products within China to 16 provinces and districts including Liaoning, Jilin, Beijing, Xinjiang, Shangxi, Chongqing, Sichuan, Jiangsu, Zhejiang, Anhui, Guangdong, Hainan, Hong Kong and Taiwan. AoHong exports to countries such as Russia and Thailand.  In November 2008, we created AoHong Tianjin to expand our distribution channels to the Beijing region.

Discontinued Operations

Historically, our operations were related to the design, development, manufacture and sale of fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person’s identity. We never generated any significant revenues from these operations. Beginning in January 2007 our management began seeking a suitable target for a business combination in an effort to increase our revenues. In June 2007 we acquired a 56.08% interest in AoHong. In August 2007, we created a Toy Distribution segment when we acquired a 60% interest in Big Tree. We did not report any revenues from Big Tree during 2008. We found that we were unable to obtain appropriate financial information pertaining to its subsidiary, Jieyang Big Tree, for the purposes of consolidating those results with our financial statements in accordance with generally accepted accounting principles. This segment never commenced operations and we discontinued the segment in April 2008.  In 2008 we also discontinued our Biometrics segment, prior to then, revenues from AoHong represented in excess of 99% of our consolidated net revenues for the first nine months 2008 and fiscal 2008. In January 2009 we sold our historical operations related to the Biometrics segment to our former CEO and AoHong’s operations now represent all of our business and operations.

Critical Accounting Policies

A summary of significant accounting policies is included in Note 1 to the financial statements included elsewhere in this prospectus. We believe that the application of these policies on a consistent basis enables our company to provide useful and reliable financial information about our operating results and financial condition. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Inventories

Inventories are stated at the lower of average cost or market price and consist of row material and finished goods. An allowance is established when management determines that certain inventories may not be saleable.  If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, we will record reserves for the difference between the cost and the market value.

These reserves are recorded based on estimates. We review inventory quantities on hand and on order and record, on a quarterly basis, a provision for excess and obsolete inventory, if necessary. If the results of the review determine that a write-down is necessary, we recognize a loss in the period in which the loss is identified, whether or not the inventory is retained. Our inventory reserves establish a new cost basis for inventory and are not reversed until we sell or dispose of the related inventory. Such provisions are established based on historical usage, adjusted for known changes in demands for such products, or the estimated forecast of product demand and production requirements.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Useful Life
Building and improvements	20 Years
Manufacturing Equipment	10 Years
Office equipment and furniture	5-7 Years
Vehicle	5 Years

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Included in property and equipment is construction-in-progress which consists of one factory under construction and includes the costs of construction. No provision for depreciation is made on construction-in-progress until such time as the relevant assets are completed and ready for their intended use.

We have adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets.  We examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset.  The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue recognition

We apply paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  We recognize revenue when it is realized or realizable and earned less estimated future doubtful accounts.  We consider revenue realized or realizable and earned when all of the following criteria are met:

•           persuasive evidence of an arrangement exists,
•           the product has been shipped or the services have been rendered to the customer,
•           the sales price is fixed or determinable, and
•           collectability is reasonably assured.

The following policies reflect specific criteria for our various revenues streams:

•	We generate revenue from the sale of our products and records revenues from the sale of products when the goods are shipped, title passes, and collectability is reasonably assured.
•
Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectability of the related receivable is probable.

•	Revenue from the performance of services is recognized upon completion of the service.

Fair value of financial instruments

The carrying amounts reported in the balance sheets for cash, receivables, inventories and accounts payable approximate their fair market value based on the short-term maturity of these instruments

Recent Accounting Pronouncements

EITF Issue No. 07-5 (ASC 815), "Determining Whether an Instrument (or embedded Feature) is Indexed to an Entity's Own Stock" (EITF 07-5) was issued in June 2008 to clarify how to determine whether certain instruments or features were indexed to an entity's own stock under EITF Issue No. 01-6 (ASC 815), "The Meaning of "Indexed to a Company's Own Stock" (EITF 01-6) (ASC 815),. EITF 07-5(ASC 815), applies to any freestanding financial instrument (or embedded feature) that has all of the characteristics of a derivative as defined in FAS 133, for purposes of determining whether that instrument (or embedded feature) qualifies for the first part of the paragraph 11(a) scope exception. It is also applicable to any freestanding financial instrument (e.g., gross physically settled warrants) that is potentially settled in an entity's own stock, regardless of whether it has all of the characteristics of a derivative as defined in FAS 133 (ASC 815), for purposes of determining whether to apply EITF 00-19 (ASC 815). EITF 07-5(ASC 815) does not apply to share-based payment awards within the scope of FAS 123(R), Share-Based Payment (FAS 123(R) (ASC 718)). However, an equity-linked financial instrument issued to investors to establish a market-based measure of the fair value of employee stock options is not within the scope of FAS 123(R) and therefore is subject to EITF 07-5(ASC 815).

In January 2009, the FASB issued FSP EITF 99-20-1 (ASC 325), to amend the impairment guidance in EITF Issue No. 99-20 (ASC 325) in order to achieve more consistent determination of whether an other-than-temporary impairment (“OTTI”) has occurred. This FSP amended EITF 99-20 (ASC 325) to more closely align the OTTI guidance therein to the guidance in Statement No. 115 (ASC 320, 10-35-31). Retrospective application to a prior interim or annual period is prohibited. The guidance in this FSP was considered in the assessment of OTTI for various securities at December 31, 2008.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99”  which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98,  Classification and Measurement of Redeemable Securities .  We do not expect the adoption of this update to have a material impact on our consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value” , which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability.

The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  We do not expect the adoption of this update to have a material impact on our consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”, which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53,  Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock  and EITF Topic D-42,  The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock . We do not expect the adoption of this update to have a material impact on our consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.   This update represents a correction to Section 323-10-S99-4,  Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee . Additionally, it adds observer comment  Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees  to the Codification.  We do not expect the adoption to have a material impact on our consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)” , which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. We do not expect the adoption to have a material impact on our consolidated financial position, results of operations or cash flows.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

Results of Operations

 Three and Six Month Ended March 31, 2010 as Compared to the Three and Six Months Ended March 31, 2009

The following table provides selected financial data for the three and six months ended March 31, 2010 and 2009.

	For the Three Months Ended March 31,
	2010		2009
Net revenue	$8,555,365	100.0%	$6,229,192	100.0%
Cost of revenues	7,989,220	93.4%	5,742,090	92.3%
Gross profit	566,145	6.6%	487,102	7.7%
Operating expenses	755,049	8.8%	496,472	8.0%
Operatiing income (loss)	(188,904)	-2.2%	(9,370)	0.2%
Other income (expense)	630	-%	(86,531)	-1.4%
Net (loss) income	(222,135)	-2.6%	(203,951)	-3.3%
Net income(loss) attributable to China America Holdings, Inc.	(187,687)	-2.2%	(207,256)	-3.4%

	For the Six Months Ended March 31,
	2010		2009
Revenue	$19,813,954	100.0%	$14,126,928	100.0%
Cost of revenues	17,653,475	89.1%	13,414,719	94.8%
Gross profit	2,160,479	10.9%	712,209	5.0%
Operating expenses	1,947,076	9.8%	849,932	6.0%
Operating income (loss)	213,403	1.1%	(137,723)	1.0%
Other income (expense)	185,018	0.9%	(405,673)	2.9%
Net (loss) income	340,371	1.7%	(730,288)	5.2%
Net income(loss) attributable to China America Holdings, Inc.	(6,022)	0.0%	(669,368)	4.7%

Net Revenues

Our net revenues increased approximately 37% and 40% for the three and six months ended March 31, 2010, respectively, from the comparable periods in 2009.  Our net revenues for the three and six months ended March 31, 2010 increased due to a rebound in demand and pricing as our customers show signs of recovery from the global economic downturn experienced in the comparable periods of 2009.  The stronger demand and pricing in the current six month period compared to the first six months of 2009 is shown across multiple products with volume for F22-1 coolant up 4% and pricing up 10%, volume for F22 coolant up 9% and pricing up 54%, and volume for R134 coolant up 4% and pricing up 42%.  While the volume and pricing increases may not be sustained to the magnitude as seen in the current period, we expect these upward trends in net revenues to continue during the latter half of our fiscal year as our revenues have historically increased during our peak season from March through July.  Our customers include manufacturers of automobiles, refrigerators and air conditioners as well as distributors of coolants and demand for coolants increase in relationship with higher temperatures during the summer months.

AoHong generates all of its net revenues from the sale and distribution of assorted liquid coolants which are utilized in a variety of applications, and repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution.  During the three and six months ended March 31, 2010 and 2009, our net revenues were generated by the following activities:

	For the Three months ended March 31,		For the Six months ended March 31,
	2010	2009	2010	2009
Distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product	29%	37%	38%	43%
Sales of liquid coolants which had been purchased in bulk and repackaged into smaller qualities for resale	40%	56%	46%	50%
Custom mixing of various raw materials in accordance with customer specifications into a new product	31%	7%	17%	7%
Total	100%	100% %	100%	100%

Cost of revenues and gross profit

Cost of sales includes the cost of raw material, and applied manufacturing overhead for repackaging and custom mixing.  For the three and six months ended March 31, 2010, our cost of goods sold as a percentage of net revenues was approximately 93% and 89%, respectively compared to approximately 92% and 95% during the three and six months ended March 31, 2009, respectively. In addition to the increase in revenues between the periods, our gross profit margin percentage decreased to approximately 7% during the second quarter of 2010 as compared to approximately 8% during the second quarter of 2009 and increased to 11% during the first six months of 2010 compared to 5% during the comparable period of 2009.

Operating expenses

Our total operating expense increased approximately 52% and 129%, respectively for the three and six months ended March 31, 2010 from the comparable period in fiscal 2009 primarily as a result of the following:

•
Selling expenses of $910,000 during the first six months of fiscal 2010 increased $575,000 due to $447,000 increase in cleaning and storage expenses , 2009, $91,000 increase in selling-related shipping and freight, and a net $23,000 increase in travel, salaries, and meals and entertainment for our sales staff.

•
Consulting and investor relations expense (including related party consulting expense) of $260,000 and $443,000 during the second quarter and first six months of fiscal 2010 increased $160,000 and $277,000, respectively over the comparable periods of fiscal 2009.  These increases were due to increases in our consulting fees related to an accounting and management consulting agreement with China Direct Industries, Inc. entered into during the third quarter of fiscal 2009 and a public and investor relations agreement entered into during the current quarter.

•
Our compensation and related taxes of $74,000 and $133,000 during the second quarter and first six months of fiscal 2010 increased $21,000 and $39,000, respectively, over the comparable periods of fiscal 2009.  These increases are primarily due to higher commissions paid resulting from 40% increases in sales volume for both comparable periods.

•
General and administrative expenses of $182,000 during the second quarter of fiscal 2010 increased $60,000 due to a $35,000 net increase in travel, and meals and entertainment for the non-sales staff, and $26,000 increase depreciation and amortization of fixed assets and intangible assets due to additions to administrative fixed assets in Aohong Tianjin.

General and administrative expenses of $461,000 during the first six months of fiscal 2010 increased $206,000 due to a $77,000 increase depreciation and amortization of fixed assets and intangible assets due to additions to administrative fixed assets in Aohong Tianjin, and a $60,000 net increase in travel, and meals and entertainment for the non-sales staff, and a 35,000 increase in office expense.

As of March 31, 2010, we owed China Direct Industries, Inc. $437,694 which is included in Due to Related Parties.  Of this amount $97,000 was recognized as expense in the current quarter and includes $93,000 of stock-based compensation expense related to the current agreement with China direct Industries, Inc.  The balance of the expense includes amounts paid on our behalf by China Direct Industries, Inc., including approximately $125 of professional fees which is included in general and administrative expense and approximately $93,000 of consulting and investor relations expense, as well as approximately $4,000 of interest expense - related party.

Total other (expenses)

Total other income of $630 for the second quarter and $185,000 for the first six months of fiscal 2010 increased $87,000 compared to the second quarter of fiscal 2009 and increased $591,000 compared to the first six months of fiscal 2009.  These increases are primarily due to a $201,000 gain from bargain purchase price on the acquisition of Jinqian retroactively recognized in the first quarter of fiscal 2010.  In October 2009 the net assets of Jinqian were acquired for $73,000, the original registered capital of the entity.  We took control and assumed rights to receive the expected residual returns of Jinqian on October 1, 2009 and we have consolidated the entity with net assets of $274,000 as of that date.

During the second quarter of 2010 interest expense, including related party interest expense, decreased $586 due to lower average balance of notes payable and we did not repeat any loss from disposition of fixed assets compared to $62,000 loss in the comparable period of fiscal 2009.  For the first six months of fiscal 2010 interest expense, including related party interest expense, decreased $22,000 due to lower average balance of notes payable and we did not repeat either a loss from disposition of fixed assets or realized loss on sale of marketable equity securities compared to a $62,000 loss on disposal and $281,000 realized loss in the comparable period of fiscal 2009.

Discontinued operations

During the second quarter and first six months of 2010, loss from discontinued operations decreased by $81,250 and $174,560, respectively compared to the same period of fiscal 2009 due to the absence of the loss incurred as a result of the discontinuation of our Biometric segment in January 2009. We do not expect to incur additional expenses from discontinued operations in the current fiscal 2010.

Income tax expense

Income tax expense increased $7,000 during the second quarter of fiscal 2010 compared to the same period of fiscal 2009 and increased $46,000 during the first six months of fiscal 2010 compared to the same period of fiscal 2009 due to an overall increase in income generated in China for the first six months of fiscal 2010.  We did not generate significant revenues in the U.S. in any period presented and incurred corporate expenses and therefore have a net loss carry forward for U.S. income tax purposes.

Net (loss) income

Net loss during the second quarter of $222,000 increased $18,000 due to a $2.3 million increase in net revenues partially offset by a decrease in gross margin percentage to 7% a $259,000 increase in operating expenses.  Likewise, net income during the first six months of $340,000 increased $1.1 million due to a $5.7 million increase in net revenues along with an increase in gross margin percentage to 11% and a $201,000 gain on acquisition and absence of $281,000 realized loss on sale of marketable securities that was recognized in the comparable period of 2009, these increases were partially offset by $351,000 increase in operating expenses.  These results translate into a earnings per common share of $0.00 for all periods presented.

Net (loss) Income attributable to China America Holdings, Inc.

Net loss attributable to China America Holdings, Inc. totaled $188,000 for the second quarter of fiscal 2010, a decrease of $20,000 compared to net loss of $207,000 for the three months ended March 31, 2009. Net loss attributable to China America Holdings, Inc totaled $6,000 for the six months ended March 31, 2010, a decrease of $663,000 compared to net loss of $669,000 for the same period of 2009. These amounts reflect the attribution of 43.92% of net loss and incomes derived from Aohong in the amounts of ($34,000) and $346,000, respectively, to the noncontrolling interest holders for the second quarter and the six months ended March 31, 2010 while absorbing 100% of the corporate expenses in our consolidated financial statements.

Unrealized Foreign currency translation gain and Comprehensive loss

The functional currency of our subsidiary operating in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements of our subsidiary is translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses. As a result of these translations, which are a non-cash adjustment, we reported an unrealized foreign currency translation gain of $1,579 for the current quarter and $5,266 for the comparable period in fiscal 2009. Also, we reported a translation gain of $2,042 for the first six months of fiscal 2010 and $17,679 for the comparable period in fiscal 2009.  Additionally, during the first six months of fiscal 2009 we recorded an unrealized gain on marketable equity securities of $157,727 which was not replicated during the comparable current period.  These non-cash gains had the effect of increasing our reported comprehensive income.

Nine Month Transition Period Ended September 30, 2009 as Compared to the Nine Months Ended September 30, 2008 (unaudited)

Net Revenues and Cost of Sales

During the 2009 transition period, net revenues decreased 15% as compared to the first nine months of fiscal 2008.  Unit sales of the chemicals we manufacture and distribute increased, but lower prices as a competitive pricing pressure caused our overall revenue to decrease during the period. Cost of sales for the 2009 transition period decreased 15% as compared to the first nine months of fiscal 2008.  Cost of sales includes the cost of raw material, and applied manufacturing overhead for repackaging and custom mixing.  During the 2009 transition period, our cost of sales as a percentage of net revenues was approximately 92% an increase of approximately 1% over the first nine months of fiscal 2008, and relatively consistent with the twelve months of fiscal 2008.  The 1% increase over the same period in fiscal 2008 is primarily due to competitive pricing pressure on our net revenues.  Further, we expected costs of sales to decrease during the 2009 transition period as the prior year cost of sales increased due to a temporary shortage of raw materials resulting from business interruptions due to the 2008 Beijing Olympics and Paralympics.  Instead, cost of sales remained comparably higher along with prior year as depreciation expense applied to the cost of sales increased 50% resulting from new fixed asset installations of mixing and storage containers.  We expect the new equipment to lead to efficiencies in our manufacturing and storage operations and expect cost of sales to decrease as a percentage of net revenues.

The following table provides certain financial data on each of our operating segments.

	Nine months ended September 30
	2009	2008
		(unaudited)
Revenue	$22,883,725	$27,069,776
Cost of revenues	20,967,658	24,606,462
Gross profit	1,916,067	2,463,314
Gross profit margin	8.4%	9.1%
Operating Expenses	2,035,387	1,475,232
Operating Expenses as a percentage of revenues	8.9%	5.4%
Operating loss	$(119,320)	$988,082
Operating margin	-0.5%	3.7%

During 2009 transition period, approximately 30% of our net revenue were from the sales of liquid coolants which had been purchased in bulk and repackaged into smaller qualities for resale, approximately 5% were from custom mixing of various raw materials in accordance with customer specifications into a new product, and the remaining approximate 65% of our net revenues were from distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product.

During 2009 transition period and first nine months of 2008, a significant portion of our volume, approximately 21% and 32% , respectively, were derived from manufacturers, including automobile, air conditioners and refrigerator manufacturers, As a result, historically AoHong has witnessed a seasonal surge in demand for refrigerant products from March to July.

Total Operating Expenses

Total operating expenses increased 38% during the 2009 transition period as compared to the first nine months of fiscal 2008. Included in this change are the following:

•
Selling expenses were approximately 3% of net revenues for the 2009 transition period as compared to approximately 2% for the first nine months of 2008. The increase in selling expenses as a percentage of sales was attributable to a 65% increase in travel as our sales force has expanded their sales area focus outside of Shanghai in response to increased competition in the area and to satisfy demand in other regions;

•
Consulting and investor relations expense (including related party consulting expense) increased approximately 20% for the 2009 transition period compared to the same period in fiscal 2008 which is attributable to an increase in stock-based consulting expense. During the 2009 transition period, we issued an aggregate of 15,000,000 shares of common stock valued at $289,000 to China Direct Investments, Inc. as compensation under the April 2009 agreement.  We also paid $28,966 to multiple third party consultants in China for legal and accounting services.

•
Compensation and related taxes increased by approximately 66% during the 2009 transition period compared to the same period in fiscal 2008.  This increase was mainly due to a grant of an option to purchase 1,000,000 shares of our common stock valued at $80,195 which were granted to Mr. Aihua Hu under the terms of his June 2007 employment agreement.  While this expense was not recorded until the current 2009 transition period, we have determined that this accounting error was not material to our financial statements, did not necessitate a restatement of prior periods, and was appropriately expensed in the current period; also salaries and employee benefits increased 17% during the 2009 transition period compared to the same period in fiscal 2008 due to increases necessary to retain our trained staff.

•
General and administrative expenses increased approximately 75% during the 2009 transition period compared to the same period in fiscal 2008.  The approximately $280,000 increase is primarily due to an approximately $347,000 increase in bad debt expense compared to a recovery of bad debt in the prior period.  We recorded $176,000 in bad debt expense during the 2009 transition period, the impact of the current period expense is magnified as compared to a $171,000 recovery of bad debt recorded during the first nine months of fiscal 2008.  In the prior period we recorded a one-time bad debt recovery of $171,292 related to the collection of accounts receivables previously written off.  We estimate bad debt expense primarily based on age of outstanding receivables.  As a result of the current period bad debt analysis including an aging of customers’ outstanding balance and consideration of qualitative factors related to the impact of the global economic crisis, we increased our allowance for bad debt to $175,701.  This increase in general and administrative expense was partially offset by an approximately $54,000 decrease in non-sales related travel, meals, and entertainment.

We expect operating expenses to remain consistent as a percentage of net revenues during the upcoming fiscal year.

Total Other Income (Expenses)

Total other expense decreased approximately 11% during the 2009 transition period compared to the same period in fiscal 2008. Included in this change is a decrease in interest expense of $21,581 relating to debt obligations of AoHong due to lower interest rates on outstanding notes payable and decrease in realized loss on sale of marketable equity securities of $45,008 related to a one-time transaction during the 2008 period partially offset by an increase in loss on disposition of property and equipment of $63,453 as we disposed of this equipment at a price less than book value.  Also, we had other income of $34,698 during the 2009 transition period made up primarily of forgiveness of a $20,000 loan from a former member of our Board of Directors, Mr. Dore Perler.

Discontinued operations

Loss from discontinued operations results from the discontinuation of our Biometric segment in January 2009 and our sale of Big Tree in April 2008. We do not expect to incur additional expenses from discontinued operations in the upcoming fiscal 2010.

Net Loss

Net loss during the 2009 transition period of $362,051 is a decrease of $764,028 compared to net income during the first nine months of fiscal 2009 of $401,977.  This translates into a net loss per common share of $0.00 for all periods presented.

Net loss attributable to China America Holdings, Inc.

Net loss attributable to China America Holdings increased $354,773 as a result of attributing 49% of net income derived from Aohong in the amounts of $91,768 and $501,023 for the 2009 transition period and first nine months of fiscal 2008, respectively, to the noncontrolling interest holders and absorbing 100% of the corporate expenses resulting from the responsibilities of being a public entity.

Comprehensive Income

As a result of the translations of RMB into U.S. dollars, which are a non-cash adjustment, we reported an unrealized foreign currency translation gain of $22,253 for the 2009 transition period and $403,604 for the first nine months of fiscal 2008. This non-cash gain had the effect of reducing our reported comprehensive loss. During the 2009 transition period total comprehensive loss was $339,798 and comprehensive loss attributable to China America Holdings, Inc. was $441,340 compared to the first nine months of fiscal 2008 with total comprehensive income of $647,854 and comprehensive loss attributable to China America Holdings, Inc. of $51,171.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate adequate amounts of cash to meet its needs for cash. The following table provides certain selected comparative financial information from our balance sheets at March 31, 2010 and September 30, 2009.

	March 312010	September 30, 2009	Increase (Decrease)%
Working capital	$2,253,758	$2,878,476	$(624,718)	-21.7%
Cash	969,419	1,721,231	(751,812)	-43.7%
Total current assets	9,264,341	8,095,099	1,169,242	14.4, %
Total assets	16,162,186	13,879,789	2,282,397	16.4%
Total current liabilities	7,010,583	5,216,623	1,793960	34.4%
Total liabilities	$7,010,583	$5,216,623	$1,793,960	34.4%

We maintain cash balances in the United States and China. At March 31, 2010 and September 30, 2009, bank deposits by geographic area, were as follows:

	March 31, 2010		September 30, 2009
China	$965,092	99.55%	$1,721,002	99.99%
United States	4,327	0.45%	229	0.01%
Total cash and cash equivalents	$969,419	100.00%	$1,721,231	100.00%

A substantial portion of our cash balance, $965,000 at March 31, 2010, is in the form of RMB held in bank accounts at financial institutions located in the PRC. Cash held in banks in the PRC is not insured. The value of cash on deposit in China at March 31, 2010 has been converted based on the exchange rate as of March 31, 2010.  In 1996, the Chinese government introduced regulations, which relaxed restrictions on the conversion of the RMB; however restrictions still remain, including but not limited to restrictions on foreign invested entities. Foreign invested entities may only buy, sell or remit foreign currencies after providing valid commercial documents at only those banks authorized to conduct foreign exchanges. Furthermore, the conversion of RMB for capital account items, including direct investments and loans, is subject to PRC government approval. Chinese entities are required to establish and maintain separate foreign exchange accounts for capital account items. We cannot be certain Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions. Accordingly, cash on deposit in banks in the PRC is not readily deployable by us for purposes outside of China.

The following table provides certain comparative information on the changes in our total assets and total liabilities at March 31, 2010 from September 30, 2009:

	March 31, 2010	September 30, 2009	Increase (Decrease)%
Accounts receivable, net	$2,673,153	$2,782,814	$(109,661)	-3.9%
Notes receivable	588,007	829,890	(241,883)	-29.1%
Inventories, net	2,455,472	2,165,567	289,905	13.4%
Prepaid expense and other	2,326,844	552,460	1,774,384	321.2%
Restricted cash	1,287,284	877,501	409,783	46.7%
Property and equipment, net and land use rights	4,760,942	4,049,285	711,657	17.6%
Other assets	29,256	29,250	6	0.0%
Notes payable	4,443,133	3,436,290	1,006,843	29.3%
Accounts payable and accrued expenses	753,252	893,391	(140,139)	-15.7%
Advances from customers	767,204	199,905	567,299	283.8%
Taxes payable	492,375	458,570	33,805	7.4%
Due to related parties	$554,619	$228,467	$326,152	142.8%

Our working capital decreased $625,000 to $2.3 million at March 31, 2010 primarily attributable to an increases in notes payable of $1 million, due to related party of $326,000, and advances from customers of $567,000, and decreases in cash of $752,000, accounts receivable of $110,000, and notes receivable of $242,000 partially offset by increases in prepaid expenses and other current assets of $1.8 million, and inventory of $290,000 and a decrease in accounts payable of $140,000.

At March 31, 2010, our accounts receivable were $2.7 million which is net of an allowance for doubtful accounts of $176,000.  We believe that our collection remains strong and that our reserve for bad debts reflects the risk of nonpayment by our customers.  Our days sales outstanding decreased to 30 days during the current quarter compared to 46 days for the comparable quarter in fiscal 2009 and decreased to 26 days during the first six months of fiscal 2010 compared to 61 days for the comparable quarter of fiscal 2009 due to better collection efforts.

At each of March 31, 2010 and September 30, 2009 notes receivable represented amounts due from customers for the purchase of finished goods. These obligations are similar to accounts receivable.  The balance at March 31, 2010 represents amounts which become due between April 2010 and December 2010. Based upon historical experience with these customers, AoHong anticipates that the balance of these notes receivable will be paid in accordance with each of their respective terms.

At Marc h 31, 2010, inventories increased $290,000 from September 30, 2009; this increase is primarily attributable to gradual build-up of inventory during the summer months to satisfy higher demand of coolants in the summer with inventory levels decreasing during the winter months.

At March 31, 2010, prepaid expenses and other current assets increased $1.8 million from September 30, 2009.  These amounts consist primarily of deposits made on construction in progress of our Tianjin facility, prepayments to vendors for ordered goods that have not been shipped, and other prepaid expenses such as insurance and deposits for marketing and sales meeting facilities.  The amount is made up of $2.1 million in prepayments to vendors for future delivery of inventory in anticipation of an increase in seasonal demand and $261,000 in deposits on construction of manufacturing facilities in Tianjin City.

Notes payable at March 31, 2010 increased $997,000 from September 30, 2009.  Included in notes payable at March 31, 2010 was:

•
$2,779,362 due by AoHong to banks for bank acceptance notes which are similar to factored receivables in that AoHong assigned the receivable from its customer to a bank and received cash in an amount equal to the full amount of the receivable.  Associated to these notes are restricted cash of $1,287,284 which remains on deposit at the bank to secure the advance, the bank acceptance payable is satisfied by AoHong at the time its customer pays the receivable, if the customer does not pay the receivable, AoHong is still liable for the payable to the bank;

•
$863,065 due to Industrial and Commercial Bank of China with maturities on May 20, 2010 and July 20, 2010 with an interest rate of 5.103% the proceeds from these loans were used for inventory purchases and will be repaid with the receivables related to the sale of inventory.

•
$365,706 due to Country Commercial Bank due on October 9, 2010 with interest rates at 5.841% the proceeds from these loans were used for inventory purchases and will be repaid upon collection of the receivables related to the sale of inventory.

•
$25,000 attributable to our Biometrics segment and represents the remaining principal amount due under notes issued by us in a 2003 private placement, this amount is due on demand with an interest rate of 10% per annum, and

•	$410,000 due to China Direct Industries, Inc. on June 30, 2010 with an interest rate of 4% per annum.

At March 31, 2010, accounts payable and accrued expenses decreased $140,000 from September 30, 2009. This decrease is primarily due to timing differences of payments made against payables and new orders placed during the ordinary course of business.

At March 31, 2010, advances from customers increased $567,000 from September 30, 2009. Advances from customers represent deposits on orders we require before we shipped goods to our customers, this increase is mainly due to an increase in orders during the three months ended March 31, 2010.

At March 31, 2010, taxes payable increased $34,000 from September 30, 2009.  This increase is primarily due to the larger provision for income tax during the current period due to higher net income in AoHong.

Due to related parties at March 31, 2010 represents amounts loaned to AoHong by China Direct Industries, Inc. and Mr. Aihua Hu, Chief Executive Officer of AoHong and a member of our Board of Directors, and members of his family for working capital purposes. Approximately $319,000 in professional fees representing legal, auditing, public and investor relations fees have been paid by China Direct Industries, Inc. on our behalf and in addition to a $410,000 note payable – related party as previously described and associated accrued interest of $26,000.  Additionally, China Direct Industries, Inc. provides accounting and management consulting services for which we have accrued $93,000.  We owe Mr. Hu and members of his family $117,000.  The note payable – related party has maturities of $400,000 due on June 30, 2010 and $10,000 due on February 17, 2011.  All other amounts are due on demand and accrue no interest.

Historically, we have financed our growth and cash requirements through equity investments and debt and equity financing.  We do not currently have any material commitments for capital expenditures other than that which will be necessary to complete the new manufacturing facility in Tianjin City.  We plan to continue construction of a manufacturing distribution facility for AoHong Tianjin and complete the project during fiscal 2010 dependent upon obtaining sufficient funding. The cost of the project is estimated at approximately $2.9 million and we anticipate will be funded by current operations and bank loans.  While we do not anticipate problems obtaining financing for this project, given the recent changes to lending standards in China, we are uncertain as to our ability to secure necessary financing.  An inability to secure financing would delay the completion of this facility.

As described elsewhere herein, we have a total of $4.4 million of short term obligations and amounts payable on demand which become due within the next 12 months.  Under the terms of the June 27, 2007 Membership Interest Purchase Agreement entered into among us, AoHong, Aihua Hu and Ying Ye, we are required to contribute an aggregate of $3,380,000 of capital to AoHong between September 2007 and June 2009 in addition to the issuance of 12,500,000 shares of its common stock to Aihua Hu. The 12,500,000 shares were previously issued and as of February 13, 2010, $1,780,000 of the cash contribution obligation remains due to AoHong.  AoHong has orally agreed to extend the payment date of this balance to on or before November 2, 2010.

Consequently, we will be required to raise substantial additional capital to meet these obligations. We do not have any commitments to provide this additional capital and we cannot assure you that funds are available to us upon terms acceptable to us, if at all.  Currently, our cash is not sufficient to fund our operations or for all of our capital needs and we will need to raise additional capital to satisfy these obligations. Given the current uncertainties in the capital markets, there can be no assurance that we can raise capital on suitable terms, if at all. There are also no assurances that any of our outstanding warrants will be exercised on a cash basis, if at all. If we are unable to satisfy our contractual commitments to AoHong, our operations in future periods could be adversely impacted and we could lose all of our investment in AoHong. In addition, if we are unable repay the note due to banking institutions or China Direct Industries, Inc., these entities could declare a default and would be entitled to pursue collection of the obligation. If we are unable to obtain the financing necessary to pay the obligations as they become due and support our operations, we may be unable to continue as a going concern. In that event, we may be forced to cease operations and our shareholders could lose their entire investment in our company.

Cash Flow Activities

For the six months ended March 31, 2010, we used $922,000 of cash in operating activities from continuing operations. We used cash to fund $1.7 million in prepayments and other current assets and used $495,000 to pay down accounts payable and fund the increase in taxes receivable. These uses of cash were partially offset by net income of $340,000 and non-cash adjustments to net income of $287,000, decreases in accounts and notes receivable of $352,000, and an increase in advances from customers of $567,000.

For the six months ended March 31, 2009, we received $2.7 million of net cash provided in operating activities from continuing operations.  Cash received from an increase of $969,000 in accounts payable, decrease of $498,000 in inventory, decrease of $848,000 in prepaid expenses and increase of $307,000 in advances from customers.  This inflows were partially offset by our net loss of $730,000 and pay-down of $98,000 of taxes payable and an increase of $48,000 in notes receivable.

During the 2009 transition period, net cash provided by operating activities from continued operations amounted to $1,188,097. We used cash to fund our net loss from continued operations of $362,051 as well as for an increase in inventory of $441,279, a decrease in advances from customer of $225,283, and a reduction in accounts payable and accrued expenses of $65,821. These uses of cash were offset by net non-cash adjustments to net loss of $877,282, decreases in accounts receivable of $828,158, a decrease in advances on purchases, and a decrease in notes receivable of $276,935.

For the first nine months of September 30, 2008, net cash used in operating activities amounted to $971,438. We used cash to fund our net loss of $401,977 as well as for an increase in inventories of $1,353,039 and advances on purchases of $912,120, and a decrease in accounts payable and accrued expenses of $110,397. Cash used was offset cash provided by a decrease in accounts receivable of $165,058, by decreases of $245,239 in other assets, an increase in taxes payable of $502,654, and an increase in advances from customers of $56,510 as well as an net add-back of $141,172 for non cash expenses including stock-based compensation of $10,400, contributed services of $110,000, and depreciation and amortization of $221,061, from the non-cash impact of the change in allowance for doubtful accounts of $199,385.

For the six months ended March 31, 2010, net cash used in investing activities was $660,000 and was attributable to the purchase of property and equipment of $920,000, which included the acquisition of manufacturing equipment for our Aohong Tianjin facility, this amount was partially offset by the decrease in prepaid construction for the Tianjin facility of $217,000 which was reclassified to fixed assets upon delivery of the equipment and cash acquired from acquisition of $42,000

For the six months ended March 31, 2009, net cash used in investing activities was $713,000 and was attributable to the deposit on land use rights of $748,000, offset by proceeds from the sale of marketable equity securities of $35,000.

During the 2009 transition period, net cash used in investing activities $1,369,560 and was attributable to the purchase of property and equipment of $971,184, which included the acquisition of manufacturing equipment for our Shanghai facility, and $393,095 in prepaid construction for the Tianjin facility.  The deposit on land use rights of $745,574 was reclassified as an actual purchase of land use rights as we obtained such rights during the current period.

During the first nine months of fiscal 2008, net cash used in investing activities was $1,607,759 and was attributable to the purchase of property and equipment of $1,637,013, which included the acquisition of manufacturing equipment for our newly completed facility, offset by proceeds from the sale of marketable equity securities of $29,254.

For the six months ended March 31, 2010, net cash provided by financing activities was $830,000. We received net proceeds of $996,000 from notes payable and $243,000 from related party advances, which were offset by an increase in restricted cash of $410,000.

For the six months ended March 31, 2009, net cash used by financing activities was $1.2 million. We paid off $890,000 in notes payable, repaid $164,000 to related party for prior advances, and contributed $180,000 to restricted cash.

During the 2009 transition period, net cash used in financing activities was $255,270.  We received net proceeds of $426,744 from notes payable and $19,483 from related party advances, which were offset by an increase in restricted cash of $701,497.

        During the first nine months of fiscal 2008, net cash provided by financing activities was $1,741,718.  We received net proceeds of $1,784,811 from notes payable and $15,276 from related party advances, which were partially offset by an increase in restricted cash of $58,369.

As a result of the above, net cash increased by $1,721,231 during the six months ended March 31, 2010 as compared to a net cash increase of $1,090,753 during the comparable period of fiscal 2009, and net cash decreased by $507,224 during the 2009 transition period, which included $4,884 which was the effect of the exchange rate on our cash, as compared to a net cash decrease of $921,727 during the first nine months of 2008.

Off-Balance Sheet Arrangements

Under Securities and Exchange Commission regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

•          Any obligation under certain guarantee contracts;

•          Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;

•          Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in shareholder’s equity in our statement of financial position; and

•          Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

OUR BUSINESS

We sell and distribute assorted chemicals in China through our AoHong subsidiary and its subsidiary companies. The majority of our revenues are generated through the sale and distribution of liquid coolants. While our products can be employed in a variety of applications, we primarily sell and distribute refrigerants for use in air conditioning systems. We also sell and distribute chemical products used in the application of fire extinguishing agents, aerosol sprays, insecticides, and tetrahydrothiophene (“THT”).

Our main product group is liquid coolants which are employed primarily as refrigerants in air conditioning systems. AoHong's operations are comprised of three basic functions:

•	Distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product
•	Repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution;
•	Custom mixing of various raw materials in accordance with customer specifications into a new product;

Our customers include manufacturers and retailers of air conditioning systems, refrigerators, automobiles, coolants, pharmaceuticals and chemicals. In the 2009 transition period, approximately 65% of our net revenues were from the distribution of bulk quantities, approximately 30% of our net revenues were derived from our repackaging business, approximately 5% of our net revenues were generated from the sale of custom made chemical compounds. Approximately 80% of our products are utilized domestically while the balance is typically exported.

AoHong distributes products within China to 16 provinces and districts including Liaoning, Jilin, Beijing, Xinjiang, Shanxi, Chongqing, Sichuan, Jiangsu, Zhejiang, Anhui, Guangdong, Hainan, Hong Kong and Taiwan. AoHong exports to countries such as Russia and Thailand.

A significant portion of our volume, approximately 21%, and 32% in the 2009 transition period and 2008, respectively, were derived from automobile, refrigerator manufacturers and air conditioning manufacturers; as such, historically we have witnessed a seasonal surge in demand for refrigerant products from March to July. AoHong utilizes a purchase order system for orders; generally we enter into supply agreements with major customers, which outline annual demand. Typically we deliver product within 15 to 30 days from the time an order is placed. We generally offer customers terms of net 60 days to net 90 days.

Two customers, Shanghai 3F New Materials Co., Ltd., Hangzhou Fuming Refrigeration Co., Ltd., and Shandong Huafu Chemical Co., Ltd., represented 18% and 13%, respectively, of our net revenues respectively in the 2009 transition period.

In November 2008, AoHong founded AoHong (Tianjin), a wholly-owned subsidiary, which will serve as a second production base that repackages liquid coolants in assorted cylinder tanks and mixes various raw materials to produce new products as well as accommodates all liquid coolants distributed in the north part of China. We anticipate that construction of this facility for AoHong (Tianjin) will be completed during the first half of 2010. We have invested over $4.4 million in Phase One of this facility funded by current operations and bank loans.

Product Offerings

Following are a list of products sold by our company:

PRODUCT	STRUCTURAL FORMULA	APPLICATION
R12	CC12F2	Refrigerant, fire extinguishing agent, insecticide and spray, etc.
R22 Difluorochloro Methane	CHCLF2	Compressor for industrial and residential air conditioning systems; insecticides, painting spray and fire extinguishing agent
R134A	CH2FCF3	Refrigerant, common in automobile air conditioners and refrigerators
R410A	CH2F2/CF3CHF2	Refrigerant, substitute for R22
THT (Scentinel)	(CH2)4S C4H8S	Clear, colorless liquid with a strong unpleasant odor. Due to its smell, tetrahydrothiophene is occasionally used as an odorant in natural gas

During the 2009 transition period, R22, R134A, and R22-1 represented approximately 43%, 22%, and 20% of our net revenues, respectively. The chemicals, R22, R134A, and R22-1 are coolants which are generally used as refrigerants in a variety of air conditioning systems.

AoHong focuses on the sale and distribution of environmentally friendly products. AoHong seeks to emerge as a leader in the sale and distribution of environmentally friendly coolants within China. Approximately 22% and 21%, respectively, of  our net revenues for the 2009 transition period and during  2008, respectively were derived from environmentally friendly products.

_________________________
1 http://www.roap.unep.org/press/NR08-03.html
2 http://www.china.org.cn/english/MATERIAL/215641.htm

Environmentally friendly products offered by us include:

Product	Structural Formula	Application
R134A	CH2FCF3	Refrigerant, common in automobile air conditioners and refrigerators
R600A	CH3(CH3) CHCH3	Refrigerant
R404A	CF3CHF2/CH3CF3/CF3CH2F	Refrigerant, substitute for R22
R407C	CH2F2/CF3CHF2/CF3CH2F	Refrigerant, substitute for R22
R410A	CH2F2/CF3CHF2	Refrigerant, substitute for R22
R142B	CCIF2CH3	Refrigerant

Sales and Marketing

We employ nine full time sales persons. ] We also employ two part-time sales persons, with one sales person dedicated to covering the Shandong Province and the other sales person dedicated to covering the Sichuan Province. These two sales persons travel frequently to these provinces. Full time sales persons are compensated with base salary and commission, and part-time sales persons are hired on a contractual basis under a commission only compensation structure. Sales persons earn a sales commission based on net profit generated in excess of a predetermined benchmark. The base salary, profit benchmark and commission percentage vary across products. We also market and promote our products through a variety of venues, including industry trade shows, online advertising, marketing literature, and referrals.

Suppliers and Availability of Raw Materials

We purchase products from a variety of sources, including:

[Missing Graphic Reference]
During the 2009 transition period, approximately 70% of the coolant products we sold and distributed were supplied by JiangSu MeiLan Chemical Co., Ltd. as compared to approximately 80% of the supply in 2008. Also in 2009, approximately 12% and 10% of the coolant products we sold were supplied by Sinochem Taichang Chemical Industry Park and Sinochem Modern Environmental Protection Chemicals (Xi’an) Co., Ltd., respectively.  We have had a relationship with these companies since 2003. We are also a supplier of liquid coolants manufactured by Chevron Phillips Chemical (China) Co., Ltd., (since 2003) and Daikin Chemical International Trading (Shanghai) Co., Ltd. (since 2005).

We generally inventory a one month supply of liquid coolants. We utilize disposable steel cylinders to store various gases or liquids purchased in bulk quantities. These cylinders come in 30 pound and 50 pound capacity and meet the standards of European and U.S. markets. Generally 90% of our net revenues are generated from current customers.  We can estimate customer demand and maintain inventory levels in accordance with the anticipated orders from these customers. Utilizing our warehouse space, we generally increase our inventory levels during our off-peak season which enables us to offer shorter delivery times and in some cases better pricing during our peak selling season. Terms offered by our suppliers are generally net 60 days.

We believe we will have access to sufficient quantities of the coolant products we sell and distribute to meet our needs for the foreseeable future.  We have not experienced shortages of raw material in 2009.

Competition

The market for the sale of liquid coolants in China is very competitive. There are approximately 13 coolant distributors operating within China, of which we estimate approximately four or five are large companies and the remaining eight to nine are smaller companies. Our principal competitors include:

Competitors	Background
Zhejiang Ju Hua Co., Ltd.	Manufacturer for R22, R134a
Shandong Dongyue Chemical Co., Ltd.	Manufacturer for R22, R134a
Beijing Jinxing Jiaye Chemical Co., Ltd.	Packaging company

We believes we differentiate our company from our competitors through our ability to accommodate a variety of orders in the form of repacking, combining, or distributing products and our warehouse capacity enables us to meet customer demand on short notice.

Intellectual Property

We do not claim any intellectual property rights with respect to the name AoHong.  We have obtained the rights to the domain names www.chinaamericaholdings.com, www.china-aohong.com and www.caah.us. As with telephone numbers, we do not have and cannot acquire any property rights in an Internet address. We do not expect to lose the ability to use these Internet addresses; however, there can be no assurance in this regard and the loss of either of these addresses could materially adversely affect our future business financial condition and results of operations.

Government Regulations

Our operations must conform to Industrial Chemical Control Law (ICCL) of People’s Republic of China, The Management Regulation of Chemical Industry Environmental Protection and rules for private (non-state owned) companies doing business in China, and Regulations on the Safety Administration of Dangerous Chemicals. We are also subject to registration and inspection by The Ministry of China Chemical Industry with respect to the distribution of chemical products in China.  We are licensed by the Shanghai Government for the distribution of chemical products. The applied regulations associated with inspection including Principles for Gas Cylinder Safety Supervision, Safety Inspection Regulations for Gas Cylinders, and Regulations on Safety Supervision over Special Equipment.

As the Chinese government fills its pledge to gradually phase out ozone depletion containment, we believe our product offerings will be in compliance with the regulations that favor environmentally friendly products. These regulations are issued by State Ministry of Environmental Protection, National Development and Reform Commission, Ministry of Commerce, General Administration of Customs, and General Administration of Quality Supervision, and Quarantine. In general, we believe our operations conform to Production Safety Law of People’s Republic of China that specifies the mandatory measures to ensure production safety and emergency management and rescue. We also need to conform to Labor Law of the People's Republic of China.

AoHong holds various certifications related to its operations, including:

•	Environmental Management System ISO14001: 2004 certificate;
•	ISO9001:2000 quality system certificate;
•	OQS Certificate that conforms to ISO/TS 16949 (international quality management certificate for the automotive industry);
•	Gas Cylinder Filling Certificate; and
•	Operating License for Hazardous Chemicals.

Doing Business in the PRC

Despite efforts to develop the legal system over the past several decades, including but not limited to legislation dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, the PRC continues to lack a comprehensive system of laws. Further, the laws that do exist in the PRC are often vague, ambiguous and difficult to enforce, which could negatively affect our ability to do business in China and compete with other companies in our industry.

As a U.S. based company doing business in China, we seek to comply with all PRC laws, rules and regulations and pronouncements, and endeavor to obtain all necessary approvals from applicable PRC regulatory agencies such as the MOFCOM, the State Assets Supervision and Administration Commission (“SASAC”), the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange (“SAFE”).

Employees

 At June 10, 2010 we had approximately 62 full-time employees.

We believe that relations with our employees are good. All our employees were located in China and each full-time employee is a member of a local trade union. Labor relations have remained positive and we have not had any employee strikes or major labor disputes. Unlike trade unions in western countries, trade unions in most parts of China are organizations mobilized jointly by the government and the management of the company.

We are required to contribute a portion of our Chinese employees' total salaries to the Chinese government's social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations. We expect the amount of our contribution to the government's social insurance funds to increase in the future as we expand our workforce and operations.

Consultants

We rely on the services of consultants, some of which are affiliates, to assist us in various areas of our business In August 2009 we entered into a consulting and management agreement with China Direct Investments, Inc., a subsidiary of China Direct Industries, Inc. The agreement is for a term of 24 months from October 1, 2009 to September 30, 2011. The agreement may be extended for an additional 12 months upon mutual agreement of the parties. Under the terms of the agreement, China Direct Investments, Inc. provides us with a variety of services including general business consulting, management of professional resources, coordination of preparation and filing of public disclosures, assistance in financial management and the implementation of internal controls, managing investor road show/investment conferences, advice on mergers and acquisitions.  Under the term of the agreement, we will issue China Direct Investments, Inc. a total of 64,000,000 shares of our common stock. 8,000,000 shares are payable by the ending of each quarter ending December 31, March 31, June 30, and September 30 starting October 1, 2009 and will be fair valued using the average stock price over the quarter the services were earned. This agreement also provides for the payment of discretionary award fees to be paid to the consultant and/or its designees. Upon the mutual agreement of the parties, the fees can be paid either in cash or marketable securities.

Prior to the August 2009 agreement, in April 2009 we had entered into a one year consulting and management agreement with China Direct Investments, Inc. Under the terms of the April 2009 agreement, we issued China Direct Investments, Inc. a total of 20,000,000 shares of our common stock valued at $400,000. Of these shares, 5,000,000 shares are payable at the end of each calendar quarter of 2009. This agreement also provided for the payment of discretionary award fees to be paid to the consultant and/or its designees. Upon the mutual agreement of the parties, the fees can be paid either in cash or marketable securities.  No discretionary awards were made.

Our History

We were organized in Idaho, under the name Century Silver Mines, Inc., on February 5, 1968. Originally, we developed mining properties, but by 1998 we had ceased those operations. Sense Technologies, Inc. was organized under the laws of the State of Florida on July 13, 1998. Sense Technologies was formed for the purpose of engaging in developing and marketing biometric devices for use in employee identification and security-related products.

In January 1999, we acquired all of the outstanding shares of Sense Technologies for a purchase price consisting of 4,026,700 of our shares issued to the former shareholders of Sense Technologies. At the time of the acquisition, Century Silver Mines had no operations and Sense Technologies was developing its proprietary biometric security systems. Immediately following the acquisition, the former shareholders of Sense Technologies owned approximately 93% of our outstanding shares. In June 1999, we changed our corporate domicile from Idaho to Florida and, in connection with the domicile change we changed our name to Sense Holdings, Inc.

On May 31, 2001, we acquired all of the outstanding shares of Micro Sensor from UTEK Corporation and UT-Battelle LLC, the shareholders of Micro Sensor, in a stock-for-stock exchange, for total consideration of 2,000,000 shares of our common stock. Pursuant to the stock-for stock transfer, UTEK received 1,850,000 common shares of Sense and UT-Battelle LLC received 150,000 common shares of our company.

Effective June 27, 2007 we acquired a 56.08% membership interest in AoHong from that company in exchange for $3,380,000 to be paid to AoHong pursuant to the following schedule:

•	$800,000 on or before September 30, 2007;
•	$400,000 on or before June 30, 2008;
•	$600,000 on or before December 31, 2008; and
•	the remaining $1,580,000 on or before June 27, 2009.

AoHong was established in February 2000 as Shanghai AoHong Industry Co., Ltd. by Mr. Aihua Hu, its CEO, and his wife Mrs. Ying Ye. On July 5, 2007 AoHong changed its name to Shanghai AoHong Chemical Co., Ltd. AoHong has two wholly owned subsidiaries; Shanghai Binghong Trading Co., Ltd. which was established in March 2002 and Shanghai Wuling Environmental Material Co., Ltd. which was established in January 2005.

The initial $800,000 was paid in September 2007. In addition, we issued Mr. Aihua Hu, a member of AoHong and its CEO, 12,500,000 shares of our common stock valued at $1,187,500 as additional consideration. Following the execution of the agreement, AoHong and the minority members were required to promptly apply as necessary to obtain the documents which represent the formal approvals of the relevant regulatory agencies in the People’s Republic of China to our purchase of a controlling interest in AoHong.

On August 29, 2007, the Shanghai Foreign Investment Commission issued the Certificate of Approval for the establishment of the Sino-U.S. joint-venture between our company and AoHong. The registered capital of this joint venture is $8,210,024, of which an aggregate of $3,380,000 is being contributed by our company. In September 2007 following our remittance of the initial investment of $800,000 to the joint venture, the Shanghai Industrial & Commercial Administration Bureau issued the business license to the joint venture.

On August 31, 2007, we acquired a 60% percent equity interest in Big Tree from CDI China, Inc., a wholly owned subsidiary of China Direct Industries, Inc. Under the terms of the agreement, we paid CDI China, Inc. $400,000 and agreed to issue it 20,000,000 shares of our common stock valued at $20,000 as follows:

•	2,500,000 shares at closing,
•	2,500,000 shares on or before December 31, 2007,
•	2,500,000 shares on or before March 31, 2008,
•	2,500,000 shares on or before June 30, 2008,
•	2,500,000 shares on or before September 30, 2008 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended June 30, 2008,
•	2,500,000 shares on or before December 31, 2008 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended September 30, 2008,
•	2,500,000 shares on or before March 31, 2009 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended December 31, 2008, and
•	2,500,000 shares on or before June 30, 2009 conditional upon Big Tree revenues being equal or greater than $2,000,000 and not reporting a net income loss for the quarter ended March 31, 2009.

For accounting purposes, the value ascribed to the 20,000,000 shares of our common stock equals the par value of our common stock. Because China Direct Industries, Inc. owned approximately 17% of our common stock prior to the closing of the transaction through holdings by its subsidiaries, as a related party the value of the shares issued are required to equal par value under generally accepted accounting principles. Big Tree was incorporated in the State of Florida on November 20, 2006 and its wholly owned subsidiary Jieyang Big Tree was established on January 22, 2007 as a wholly foreign owned entity (WFOE) in China. China Direct Industries, Inc. acquired 60% of Big Tree in February 2007 in exchange for shares of its common stock and a commitment to provide a $1 million working capital loan subject to the satisfaction of certain revenue milestones by Big Tree, which such milestones were not met by the time we acquired the company.

On April 30, 2008 we entered into an agreement with Wei Lin, then the CEO of Jieyang Big Tree, and China Direct Industries, Inc. pursuant to which we transferred all our right, title and interest in and to 60% of the stock of Big Tree, to Mr. Lin in exchange for 53,654 shares of the common stock of China Direct Industries, Inc. owned by Mr. Lin. These shares had a fair market value of approximately $445,328 on the date of the agreement. As a result of this transaction, we no longer own any interest in Big Tree or its wholly-owned subsidiary, Jieyang Big Tree.

In February 2007, AoHong partnered with Shanghai Mengda Chemical Co., Ltd., a Chinese company which was an unrelated third party, to form Shanghai Mengjin Chemical Co., Ltd , a joint venture of which AoHong was a 60% owner. This joint venture was founded to distribute environmentally-friendly refrigeration lubricants in China. Under the terms of this joint venture, AoHong agreed to contribute approximately $41,700 (RMB300,000) in exchange for its interest and Shanghai Mengda Chemical Co., Ltd. agreed to contribute approximately $27,800 (RMB200,000) for its 40% interest. On August 15, 2008, AoHong transferred its interest in Shanghai Mengjin Chemical Co., Ltd., to Shanghai Mengda Chemical Co., Ltd. in exchange for its original contribution to the joint venture.

On January 19, 2009 we entered into an Asset Purchase Agreement with Pearl Group Advisors, Inc. for the sale of certain assets related to our Biometric segment. Pearl Group Advisors, Inc. is wholly owned by Mr. Dore S. Perler, a member of our Board of Directors and our former Chief Executive Officer. Included in the assets sold related to our Biometric segment include customer and supplier lists, business records, trademarks and other intellectual property and manufacturers and vendors’ warranty claims. The consideration received by us in connection with the Asset Purchase Agreement included the assumption of liabilities, if any, by Pearl Group Advisors, Inc. related to the Biometrics segment and the termination of Mr. Perler’s May 1, 2007 Employment Agreement with us. In connection with the termination of the Employment Agreement, we paid Mr. Perler the sum of $75,000.

Property

Our principal offices are located in the Huating Economic & Development Area, Jiading District, Shanghai. We own a 218,000 square foot facility which includes 98,100 square feet of workshop and office space, 33,790 square feet of warehouse and 115.7 cubic meters of storage tanks.

We have land use rights pursuant to an agreement with the Chinese government. The land use rights are valued at approximately $87,763 (RMB 600,082). Under the terms of the land use rights agreement, we have these rights to use land until November 3, 2053.

We leased a warehouse from People’s Inn at Shanghai with an annual cost of approximately $3,512 (RMB 24,000). The lease expired on September 30, 2009.

In February 2009, AoHong Tianjin obtained the land use right for approximately 253,350 square feet of land located in Ji County Economic Development Park for approximately $751,394 which will be the location of a new production base and distribution facility for AoHong Tianjin. Under the terms of the land use rights agreement, we have these rights to use land until February 22, 2059.  We are constructing a 34,014 square foot liquid coolant production facility and a 11,840 office and dormitory complex on this property which is expected to be completed during the first half of 2010.

Legal Proceedings

We are not a party to any pending legal proceedings and, to our knowledge, none of our officers, directors or principal shareholders are party to any legal proceeding in which they have an interest adverse to us.

MANAGEMENT
Directors and Executive Officers

Name	Age	Positions
Shaoyin Wang	48	Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer
Aihua Hu	48	Chief Executive Officer, AoHong and Director

Shaoyin Wang. Mr. Wang has served as our Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board of Directors since January 2009. From June 2006 until November 2008 he was the Director of the Information Department of Shanghai Mingjia Real Estate Development Co., Ltd. From January 2004 to May 2006, Mr. Wang was the vice president of Shanghai Zhida Industrial Technology Development Co., Ltd. Mr. Wang was a marketing manager of Shanghai Yazheng Information Technology Co., Ltd. from October 2000 to December 2003. From 1994 to 2000, Mr. Wang travelled in Auckland, New Zealand and received training in business administration at Auckland Institute of Technology. From November 1990 to August 1994, Mr. Wang was a marketing manager in the Shanghai Representative Office of Hongkong Yilong Technology Development Co., Ltd. Mr. Wang was a teacher at the Shanghai Police College from August 1984 to October 1990. Mr. Wang received a Bachelor’s Degree in Computer Science from Shanghai University in 1984

Aihua Hu.  Mr. Hu has served as CEO of AoHong since co-founding the company in February 2000 and has been a member of our Board of Directors since September 2009. From May 1993 to April 2000, Mr. Hu served as Vice General Manager of Shanghai Lixin Gas Co., Ltd., an industrial gas and refrigerant manufacturer located in Shanghai. As Vice General Manager Mr. Hu was responsible for sales and business development. From September 1982 to May 1993, Mr. Hu worked for Shanghai Chemical Light Industry Co., Ltd. responsible for sales and marketing.  Mr. Hu is a minority member of AoHong.

There are no family relationships between any of the executive officers and directors, except as set forth above. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

Key Employees

Following is biographical information on those persons whom we consider key employees of our company:

Ms. Limin Yang Ms. Yang, 35, has served as the Chief Financial Officer of AoHong  since February 2009 and was the Director of the Accounting Department of the company from November 2005 to February 2009. Prior to joining AoHong, Ms. Yang was the Accounting Manager for Shanghai Farun Environmentally-Sound Materials Co., Ltd. from May 2003 to October 2005. Ms. Yang started her career as the Director of Accounting Department for Shanghai Lixin Gas Co., Ltd. from March 1998 to April 2003. Ms. Yang obtained the Associate Degree in Accounting from Shanghai University of Finance & Economics in July 1998 and the Bachelor Degree in Foreign Trade and Economics from Fudan University in July 2004.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  The following table provides information on compensation paid to our directors during the 2009 transition period.

Director Compensation
Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)	Option awards ($) (d)	Non-equity incentive plan compensation ($) (e)	Nonqualified deferred compensation earnings ($) (f)	All other compensation ($) (g)	Total ($) (h)
Shaoyin Wang (1)	0	0	0	0	0	0	0
Aihua Hu (1)	0	0	0	0	0	0	0
Dore Scott Perler	0	$20,000 (2)	0	0	0	0	$20,000

(1)	Directors who are employees (currently Mr. Wang and Mr. Hu) are not paid for board service in addition to their regular employee compensation.
(2)
Mr. Perler served as a member of our Board of Directors from July 1998 to September 2009.  In April 2009, we entered into a consulting agreement with Mr. Perler expiring on December 31, 2009 to serve as a member of our Board of Directors and corporate Secretary. Under the terms of this agreement, we agreed to pay Mr. Perler a total of 1,000,000 shares of our common stock valued at $20,000 to serve in these positions.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics to provide guiding principles to all of our employees. Our Code of Business Conduct and Ethics does not cover every issue that may arise, but it sets out basic principles to guide our employees and provides that all of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Any employee which violates our Code of Business Conduct and Ethics will be subject to disciplinary action, up to an including termination of his or her employment.

We will provide a copy, without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to 333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, China 201811, Attention: Corporate Secretary.

Committees of the Board of Directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,
•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
•	understands internal controls over financial reporting, and
•	understands audit committee functions.

While we would prefer that one or more of our directors be an audit committee financial expert, the individuals whom we have been able to attract to our Board do not have the requisite professional backgrounds. As with most small companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

Executive Compensation

Summary Compensation Table

The following table summarizes all compensation recorded by us in the 2009 transition period for:

•	our principal executive officer or other individual serving in a similar capacity,

•
our two most highly compensated executive officers other than our principal executive officer who made in excess of $100,000 in the 2009 transition period and who were serving as executive officers at September 30, 2009 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934, and

•	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at September 30, 2009.

For definitional purposes in this annual report these individuals are sometimes referred to as the “named executive officers”. The value attributable to any option awards is computed in accordance with ASC Topic 718.

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Shaoyin Wang(1)	2009	$$6,570	$-	$-	$-	$-	$-	$-	$6,570

(1)Mr. Wang has served as our Chief Executive Officer since January 2009.

Mr.Wang’s Compensation Arrangement

We are not a party to a written employment or similar agreement with Mr. Wang. Upon joining our company in January 2009 as our chief executive officer and director, we agreed to pay him $8,760 (RMB 60,000) per year for serving in these positions.  The amount of compensation payable to Mr. Wang was determined by the Board of Directors in its sole discretion and may be changed at any time.  Mr. Wang is one of the two members of the Board of Directors and as such has the ability to materially influence the amount of compensation payable to him by us.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of September 30, 2009:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Shaoyin Wang	-	-	-	-	-	-	-	-	-

Incentive and Non-Qualified Stock Option Plan

We currently have three incentive plans, our 1999 Stock Option Plan, our 2001 Equity Compensation Plan and our 2005 Equity Compensation Plan. Following are descriptions of these plans:

1999 Stock Option Plan

On July 19, 1999, the Board of Directors and shareholders adopted our 1999 Stock Option Plan. We reserved 1,500,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1999 Stock Option Plan. The 1999 Stock Option Plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options. Under the stock option plan we may grant incentive stock options only to key employees and employee directors, or we may grant non-qualified options to our employees, officers, directors and consultants. Our Board of Directors currently administers the 1999 Stock Option Plan.

Subject to the provisions of the stock option plan, the Board will determine who will receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the Board, in its discretion, but in no event can the exercise price be less than 75% of the fair market value of the shares of common stock on the date of grant. The exercise price may be payable in cash or, with the approval of the Board, by delivery of shares or by a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer. As of March 31, 2010 we have outstanding options to purchase 400,000 shares under the 1999 Stock Option Plan. The 1999 Plan terminated on July 19, 2009.

2001 Equity Compensation Plan

On November 28, 2001, the Board of Directors adopted our 2001 Equity Compensation Plan, and on November 28, the 2001 Equity Compensation Plan was ratified by holders of a majority of our outstanding common stock. We have reserved 2,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the 2001 Equity Compensation Plan. The 2001 Equity Compensation Plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants.

Under the 2001 Equity Compensation Plan, we may grant incentive stock options only to key employees and employee directors. We may grant non-qualified options and issue direct stock awards to our employees, officers, directors and consultants. Our Board of Directors currently administers the 2001 Equity Compensation Plan.

Subject to the provisions of the 2001 Equity Compensation Plan, the Board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the Board, in its discretion, but in no event shall the exercise price be less than the par value for our common stock. The exercise price may be payable in cash or, with the approval of the Board, by delivery of shares or by a combination of cash and shares. The Board may also direct the issuance of shares of our common stock as awards under the 2001 Compensation Plan. Absent registration under the Securities Act of 1933 or the availability of an applicable exemption there from, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer. As of March 31, 2010, we have outstanding options to purchase 250,000 shares under the 2001 Equity Compensation Plan, and there were 1,750,000 shares remaining available under this plan.

2005 Equity Compensation Plan

On June 16, 2005, the Board of Directors adopted our 2005 Equity Compensation Plan, and on June 16, 2005, the 2005 Equity Compensation Plan was ratified by holders of a majority of our outstanding common stock. We have reserved 5,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the 2005 Equity Compensation Plan. The 2005 Equity Compensation Plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants. Under the 2005 Equity Compensation Plan we may grant incentive stock options only to key employees and employee directors. We may grant non-qualified options and issue direct stock awards to our employees, officers, directors and consultants. Our Board of Directors currently administers the 2005 Equity Compensation Plan.

Subject to the provisions of the 2005 Equity Compensation Plan, the Board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the Board, in its discretion, but in no event can the exercise price be less than the par value for our common stock The exercise price may be payable in cash or, with the approval of the Board, by delivery of shares or by a combination of cash and shares. The Board may also direct the issuance of shares of our common stock as awards under the 2005 Equity Compensation Plan. Absent registration under the Securities Act or the availability of an applicable exemption there from, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer. As of March 31, 2010 we have outstanding options to purchase 1,000,000 shares under the 2005 Equity Compensation Plan and there were 4,000,000 shares remaining available under this plan.

Limitation on Liability

Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•          breach of the director’s duty of loyalty to us or our shareholders;

•          acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

•          a transaction from which our director received an improper benefit; or

•          an act or omission for which the liability of a director is expressly provided under Florida law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time AoHong borrows funds from Aihua Hu, its chairman, and members of his family for working capital purposes. At March 31, 2010 these amounts totaled $116,925.  These loans do not bear any interest and are due on demand.

We have entered into various agreements with subsidiaries of China Direct Industries, Inc., a principal shareholder of our company, including:

•           In April 2009, we entered into a consulting and management agreement with China Direct Investments, Inc., a wholly owned subsidiary of China Direct Industries, Inc. The term of the agreement was for January 1, 2009 to December 31, 2009. The terms of this agreement are described earlier in this prospectus under “Our Business - Consultants.”

•           In August 2008 we borrowed $400,000 from China Direct Industries, Inc. under the terms of a secured promissory note. We used the proceeds to fund our commitments to AoHong and for working capital purposes. The note, which bears interest at 4% per annum, was due June 30, 2009.  The due date of the note has been extended to June 30, 2010, and

•           In August 2009 we entered into a consulting and management agreement with China Direct Investments, Inc., subsidiary of China Direct Industries, Inc. The term of the agreement is from October 1, 2009 to September 30, 2011. The terms of this agreement are described earlier in this prospectus under “Our Business - Consultants.”

In June 2009 we borrowed $20,000 from a company controlled by Mr. Dore Scott Perler, then a member of our Board of Directors.  The principal and interest of $450 were due on March 11, 2010.  We used these funds for general working capital.  This loan was forgiven as of September 7, 2009 as part of Mr. Perler's separation with our company.

Related Person Transaction Policy

We do not have a related person transaction policy.  Consequently, none of the aforedescribed related party transactions were subject to review by our Board of Directors.

PRINCIPAL SHAREHOLDERS

At June 3, 2010 we had 168,710,792 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of June 3, 2010 by:

•          each person known by us to be the beneficial owner of more than 5% of our common stock;
•          each of our directors;
•          each of our named executive officers; and
•          our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of to 333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, China 201811. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and nature of Beneficial Ownership	% of Class
Shaoyin Wang	0	-
Aihua Hu (1)	11,000,000	6.5%
All officers and directors as a group (two persons)	11,000,000	6.5%

China Direct Industries, Inc. (2)	37,931,893	22.5%

(1)
Mr. Hu’s holdings include 10,000,000 shares of our common stock which are presently outstanding and options to purchase 1,000,000 shares of our common stock at a price of $0.20 per share, these options expire on June 27, 2012.

(2)
The number of securities beneficially owned by China Direct Industries, Inc. includes: 33,110,000 shares of our common stock owned of record by its subsidiary China Direct Investments, Inc.; 4,000,000 shares of our common stock owned of record by CDI Shanghai Management Co.; and 821,893 shares owned of record by Capital One Resource Co., Ltd., all of which are subsidiaries of China Direct Industries, Inc. The securities beneficially owned by China Direct Industries, Inc. excludes 3,737,340 shares of our common stock issuable upon the exercise of an outstanding common stock purchase warrant with an exercise price of $0.04 per share owned of record by China Direct Investments, Inc. The ability of China Direct Industries, Inc. to exercise the warrants is limited in that the holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would be result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. James Wang Ph.D., has voting and dispositive control over securities held by China Direct Industries, Inc. whose address is 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us under our equity compensation plans approved by our shareholders any compensation plans not previously approved by our shareholders as of September 30, 2009.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan category
Plans approved by shareholders:
1999 Stock Option Plan (1)	400,000	$0.07	-
2001 Equity Compensation Plan	250,000	$0.08	1,750,000
2005 Equity Compensation Plan	1,000,000	$0.08	4,000,000
Plans not approved by shareholders (2)	6,850,000	$0.09	n/a

(1)	Our 1999 Stock Option Plan was terminated in July 2009

(2)	Includes the following:
a.	options to purchase 250,000 shares of our common stock at $.20 per share granted to Mr. Dore Perler in September 2006
b.	options to purchase 600,000 shares of our common stock at $0.08 per share grants to Mr. Andy Goldrich in June 2007
c.	options to purchase 1,000,000 shares of our common stock at $0.20 per share granted to Mr. Hu in June 2007 under the terms of his employment agreement,
d.	options to purchase 5,000,000 shares our common stock at $0.07 per share granted to Mr. Dore Perler in August 2007.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share. As of June 3, 2010, there were 168,710,792 shares of common stock issued and outstanding.

Common stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock Purchase Warrants

At June 3, 2010 we had outstanding common stock purchase warrants to purchase an aggregate of 61,350,113 shares of our common stock at exercise prices ranging from $0.04 to $0.35 per share expiring between October 2010 and October 2012, including warrants issued in a March 2007 private placement and warrants issued in a 2007 unit private offering.

Warrants issued in March 2007 private placement

In connection with this offering we issued five year common stock purchase warrants to purchase an aggregate of 2,100,000 shares of our common stock at an exercise price of at $0.10 per share.

Warrants issued in 2007 unit private offering

In connection with the sale of units of our securities between August 2007 and October 2007 we issued five year common stock purchase warrants to purchase an aggregate of 52,477,408 shares of common stock exercisable at $.12 per share.  As described earlier in this prospectus, during April and May 2010 we entered into agreements with the holders of 43,787,407 shares of common stock reducing the exercise price of those warrants to $0.04 per share.  The warrants to purchase the remaining 8,690,001 shares remain exercisable at $0.12 per share.  The warrants are exercisable on a cashless basis if there the registration statement registering the resale of the underlying shares of common stock is not declared effective by February 24, 2008, or if there is a non-registration event as described in the subscription agreement for the offering. This means that the holders, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. The warrant holders are not be entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions under the Most Favored Nation provision.

Providing that the closing price of our common stock equals or exceeds $0.18 per share for 10 trading days out of any 30 consecutive trading day period and the registration statement registering the resale of the shares of common stock issuable upon the exercise of the warrants is then effective, then at any time thereafter we have the right on 20 days’ prior written notice to the warrant holder, to cancel up to one –half of the unexercised portion of these warrants and the warrant holders will receive $0.001 per share underlying the warrant. We then have the right to assign the warrant exercise for a period of 30 days to an investor in the offering under which these warrants were issued or to any other person whether or not such person is an existing shareholder of our company. Warrant holders will not receive any additional proceeds in the event such other party exercises the warrant.

 Other outstanding warrants

We currently have an additional outstanding common stock purchase warrants to purchase an aggregate of 6,772,705 shares of our common stock which are exercisable at prices ranging from $0.16 to $0.35 per share. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions.

Transfer agent

Our transfer agent is ComputerShare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, CO 80401, and its telephone number is (303) 262-0600.

SELLING SECURITY HOLDERS

At June 3, 2010 we had 168,710,792shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales of 106,891,035 shares of our common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which includes:

•	52,313,627 shares of our common stock which are presently outstanding, and

•	54,577,408 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.04 to $0.12 per share.

Of the shares of common stock covered by this prospectus, an aggregate of 49,806,735 shares which are presently outstanding and 54,577,408 shares issuable upon the exercise of warrants were sold or otherwise issued by us in two private placements during 2007 as described earlier in this prospectus under “About the Offering” beginning on page 5. The remaining 8,250,000 shares of common stock included in this prospectus are held by existing shareholders of our company.

The following table sets forth the:

•	name of each selling security holder,

•	number of common shares owned, and

•	number of common shares being registered for resale by the selling security holder.

Information on beneficial ownership of securities is based upon a record list of our shareholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

Name of Selling Security Holder	Number of Shares Owned	Shares to be offered	Shares to be owned after offering	Percentage to be owned after offering
Alicia Church 1	200,000	200,000	0	n/a
Dennis Church 2	800,000	800,000	0	n/a
G. Russell Church 3	200,000	200,000	0	n/a
George L. Church and Dorothy R. Church 4	400,000	400,000	0	n/a
Harry L. Church 5	200,000	200,000	0	n/a
Mike Tanner 6	400,000	400,000	0	n/a
Richard J. Church 7	4,200,000	4,200,000	0	n/a
Alpha Capital Anstalt 8	8,664,530	8,851,675	0	n/a
Ellis International, L.P. 9	4,366,010	4,366,010	0	n/a
Osher Capital Partners LLC10	8,695,163	10,285,505	0	n/a

Name of Selling Security Holder	Number of shares owned	Shares to be offered	Shares to be owned after offering	Percentage to be owned after offering
Whalehaven Capital Fund Limited 11	8,333,334	8,333,334	0	n/a
Linda Van Le 12	400,000	400,000	0	n/a
Philip David 13	400,000	400,000	0	n/a
Richard David 14	775,000	400,000	375,000	*
Brio Capital L.P. 15	5,775,000	5,775,000	0	n/a
CMS Capital 16	7,500,000	7,500,000	0	n/a
Harborview Master Fund L.P. 17	8,333,334	8,333,334	0	n/a
Monarch Capital Fund, Ltd. 18	8,333,334	8,333,334	0	n/a
Treshnish Investments 19	5,000,000	5,000,000	0	n/a
Osher Capital Inc.20	721,519	721,519	0	n/a
Utica Advisors, LLC 21	1,777,083	1,777,083	0	n/a
China Direct Investments, Inc. 23	38,847,340	5,197,340	33,650,000	18.4%
Skyebanc, Inc. 24	180,000	180,000	0	n/a
Howard Leibrich 25	1,000,000	1,000,000	0	n/a
David Mulkey 26	1,455,000	1,000,000	455,000	*
Elicia David 27	400,000	400,000	0	n/a
Everett Marshal Gorel 28	300,000	300,000	0	n/a
Barnet Levinson 29	100,000	100,000	0	n/a
Chris Lewis 30	333,400	333,400	0	n/a
Kay Lewis 31	333,400	333,400	0	n/a
Southwest Manufacturing, Inc. 32	600,000	600,000	0	n/a
Gregory Nagle and Mary Jo Nagle, JT TEN33	2,850,000	2,850,000	0	n/a
Robert Catalano 34	166,733	166,733	0	n/a
Barry Saxe 35	2,422,288	1,333,334	1,088,954	*
William C. Pawson Revocable Trust 36	1,500,000	1,500,000	0	n/a
John Packer 37	290,000	290,000	0	n/a
Thomas Wiles 38	1,251,034	1,251,034	0	n/a
Alfred R. Kloss and Diana C. Kloss 39	680,000	680,000	0	n/a
Lauren Banjay 40, 49	5,000	5,000	0	n/a
Weiling Feng 41	100,000	100,000	0	n/a
Huiging Qian 41	40,000	40,000	0	n/a
Guohau Liu 41	30,000	30,000	0	n/a
Baocai Yin 41	10,000	10,000	0	n/a
Weiyu Xu 41	100,000	100,000	0	n/a
Xuexin Cao 41	30,000	30,000	0	n/a
Lei Shen 41	100,000	100,000	0	n/a
Qingxuan Jiang 41	100,000	100,000	0	n/a
Li Yang 41	700,000	700,000	0	n/a
Quan Zhu 41	200,000	200,000	0	n/a
Huayan Zhi 42	6,500,000	6,500,000	0	n/a
Wuilang Zhang 41	40,000	40,000	0	n/a
Shenya Gong 41	300,000	300,000	0	n/a
Marc Siegel 43	600,000	600,000	0	n/a
Yewen Xi 44	400,000	400,000	0	n/a

Name of Selling Security Holder	Number of shares owned	Shares to be offered	Shares to be owned after offering	Percentage to be owned after offering
CGM Custodian for David A. Stein IRA45	508,500	500,000	8,500	*
Alvin Siegel 46	200,000	200,000	0	n/a
China Discovery Investors, Ltd. 47	1,650,000	1,600,000	50,000	n/a
Feliks Ostrer 48	479,000	479,000	0	n/a
Kristina Fasullo 49, 50	10,000	10,000	0	n/a
Caeron A. McClintock 49,51	216,667	216,667	0	n/a
Anthony S. Mundy 49,50	10,000	10,000	0	n/a
Alexandra Orthos and Peter Orthos JTWROS 49,52	228,333	228,333	0	n/a
Total		106,891,035

*           represents less than 1%

1           The number of shares owned and offered includes 100,000 shares which are presently outstanding and 100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

2           The number of shares owned and offered includes 400,000 shares which are presently outstanding and 400,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

3           The number of shares owned and offered includes 100,000 shares which are presently outstanding and 100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

4           The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

5           The number of shares owned and offered includes 100,000 shares which are presently outstanding and 100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

6           The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

7           The number of shares owned and offered includes 2,100,000 shares which are presently outstanding and 2,100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

8           The number of shares owned and offered includes 3,924,592 shares which are presently outstanding and 4,927,083 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Messrs. Konrad Ackerman and Rainer Posch have voting and dispositive control over securities held by Alpha Capital Anstalt.

9           The number of shares owned and offered includes 1,866,010 shares which are presently outstanding and 2,500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Wilhelm Unger has voting and dispositive control over securities held by Ellis International, Ltd.

10         The number of shares owned and offered includes 4,744,524 shares which are presently outstanding and 5,540,981 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Yisroel Kluger has voting and dispositive control over securities held by Osher Capital Partners, LLC. Osher Capital Partners, LLC is an affiliate of Osher Capital Inc. The number of shares owned by Osher Capital Partners, LLC excludes securities owned by Osher Capital Inc. See footnote 20.

11         The number of shares owned and offered includes 4,166,667 shares which are presently outstanding and 4,166,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Michael Finkelstein has voting and dispositive control over securities held by Whalehaven Capital Fund Limited.

12         The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

13         The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

14         The number of shares owned includes 575,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share.

15         The number of shares owned and offered includes 2,775,000 shares which are presently outstanding and 3,000,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Shaye Hirsch has voting and dispositive control over securities held by Brio Capital, L.P.

16         The number of shares owned and offered includes 3,750,000 shares which are presently outstanding and 3,750,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Howard Weiss has voting and dispositive control over securities held by CMS Capital.

17         The number of shares owned and offered includes 4,166,667 shares which are presently outstanding and 4,166,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors, LLC. Messrs. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors, LLC and have voting and dispositive control over securities held by Harborview Master Fund L.P.

18         The number of shares owned and offered includes 4,166,667 shares which are presently outstanding and 4,166,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Joseph Franck has voting and dispositive control over securities held by Monarch Capital Fund, Ltd.

19             The number of shares owned and offered includes 2,500,000 shares which are presently outstanding and 2,500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Bernard Korolnik has voting dispositive control over securities owned by Treshnish Investment, Inc.

20             The number of shares owned and offered includes 721,519 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Yisroel Kluger has voting dispositive control over securities owned by Osher Capital Inc. Osher Capital Inc. is an affiliate of Osher Capital Partners, LLC. The number of shares owned by Osher Capital Inc. excludes securities owned by Osher Capital Partners, LLC. See footnote 10.

21         The number of shares owned and offered includes 1,777,083 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Solomon Eisenberg has voting and dispositive control over securities held by Utica Advisors, LLC.

22         [Intentionally omitted].

23         The number of shares owned by China Direct Investments, Inc. includes 35,110,000 shares of common stock are presently outstanding together with 737,340 shares issuable upon the exercise of an outstanding common stock purchase warrant with an exercise price of $0.04 per share, but excludes 3,000,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares offered includes 1,460,000 shares which are presently outstanding and an aggregate of 3,737,340 shares issuable upon the exercise of a common stock purchase warrants with exercise prices of $0.04 per share. China Direct Investments, Inc. is a wholly owned subsidiary of China Direct, Inc. Dr. James Wang has voting and dispositive control over securities held by China Direct Investments, Inc.

24         The number of shares owned and offered includes 180,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Vincent Labarbara has voting and dispositive control over securities held by Skyebanc, Inc.

25         The number of shares owned and offered includes 500,000 shares which are presently outstanding and 500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

26         The number of shares owned includes an aggregate of 955,000 shares which are presently outstanding including 305,000 shares which are held of record by The Mulkey II Limited Partnership, an entity over which Mr. Mulkey has voting and dispositive control, and 500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares offered includes 500,000 shares which are presently outstanding and 500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share.

27         The number of shares owned and offered includes 200,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

28         The number of shares owned and offered includes 150,000 shares which are presently outstanding and 150,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

29         The number of shares owned and offered includes 50,000 shares which are presently outstanding and 50,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

30         The number of shares owned and offered includes 166,700 shares which are presently outstanding and 166,700 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

31         The number of shares owned and offered includes 166,700 shares which are presently outstanding and 166,700 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

32         The number of shares owned and offered includes 300,000 shares which are presently outstanding and 300,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. Dennis Church has voting and dispositive control over securities owned by Southwestern Manufacturing, Inc. Southwestern Manufacturing Inc. is an affiliate of Mr. Church. The number of shares owned and offered by Southwestern Manufacturing Inc. excludes securities owned by Mr. Church. See footnote 2.

33         The number of shares owned and offered includes 1,350,000 shares which are presently outstanding and 1,500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

34         The number of shares owned and offered includes 33 shares which are presently outstanding and 166,700 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

35         The number of shares owned includes 1,755,621 shares which are presently outstanding and 666,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. The number of shares owned and offered includes 666,667 shares which are presently outstanding and 666,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share.

36         The number of shares owned and offered includes 1,500,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. Mr. William C. Pawson has voting and dispositive control over securities owned by William C. Pawson Revocable Trust.

37         The number of shares owned and offered includes 90,000 shares which are presently outstanding and 200,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

38         The number of shares owned and offered includes 584,367 shares which are presently outstanding and 666,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

39         The number of shares owned and offered includes 340,000 shares which are presently outstanding and 340,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.04 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

40         The number of shares owned and offered includes 5,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

41         The number of shares owned and offered includes presently outstanding shares of our common stock.

42         The number of shares owned and offered includes presently outstanding shares of our common stock. Mrs. Zhi is the Chief Financial Officer of AoHong.

43         The number of shares owned and offered includes 300,000 shares which are presently outstanding and 300,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share. Mr. Siegel was formerly an executive officer and director of China Direct Industries, Inc.

44         The number of shares owned and offered includes 400,000 shares which are presently outstanding and 400,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share.

45         The number of shares owned includes 258,500 shares which are presently outstanding, including 8,500 shares held individually by Mr. Stein, and 250,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share. Mr. David Stein has voting and dispositive control over securities held by CGM as Custodian for David A. Stein IRA. Mr. Stein is formerly an executive officer and director of China Direct Industries, Inc.

46         The number of shares owned and offered includes 100,000 shares which are presently outstanding and 100,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share.

47         The number of shares owned includes 850,000 shares which are presently outstanding and 800,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share. The number of shares offered includes 800,000 shares which are presently outstanding and 800,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share. Mr. Marc Siegel has voting and dispositive control over securities held by China Discovery Investors, Ltd. See footnote 43 above. Mr. Siegel is also a former executive officer and director of China Direct, Inc.

48         The number of shares owned and offered includes 229,000 shares which are presently outstanding and 250,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.10 per share.

49         These securities were issued to Joseph Stevens & Company, a broker dealer and member of FINRA, as partial compensation in conjunction with our recently completed offering. The holder is an employee of Joseph Stevens & Company, Inc. and the securities were transferred to the holder by Joseph Stevens & Company, Inc. in the ordinary course of business.

50         The number of shares owned and offered includes 10,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

51         The number of shares owned and offered includes 216,667 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

52         The number of shares owned and offered includes 228,333 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.12 per share. The holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant.

None of the selling security holders are broker-dealers other than Skyebanc, Inc. Ms. Banjay and Ms. Fasullo, together with Messrs. McClintock, Mundy and Orthos, are employees of Joseph Stevens & Company, Inc., a broker dealer. Each such firm received the securities as partial commission in the sale of our securities in our 2007 unit placement. Joseph Stevens & Company, Inc. transferred the warrants to these employees in the ordinary course of its business. Neither Skyebanc, Inc. nor the employees of Joseph Stevens & Company, Inc. has any arrangement or understanding, directly or indirectly, with any person to participate in the distribution of such securities. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

PLAN OF DISTRIBUTION

General

Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Because selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We agreed to keep the registration statement of which this is prospectus is a part effective for a period of two years. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Registration of Selling Security Holders’ Common Stock

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In connection with any such registration, we will have no obligation to assist or cooperate with the selling security holders in the offering or disposing of such shares; to indemnify or hold harmless the holders of any such shares, other than the selling security holders or any underwriter designated by such holders; or to obtain a commitment from an underwriter relative to the sale of any such shares.

We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

We will use our best efforts to file one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing:

•	the name of any broker-dealers;

•	the number of common shares involved;

•	the price at which the common shares are to be sold;

•	the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

•	that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	any other facts material to the transaction.

Shares Eligible For Future Sale

At June 3, 2010 we had 168,710,792shares of common stock issued and outstanding, of which approximately 72,526,000 shares are “restricted securities.” Of this amount, 52,313,627 shares were included in the registration statement of which this prospectus is a part and will be freely tradable shares by persons other than our affiliates, as defined under Rule 144 under the Securities Act of 1933, upon the effective date of the registration statement of which this prospectus is a part so long as we keep this prospectus current. In addition, the registration statement of which this prospectus is a part also registers 54,290,408 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants. Upon the exercise of those warrants in accordance with their respective terms, the underlying shares will be freely tradable by persons other than our affiliates providing that this prospectus is current.

In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that sales of shares by such shareholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing shareholders could adversely affect prevailing market prices.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP., 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431.

EXPERTS

Our financial statements as of and for the nine month transition period ended September 30, 2009 and the year ended December 31, 2008 included in this prospectus have been audited by Sherb & Co., LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission the registration statement on Form S-1 under the Securities Act of 1933 for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

We file annual and special reports and other information with the Securities and Exchange Commission. Certain of our SEC filings are available over the Internet at the Securities and Exchange Commission’s web site at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2010
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS
FOR THE TRANSITION PERIOD ENDED SEPTEMBER 30, 2009
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

 CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2010	September 30, 2009
ASSETS	Unaudited
CURRENT ASSETS:
Cash and cash equivalents	$969,419	$1,721,231
Accounts receivable, net	2,673,153	2,782,814
Notes receivable	588,007	829,890
Inventory	2,455,472	2,165,567
Tax receivable	251,446	43,137
Prepaid expense and other current assets	2,326,844	552,460
Total current assets	9,264,341	8,095,099

LONG-TERM ASSETS:
Restricted cash	1,287,284	877,501
Property and equipment, net	4,760,942	4,049,285
Land use right, net	820,363	828,654
Other assets	29,256	29,250
Total other assets	6,897,845	5,784,690

Total assets	$16,162,186	$13,879,789

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Notes payable	$4,033,133	$3,036,290
Notes payable-related party	410,000	400,000
Accounts payable and accrued expenses	753,252	893,391
Advances from customers	767,204	199,905
Taxes payables	492,375	458,570
Due to related parties	554,619	228,467
Total current liabilities	7,010,583	5,216,623

EQUITY:
China America Holdings, Inc. shareholders' equity
Common stock: $.001 par value, 500,000,000 shares authorized; 159,810,792 and 151,810,792 shares issued and outstanding at March 31, 2010 and September 30, 2009, respectively	159,811	151,811
Additional paid-in capital	20,152,571	20,014,547
Statutory reserves	756,166	704,321
Accumulated deficit	(17,708,473)	(17,650,606)
Accumulated other comprehensive income	430,151	428,109
Total China America Holdings, Inc. shareholders' equity	3,790,226	3,648,182
Noncontrolling interest	5,361,377	5,014,984
Total equity	9,151,603	8,663,166

Total liabilities and equity	$16,162,186	$13,879,789

See notes to unaudited consolidated financial statements.

 CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2010	2009	2010	2009
Net revenues	$8,555,365	$6,229,192	$19,813,954	$14,126,928
Cost of sales	7,989,220	5,742,090	17,653,475	13,414,719
Gross profit	566,145	487,102	2,160,479	712,209

Operating expenses:
Selling expenses	239,529	221,350	909,879	334,867
Consulting and investor relations expense	166,636	-	204,136	-
Consulting expense-related party	93,000	100,000	239,024	165,812
Compensation and related taxes	74,143	53,090	133,478	94,452
General and administrative	181,741	122,032	460,559	254,801
Total operating expenses	755,049	496,472	1,947,076	849,932
Total operating income (loss)	(188,904)	(9,370)	213,403	(137,723)

Other income (expenses):
Interest income	2,810	1,197	4,726	3,729
Interest expense	(17,713)	(22,290)	(32,775)	(58,656)
Interest expense-related party	(3,991)	-	(8,024)	(4,032)
Other income	19,888	-	21,148	-
Gain on acquisition	-	-	200,978	-
Loss on disposition of property and equipment	-	(61,958)	(236)	(61,958)
Realized loss on sale of marketable equity securities	-	-	-	(280,975)
Foreign currency transaction loss	(364)	(3,480)	(799)	(3,781)
Total other income (expenses)	630	(86,531)	185,018	(405,673)
Net income (loss) from continuing operations before income taxes	(188,274)	(95,901)	398,421	(543,396)

Discontinued operations:
Loss from discontinued operations	-	(81,250)	-	(174,560)
Total loss from discontinued operations	-	(81,250)	-	(174,560)
Income (loss) before income taxes	(188,274)	(177,151)	398,421	(717,956)
Income taxes (expense) benefit	(33,861)	(26,800)	(58,050)	(12,332)
Net income (loss)	(222,135)	(203,951)	340,371	(730,288)
Net income (loss) attributable to noncontrolling interest	(34,448)	3,305	346,393	(60,920)
Net (loss) income attributable to China America Holdings, Inc.	$(187,687)	$(207,256)	$(6,022)	$(669,368)

Basic and diluted loss per common share:
Net (loss) income from continuing operations	$0.00	$0.00	$0.00	$0.00
Net (loss) income from discontinued operations	0.00	0.00	0.00	0.00
Net loss per common share	$0.00	$0.00	$0.00	$0.00

Weighted average number of shares outstanding:
Basic and diluted	157,855,236	135,810,792	154,799,803	135,810,792

Amounts attributable to China America Holdings, Inc.
Income (loss) from continuing operations, net of tax	$(187,687)	$(126,006)	$(6,022)	$(494,808)
Loss from discontinued operations, net of tax	-	(81,250)	-	(174,560)
Net (loss) income	(187,687)	(207,256)	$(6,022)	$(669,368)

See notes to unaudited consolidated financial statements.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE PERIOD ENDED MARCH 31, 2010 and DECEMBER 31, 2008
	China America Holdings, Inc. Shareholders
	Common Stock, $.001 Par Value
	Number of Shares	Amount	Additional Paid-in Capital	Statutory Reserves	Accumulated Deficit	Accumulated Other Comprehensive Income	Noncontrolling Interest	Comprehensive Income	Total Equity
Balance, December 31, 2008	135,810,792	$135,811	$19,661,352	$687,717	$(17,180,183)	$415,630	$4,913,442		$8,633,769

Common stock issued for services	16,000,000	16,000	273,000	-	-	-	-	-	289,000
Option expense for Aihua Hu			80,195						80,195
Comprehensive loss:
Appropriation of statutory reserves	-	-	-	16,604	(16,604)	-	-	-	-
Net loss for the period	-	-	-	-	(453,819)	-	91,768	(362,051)	(362,051)
Other comprehensive income, net of tax:
Foreign currency translation adjustment	-	-	-	-	-	12,479	9,774	22,253	22,253
Other comprehensive income								22,253	22,253
Comprehensive loss	-	-	-	-	-	-	-	(339,798)	(339,798)
Balance, September 30, 2009	151,810,792	151,811	20,014,547	704,321	(17,650,606)	428,109	5,014,984		8,663,166

Common stock issued for services	8,000,000	8,000	138,024	-	-	-	-	-	146,024
Comprehensive income (loss):
Appropriation of statutory reserves	-	-	-	51,845	(51,845)	-	-	-	-
Net (loss) income for the period	-	-	-		(6,022)		346,393	340,371	340,371
Other comprehensive income, net of tax:
Foreign currency translation adjustment	-	-	-	-	-	2,042	-	2,042	2,042
Other comprehensive income								2,042	2,042
Comprehensive income (loss)	-	-	-	-	-	-	-	$342,413	342,413
Balance, March 31, 2010 (unaudited)	159,810,792	$159,811	$20,152,571	$756,166	$(17,708,473)	$430,151	$5,361,377		$9,151,603

 CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$340,371	$(730,288)
Less: Loss from discontinued operations	-	(174,560)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) continuing operations:
Depreciation and amortization	217,545	187,777
Stock-based compansation	270,024	-
Gain on acquisition	(200,978)	-
Loss on disposition of property and equipment	236	61,958
Allowance for doubtful accounts	-	3,032
Realized and unrealized loss on marketable equity securities	-	280,975
Changes in assets and liabilities:
Accounts receivable	110,274	261,636
Notes receivable	242,068	(48,071)
Inventory	(283,980)	497,635
Prepaid expenses and other current assets	(1,723,521)	848,036
Taxes receivable	(180,479)	-
Other assets	-	(2,276)
Accounts payable and accrued expenses	(314,912)	968,670
Taxes payable	33,704	(97,768)
Advances from customers	567,260	306,696
Deferred revenue	-	15,489
Net cash (used in) provided by continuing operations	(922,388)	2,728,061
Adjustments to reconcile loss from discontinued operations to net cash (used in) provided by discontinued operations:
Net liabilities from discontinued operations	-	2,291
Loss from discontinued operations	-	(174,560)
Net cash (used in) provided by discontinued operations	-	(172,269)
Net cash (used in) provided by operating activities	(922,388)	2,555,792

Cash flows from investing activities:
Cash acquired from acquisition	42,308	-
Proceeds from sale of marketable equity securities	-	35,068
Purchase of property and equipment	(919,716)	-
Proceeds from property and equipment disposal	927	-
Prepaid expense-Deposit on TianJin construction	216,939	-
Increase in deposit on land use rights	-	(748,104)
Net cash flows used in investing activities	(659,542)	(713,036)

Cash flows from financing activities:
Proceeds from (repayment of) notes payable	996,192	(890,286)
Proceeds from (repayment of) related party advances	243,134	(164,119)
Increase in restricted cash	(409,594)	(180,177)
Net cash flows provided by (used in) financing activities	829,732	(1,234,582)

Effect of exchange rate on cash	386	37,608
Net (decrease) increase in cash	(751,812)	645,782
Cash - beginning of year	1,721,231	1,090,753
Cash - end of period	$969,419	$1,736,535

Supplemental disclosure of cash flow information:
Cash paid for interest	$32,775	$54,711
Cash paid for income taxes	$29,300	$465

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Acquisition details:
Fair value of assets acquired	$316,748	$-
Liabilities assumed	$42,630	$-
 See notes to unaudited consolidated financial statements.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

China America Holding, Inc. (the “Company”) is a Florida corporation formed on July 13, 1998. Prior to June 27, 2007, the Company’s core business was the design, development, manufacture and selling of fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person’s identity. The Company had also licensed certain patented technology designed to detect chemical vapors and unexploded ordnance including bombs, grenades, shells, rockets, and other explosive devices.

Effective June 27, 2007, the Company entered into a membership interest exchange agreement with Shanghai AoHong Chemical Co., Ltd. (“AoHong”), a Chinese limited liability company, and its sole members Mr. Aihua Hu and his wife, Mrs. Ying Ye. Under the terms of the agreement, the Company acquired 56.08% of the membership interests of AoHong from that company in exchange for $3,380,000 to be invested in AoHong between September 30, 2007 and July 27, 2009. As part of the transaction, 12,500,000 shares of the Company’s common stock valued at $1,187,500 were issued to Mr. Hu. As of December 31, 2009 we owe $1,780,000 to AoHong which has orally agreed to extend the due date for payment of this amount to on or before November 20, 2010.

AoHong sells and distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays.

The operations of AoHong are comprised of three basic functions:


Repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution. Approximately 49.8% and 45.6% of its net revenues were generated from this activity for the three months ended December 31, 2009 and 2008, respectively;


Custom mixing of various raw materials in accordance with customer specifications into a new product. AoHong employs two engineers who work with customers to derive proper mixture of chemicals. Approximately 6.2% and 7.0% of its net revenues were generated from this activity during the three months ended December 31, 2009 and 2008, respectively and;


Distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product. Approximately 44% and 47.4% of its net revenues were generated from this activity during the three months ended December 31, 2009 and 2008, respectively.

Customers of AoHong include manufacturers of automobiles, refrigerators and air conditioners as well as distributors of coolants. Historically AoHong has witnessed a seasonal surge in demand for refrigerant products from March to July.

AoHong was established in February 2000 as Shanghai AoHong Industry Co., Ltd. On July 5, 2007 AoHong changed its name to Shanghai AoHong Chemical Co., Ltd. AoHong has two wholly-owned subsidiaries; Shanghai Binghong Trading Co., Ltd. which was established in March 2002 and Shanghai Wuling Environmental Material Co., Ltd. which was established in January 2005.

In November 2008, the Company created AoHong (Tianjin) Chemical Co., Ltd. a Chinese limited liability company as a wholly owned subsidiary, (“AoHong Tianjin”), to expand our distribution channels to the Beijing region.  AoHong Tianjin serves as a second production base in northern China.  The consolidated financial statements include the Company and all its subsidiaries, including those operating outside the United States of America. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant inter-company account balances and transactions have been eliminated.

       On September 30, 2009, we entered into a membership interest exchange agreement with Ms Cuiqin Xiang and Ms Lihua Hu, the sole members of Shanghai Jinqian Chemical Co., Ltd. a company established under the laws of the PRC (“Jinqian”) to acquire 100% of the outstanding ownership interest for cash of $73,140, the amount of its original registered capital.  Jinqian provides inspection services for specialty gas cylinders.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These consolidated financial statements should be read in conjunction with the consolidated financial statements and related footnotes for the nine month transition period ended September 30, 2009 and notes thereto contained in the Transition Report on Form 10-KT as filed with the SEC. The results of operations for the three and six months ended March 31, 2010 are not necessarily indicative of the results for the full year ending September 30, 2010.  Our unaudited consolidated statements include our the accounts and our controlled entities, including wholly-owned and majority owned subsidiaries. All significant inter-company account balances and transactions have been eliminated.  The financial statements have been reclassified to reflect the impact of discontinued operations.

Change in Fiscal Year

Effective September 7, 2009, we changed our fiscal year end from December 31 to September 30. We have defined various periods that are covered in this report as follows:

"three months ended March 31, 2010” or "second quarter of fiscal 2010" — January 1, 2010 through March 31, 2010.
"three months ended March 31, 2009” — January 1, 2009 through March 31, 2009.
"six months ended March 31, 2010” — October 1, 2009 through March 31, 2010.
  "six months ended March 31, 2009” — October 1, 2008 through March 31, 2009.
 "2009 transition period” — January 1, 2009 through September 30, 2009.
"fiscal 2010” — October 1, 2009 through September 30, 2010.
"fiscal 2008” — January 1, 2008 through December 31, 2008.
"fiscal 2007” — January 1, 2007 through December 31, 2007.

Restatement of Previously Filed Interim Financial Statements

On May 17, 2010 our Board of Directors of China America Holdings, Inc. determined that our previously issued financial statements for the three months ended December 31, 2009 as included in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on February 16, 2010 could no longer be relied upon.

Through internal review we discovered an error in our historical financial statements, we did not properly consolidate an entity we acquired during the first three months ended December 31, 2009 which would require a restatement to correct the identified error.  This restatement will include our acquisition of Shanghai Jinqian Chemical Co., Ltd., a company established under the laws of the PRC ("Jinqian"), and its financial results, as part of our consolidated financial statements begining October 1, 2009, as well as to account for our gain upon our acquisition of Jinqian.  The six months ended March 31, 2010 included in this report has properly included Jinqian as a consolidated entity and we will file an amended 10-Q for our first quarter of fiscal 2010 ended December 31, 2009.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for fiscal 2010 and the 2009 transition period include provisions made for sales and the related allowance for doubtful accounts, valuation of stock-based compensation, and the useful lives of property and equipment and other long-term assets.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, we consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risks

Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and trade accounts receivable. We deposit our cash with high credit quality financial institutions in the United States and China. At March 31, 2010, we had deposits of approximately $965,092 in banks in China. In China, there is no equivalent federal deposit insurance as in the United States; as such these amounts held in banks in China are not insured. We have not experienced any losses in such bank accounts through March 31, 2010.

At March 31, 2010 and September 30, 2009, our bank deposits by geographic area were as follows:

	March 31, 2010		September 30, 2009
China	$965,092	99.55%	$1,721,002	99.99%
United States	4,327	0.45%	229	0.01%
Total cash and cash equivalents	$969,419	100.00%	$1,721,231	100.00%

Customer Concentration

Shanghai 3F New Materials Co., Ltd. and Hangzhou Fuming Refrigeration Co., Ltd. represented 22% and 10.6% of our net revenues in the six months ended March 31, 2010, while Shanghai 3F New Materials Co., Ltd. and Hangzhou Fuming Refrigeration Co., Ltd.  represented 15% and 13% of net revenues in the six months ended March 31, 2009.

Notes Receivable

Notes receivable represents trade accounts receivable due from various customers where a Chinese bank has guaranteed the payment of the receivable. This amount is non-interest bearing and is normally paid within three to six months. Historically, we hav experienced no losses on notes receivable. Our notes receivable totaled $588,007 and $829,890 at March 31, 2010 and September 30, 2009, respectively.

Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful accounts. We maintain allowances for doubtful accounts for estimated losses. We  review the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, we consider many factors, including the age of the balance, customer's payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts of collection. As of March 31, 2010 and September 30, 2009, we have recorded an allowance for doubtful accounts $175,739 and $175,701, respectively, or approximately 6% of gross accounts receivable in both periods.

Inventory

Inventory is stated at the lower of average cost, or market; and consists of raw materials and finished goods. We write down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by us, additional inventory write-downs may be required.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of (i) prepayments to vendors for merchandise that had not yet been shipped, (ii) deposit on Tianjin’s construction in progress, (iii) other receivables. At March 31, 2010 and September 30, 2009, our consolidated balance sheets include prepaid expenses and other current assets of $2,326,844 and $552,460, respectively.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The costs of repairs and maintenance are expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. We examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of Long-Lived Assets

We hav adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. We periodically review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. We did not incur any impairment for the three and six months ended March 31, 2010 and 2009.

Advances from Customers

Advances from customers represent prepayments to us for merchandise that had not yet been shipped. We will recognize the deposits as revenue as customers take delivery of the goods, in accordance with its revenue recognition policy. At March 31, 2010 and September 30, 2009, our consolidated financial statements include advance from customers of $767,204 and $199,905, respectively.

Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
Level 2
Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3
Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheet for cash, accounts and notes receivable, due from related party, accounts payable and accrued expenses, advances from customers, notes payable, loans and amounts due from related parties approximate their fair market value based on the short term maturity of these instruments.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

Employee and Non-Employee Stock-Based Compensation

We account for stock based compensation in which we obtain employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification and accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

Revenue Recognition

We apply paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. We recognize revenue when it is realized or realizable and earned less estimated future doubtful accounts. We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

•	We generate revenue from the sale of its products and records revenues from the sale of products when the goods are shipped, title passes, and collectability is reasonably assured.
•
Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectability of the related receivable is probable.

•	Revenue from the performance of services is recognized upon completion of the service.

Loss per Common Share

Basic earnings per share are computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive common shares consist of the unexercised stock options and warrants. For the three and six months ended March 31, 2010 and 2009, the computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive.

The following table shows the weighted-average number of potentially outstanding dilutive shares excluded from the diluted net loss per share calculation for the three and six month periods ended March 31, 2010 and 2009 as these financial instruments were out-of-the-money and would be anti-dilutive using the treasury stock method:

	For the three and six months ended
	March 31, 2010	March 31, 2009
Stock options issued to employees with exercise prices ranging from $0.08 to $0.20	8,650,000	8,900,000
Common Stock Purchase Warrants with exercise prices ranging from $0.10 to $0.55	61,350,113	63,800,113
Total outstanding potentially-dilutive shares	70,000,113	72,700,113

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

Income Taxes

We account for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Income and Comprehensive Income in the period that includes the enactment date.

We adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  We had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Foreign Currency Translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Section 830-10-55 of the FASB Accounting Standards Codification and are included in determining net income or loss.

Our reporting currency is the U.S. dollar. The functional currency of our Chinese subsidiaries is the Chinese dollar or Renminbi ("RMB"). For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date and weighted average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. The cumulative translation adjustment and effect of exchange rate changes on cash at March 31, 2010 was $386. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated comprehensive loss. A summary of the conversion rates for the periods presented is as follows:

	March 31, 2010	September 30, 2009	December 31, 2008
	(unaudited)
Period end RMB: U.S. dollar exchange rate	6.8361	6.8376	6.8542
Average year-to-date RMB: U.S. dollar exchange rate	6.83603	6.8425	6.9623

Noncontrolling Interest

Noncontrolling interests in our subsidiary are recorded as a component of our equity, separate from the parent’s equity.  Purchase or sale of equity interests that do not result in a change of control are accounted for as equity transactions.  Results of operations attributable to the noncontrolling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Comprehensive Income

Comprehensive income is comprised of net income and other comprehensive income or loss. Other comprehensive income or loss refers to revenue, expenses, gains and losses that under accounting principles generally accepted in the United States are included in comprehensive income but excluded from net income as these amounts are recorded directly as an adjustment to equity. Our comprehensive loss for the three and six months ended March 31, 2010 and 2009 included net loss, unrealized gain on marketable equity securities and foreign currency translation adjustments.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Net income (loss)	$(222,135)	$(203,951)	$340,371	$(730,288)
Other comprehensive (loss) income, net of tax
Unrealized gain on marketable equity securities, net of tax	-	-	-	157,727
Unrealized foreign currency translation gain, net of tax	1,579	5,266	2,042	17,679
Total other comprehensive income, net of tax	1,579	5,266	2,042	175,406
Comprehensive (loss) income	(220,556)	(198,685)	342,413	(554,882)
Comprehensive income (loss) attributable to the noncontrolling interests	(34,448)	3,305	346,393	(60,920)
Comprehensive (loss) income attributable to China America holdings, Inc.	$(186,108)	$(201,990)	$(3,980)	$(493,962)

Recent Accounting Pronouncements

There are no recently issued accounting standards that are expected to have a material effect on our financial condition, results of operations or cash flows.

 NOTE 2 – ACQUISITION

Jinqian

On September 30, 2009, we entered into a share purchase agreement with Ms Cuiqin Xiang and Ms Lihua Hu, the sole owners of Jinqian, to acquire 100% of the outstanding shares of Jinqian for 500,000 RMB (U.S. $73,140), the equivalent of Jinqian’s registered capital.  As of October 1, 2009 Jinqian’s net book value was $274,118 and its identifiable assets were the same as that of their respective fair market values.  As a result of this share purchase agreement, we recognized a gain in the quarter ended December 31, 2009 on this bargain purchase equal to the difference between the $274,118 fair market value of the net assets and the $73,140 price we agreed to pay to acquire Jinqian. The Company considered the guidance under Accounting Standards Codification (ASC) Topic 805 regarding Business Combinations accounting for this transaction. The six months ended March 31, 2010 included in this report has properly included Jinqian as a consolidated entity and we will file an amended 10-Q for our first quarter of fiscal 2010 ended December 31, 2009.

On May 17, 2010 our Board of Directors determined that our previously issued financial statements for the three months ended December 31, 2009 as included in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on February 16, 2010 could no longer be relied upon.  Through internal review we discovered an error in our historical financial statements where we did not properly consolidate Jinqian which would require a restatement to correct the identified error.  This restatement will include our acquisition of Jinqian, and its financial results, as part of our consolidated financial statements begining October 1, 2009, as well as to account for our gain upon our acquisition of Jinqian.  The six months ended March 31, 2010 included in this report has properly included Jinqian as a consolidated entity.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

The following is a breakdown of the acquired nets assets and purchase price, including a $200,978 gain from bargain purchase price on the acquisition of Jinqian:

Purchase price	$73,140

Net Assets Acquired:
Total Assets	316,748
Minus: Liabilities	(42,630)
Total Net Assets Acquired	274,118
*100% ownership
Net Assets Acquired:	274,118

Net assets acquired in excess of purcharse price
Gain on acquisition	$200,978

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions of Jinqian had occurred as of the following periods:

CHINA AMERICA HOLDNGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For the Six Months Ended March 31, 2009
	China America Holdings, Inc.	Jinqian Chemical	China America Holdings, Inc. Pro-forma
Net revenues	$14,126,928	$713,022	$14,839,950
Cost of sales	13,414,719	686,198	14,100,917
Gross profit	712,209	26,824	739,033

Operating expenses:
Selling expenses	334,867	307	335,174
Consulting expense-related party	165,812	-	165,812
Compensation and related taxes	94,452	-	94,452
General and administrative	254,801	25,273	280,074
Total operating expenses	849,932	25,580	875,512
Total operating income (loss)	(137,723)	1,244	(136,479)

Other income (expenses):
Interest income	3,729	-	3,729
Interest expense	(58,656)	-	(58,656)
Interest expense-related party	(4,032)	-	(4,032)
Loss on disposition of property and equipment	(61,958)	-	(61,958)
Realized loss on sale of marketable equity securities	(280,975)	-	(280,975)
Foreign currency transaction loss	(3,781)	-	(3,781)
Total other expenses	(405,673)	-	(405,673)
Net income (loss) from continuing operations before income taxes	(543,396)	1,244	(542,152)

Discontinued operations:
Loss from discontinued operations	(174,560)	-	(174,560)
Total loss from discontinued operations	(174,560)	-	(174,560)
Income (loss) before income taxes	(717,956)	1,244	(716,712)
Income taxes (expense) benefit	(12,332)	(23)	(12,355)
Net income (loss)	(730,288)	1,221	(729,067)
Less: Net income (loss) attributable to noncontrolling interest	60,920	-	60,920
Net income (loss) attributable to China America Holdings, Inc.	$(669,368)	$1,221	$(668,147)

Basic and diluted loss per common share:
Net (loss) income from continuing operations	$-		$-
Net (loss) income from discontinued operations	-		-
Net loss per common share	$-		$-

Weighted average number of shares outstanding:
Basic and diluted	135,810,792		135,810,792

Amounts attributable to China America Holdings, Inc.
Income (loss) from continuing operations, net of tax	$(494,808)	$1,221	$(493,587)
Loss from discontinued operations, net of tax	(174,560)	-	(174,560)
Net income (loss)	$(669,368)	$1,221	$(668,147)

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

CHINA AMERICA HOLDNGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For the Three Months Ended March 31, 2009
	China America Holdings, Inc.	Jinqian Chemical	China America Holdings, Inc. Pro-forma
Net revenues	$6,229,192	$135,272	$6,364,464
Cost of sales	5,742,090	121,619	5,863,709
Gross profit	487,102	13,653	500,755

Operating expenses:
Selling expenses	221,350	-	221,350
Consulting expense-related party	100,000	-	100,000
Compensation and related taxes	53,090	-	53,090
General and administrative	122,032	13,614	135,646
Total operating expenses	496,472	13,614	510,086
Total operating income (loss)	(9,370)	39	(9,331)

Other income (expenses):
Interest income	1,197	-	1,197
Interest expense	(22,290)	-	(22,290)
Loss on disposition of property and equipment	(61,958)	-	(61,958)
Foreign currency transaction loss	(3,480)	-	(3,480)
Total other expenses	(86,531)	-	(86,531)
Net income (loss) from continuing operations before income taxes	(95,901)	39	(95,862)

Discontinued operations:
Loss from discontinued operations	(81,250)	-	(81,250)
Total loss from discontinued operations	(81,250)	-	(81,250)
Income (loss) before income taxes	(177,151)	39	(177,112)
Income taxes (expense) benefit	(26,800)	-	(26,800)
Net income (loss)	(203,951)	39	(203,912)
Less: Net income (loss) attributable to noncontrolling interest	3,305	-	3,305
Net income (loss) attributable to China America Holdings, Inc.	$(207,256)	$39	$(207,217)

Basic and diluted loss per common share:
Net (loss) income from continuing operations	$-		$-
Net (loss) income from discontinued operations	-		-
Net loss per common share	$-		$-

Weighted average number of shares outstanding:
Basic and diluted	135,810,792		135,810,792

Amounts attributable to China America Holdings, Inc.
Income (loss) from continuing operations, net of tax	(126,006)	$39	$(125,967)
Loss from discontinued operations, net of tax	(81,250)	-	(81,250)
Net income (loss)	(207,256)	$39	$(207,217)

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

NOTE 3 - DISPOSITION

On January 19, 2009, we entered into an Asset Purchase Agreement with Pearl Group Advisors, Inc. (“Pearl Group”) for the sale of certain assets related to its Biometrics segment. Pearl Group is wholly owned by Dore S. Perler, a member of our board of directors and its former Chief Executive Officer. Included in the Asset Purchase Agreement are the following assets of the  Biometrics segment; customer and supplier lists, business records, trademarks and other intellectual property and manufacturers and vendors’ warranty claims. The consideration we received in connection with the Asset Purchase Agreement included the assumption of liabilities, if any, by Pearl Group related to the Biometrics segment and the termination of Mr. Perler’s May 1, 2007 employment agreement with us. Also, in connection with the termination of the employment agreement, we paid Mr. Perler during the first quarter of the 2009 transition period the sum of $75,000. As of January 19, 2009, we were no longer engaged in this business segment which was discontinued. We did not incur any costs or take any charges, and do not expect any in the future, related to the sale of the Biometrics segment pursuant to the Asset Purchase Agreement. The following table sets forth for the years indicated selected financial data of our discontinued operations, including the Toy Distribution segment and the Biometrics segment.

The following table sets forth for the three and six months ended March 31, 2010 and 2009 indicated selected financial data of our Biometrics segment discontinued operations.

	Three Months Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
Net Revenues	$-	$-	$-	$-
Cost of Sales	-	-	-	-
Gross profit	-	-	-	-
Operating and other non-operating expenses	-	81,250	-	174,560
Loss from discontinued operations	-	(81,250)	-	(174,560)
Gain from disposal of discontinued operations	-	-	-	-
Total loss from discontinued operations	$-	$(81,250)	$-	$(174,560)

NOTE 4 - INVENTORIES

At March 31, 2010 and September 30, 2009, inventories consisted of:

	March 31, 2010	September 30, 2009
	(unaudited)
Packaging materials	$2,140,942	$1,987,680
Finished goods	314,530	177,887
Total	$2,455,472	$2,165,567

NOTE 5 – DUE TO RELATED PARTIES AND SIGNIFICANT HOLDERS

At March 31, 2010 and September 30, 2009, due to related parties, consists of the following:

	March 31, 2010	September 30, 2009
	(unaudited)
Due to Aihua Hu	$43,784	$10,693
Due to Ying Ye	58,513	58,500
Due to Liang Wenjuan	14,628	14,625
Due to China Direct Industries, Inc.	437,694	144,649
	$554,619	$228,467

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

Mr. Aihua Hu, CEO of AoHong and our principal shareholder , and Mrs. Ying Ye are the minority owners of AoHong. Mr. Hu and Mrs. Ye are husband and wife. Liang Wejuan is the aunt of Mr. Hu.

At March 31, 2010 and 2009, we reflected $437,694 and $144,647, respectively, due to China Direct Industries, Inc. comprised of the followings:

	March 31, 2010	September 30, 2009
	(unaudited)
Interest payable	$25,734	$17,710
Professional fees	318,960	126,939
Consulting services	93,000	-
	$437,694	$144,649

The interest payable of $25,734 reflects the interest expense for a three and six month period on the $410,000 promissory notes due to China Direct Industries, Inc., a significant shareholder of ours. See Note 8 – Notes Payable – Related Party.  The professional fees payable represent legal, auditing, public and investor relations fees that have been paid by China Direct Industries, Inc. on our behalf.  We have an oral agreement with China Direct Industries, Inc. to pay them for the amounts it advances on our behalf.  These amounts are payable to China Direct Industries, Inc. on demand and accrue no interest.

NOTE 6 - PROPERTY AND EQUIPMENT

       At March 31, 2010 and September 30, 2009, property and equipment consisted of the following:

	Estimated Life	March 31, 2010	September 30, 2009
		(unaudited)
Buildings	20 years	$2,378,669	$1,515,412
Auto and Truck	5 years	308,717	303,365
Manufacturing Equipment	10 years	2,292,785	2,089,014
Office Equipment	5-7 years	39,551	52,349
Construction in Progress	-	512,626	678,385
		5,532,348	4,638,525
Less: Accumulated Depreciation		(771,406)	(589,240)
		$4,760,942	$4,049,285

For the six months ended March 31, 2010 and 2009, depreciation expense amounted to $209,073 and $186,778, respectively.

NOTE 7 – INTANGIBLE ASSETS

AoHong has land use rights pursuant to an agreement with the Chinese government. The land use rights are valued at a fixed amount of approximately RMB 600,082, fluctuated by the exchange rate. Under the terms of the agreement, AoHong has rights to use certain land until November 3, 2053. AoHong will amortize these land use rights over the remaining contract period beginning on June 27, 2007 (date of acquisition).

In May 2009, Tianjin Aohong paid Ji City Bureau of Land Resource an aggregate price of RMB 5,137,734 (USD $751,394) for the purchase of the land use rights located in Tianjin province. Under the terms of the land use right acquisition contract, Tianjin Aohong has land use rights with a maturity date of February 22, 2059.

In connection with the acquisition of Jinqian on March 16, 2010, we allocated the difference between the purchase price of acquisition and total net assets acquired from Jinqian to Goodwill.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

At March 31, 2010 and September 30, 2009, intangible assets are valued at the following:

	Estimated Remaining Life	March 31, 2010	September 30, 2009
		(unaudited)
Land Use Rights - Shanghai AoHong	46 years	$87,781	$87,763
Land Use Rights - Tianjin AoHong	50 years	751,559	751,394
Less Accumulated Amortization		(18,977)	(10,503)
		$820,363	$828,654

For the six months ended March 31, 2010 and 2009, amortization expense amounted to $8,472 and $999, respectively.

NOTE 8 - NOTES PAYABLE

Notes payable consisted of the following at March 31, 2010 and September 30, 2009:

	March 31, 2010	September 30, 2009
	(unaudited)
Notes payable to Industrial and Commercial Bank of China Yangpu Road Branch, due on July 20, 2010. Interest only payable quarterly at an annual rate of 5.103%. Secured by Accounts Receivable of Shanghai 3F Material Co. Ltd. amount of $437,384	$437,384	435,825
Notes payable to Industrial and Commercial Bank of China Yangpu Road Branch, due on January 20, 2010. Interest only payable quarterly at an annual rate of 5.103%. Secured by Accounts Receivable of Shanghai 3F Material Co., Ltd. amount of $478,677. This note was satisified at maturity.	-	381,713
Notes payable to Industrial and Commercial Bank of China Yangpu Road Branch, due on May 20, 2010. Interest only payable quarterly at an annual rate of 5.103%. Secured by Accounts Receivable of Shanghai 3F Material Co., Ltd. amount of $425,681.	425,681	-
Notes payable to Country Commercial Bank HuaTing Branch, due on October 9, 2010. Interest only payable quarterly at an annual rate of 5.841%. Secured by the buildings located at 333 and 338 Huhua E.Rd Jiading Shanghai.	365,706	-
Bank acceptances payable, non-interest bearing. Secured by restricted cash of $1,287,284 and 877,501 at March 31, 2010 and September 30, 2009 payable on demand.	2,779,362	2,193,752
Note payable to individual, due on demand with interest due at 10% per annum and unsecured.	25,000	25,000
Total	4,033,133	3,036,290
Less: current position	(4,033,133)	(3,036,290)
Long-Term portion of notes payable	$-	$-

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 9 - NOTES PAYABLE – RELATED PARTY

Notes payable – related party is comprised of an aggregate of $410,000 borrowed from China Direct Industries, Inc. for working capital.  The due date of the $400,000 note was initially due on June 30, 2009 and was amended during the second quarter of the 2009 transition period to extend the maturity date to June 30, 2010. In August 2008, we borrowed $400,000 from China Direct Industries, Inc. under the terms of a secured promissory note. We used the proceeds to fund our commitments to AoHong and for working capital purposes. As collateral for the note we assigned China Direct Industries, Inc. the 53,654 shares of common stock of China Direct Industries, Inc. we owned which were tendered to us by Mr. Wei Lin as consideration for our sale to him of our 60% interest in Big Tree Toys, Inc. in April 2008. These shares were subsequently released as collateral by China Direct Industries, Inc. and were sold in December 2008 to provide funds for general working capital; therefore, the loan is currently unsecured. On February 17, 2010, we borrowed another $10,000 from China Direct Industries, Inc. for working capital purpose. This loan is due on February 17, 2011 with an annual interest rate of 4%.

NOTE 10 - SHAREHOLDERS' EQUITY

Common Stock

Common Stock Issued For Services

In August 2009 we entered into a consulting and management agreement with China Direct Investments, Inc., a subsidiary of China Direct Industries, Inc. The agreement is for a term of 24 months from October 1, 2009 to September 30, 2011. The agreement may be extended for an additional 12 months upon mutual agreement of the parties. We engage the services of the consultant as our representative in the United States. The provided services include but not limited to general business consulting, management of professional resources, coordination of preparation and filing of public disclosures, assistance in financial management and the implementation of internal controls, managing investor road show/investment conferences, assisting in the implementation of acquisition deals, etc.  Under the term of the agreement, we agreed to issue China Direct Investments, Inc. a total of 64,000,000 shares of our common stock. 8,000,000 shares are payable by the ending of each quarter ending December 31, March 31, June 30, and September 30 starting October 1, 2009 and will be fair valued using the average stock price over the quarter the services were earned. This agreement also provides for the payment of discretionary award fees to be paid to the consultant and/or its designees. Upon the mutual agreement of the parties, the fees can be paid either in cash or marketable securities.

As of March 31, 2010, we had accrued a consulting fee of $124,000, of which, $93,000 was included in Due to Related Parties and $31,000 is included in accrued expense.  This amount reflects the fair value of 8,000,000 shares of our common stock payable under the terms of the consulting agreement with China Direct Industries, Inc.

Stock Option Grants

Stock option activity for the six months ended March 31, 2010 is summarized as follows:

	Number of Options	Weighted Average Exercise Price
Balance at December 30, 2008	7,900,000	$0.08
Granted	1,000,000	0.20
Exercised	-	-
Forfeited	-	-
Balance at September 30, 2009	8,900,000	$0.09
Granted	-	-
Exercised	-	-
Forfeited	(250,000)	0.19
Balance at March 31, 2010	8,650,000	$0.09

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

The following table summarizes our stock options outstanding at March 31, 2010:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2009	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2009	Weighted Average Exercise Price
$0.07-0.08	7,250,000	2.29 Years	$0.073	7,250,000	$0.073
0.19-0.20	1,400,000	1.26 Years	0.200	1,400,000	0.200
	8,650,000		$0.094	8,650,000	$0.094

Common Stock Warrants

Stock warrant activity for the six months ended March 31, 2010 is summarized as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance at December 31, 2008	63,800,113	$0.16
Granted	-	-
Exercised	-	-
Forfeited	(2,450,000)	0.50
Balance at September 30, 2009	61,350,113	$0.14
Granted	-	-
Exercised	-	-
Forfeited	-	-
Balance at March 31, 2010	61,350,113	$0.14

The following table summarizes our warrants to purchase its common stock outstanding at March 31, 2010:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2009	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2009	Weighted Average Exercise Price
$0.35-0.55	5,668,455	1.05 Years	$0.35	5,668,455	$0.35
0.16-0.20	1,104,250	0.40 Years	0.16	1,104,250	0.16
0.12	52,477,408	2.50 Years	0.12	52,477,408	0.12
0.10	2,100,000	2 Years	0.10	2,100,000	0.10
	61,350,113		$0.14	61,350,113	$0.14

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 11 - FOREIGN OPERATIONS

As of March 31, 2010 substantially all of our revenues and assets are associated with subsidiaries located in the People's Republic of China. Assets at March 31, 2010 and September 30, 2009 as well as net revenues for the three months and six months ended March 31, 2010 and 2009 are as follows:

	United States	People's Republic of China	Total
Net Revenues for the three months ended March 31, 2010	$-	$8,555,365	$8,555,365
Net Revenues for the three months ended March 31, 2009	$-	$6,229,192	$6,229,192
Net Revenues for the six months ended March 31, 2010	$-	$19,813,954	$19,813,954
Net Revenues for the six months ended March 31, 2009	$-	$14,126,928	$14,126,928
Identifiable assets at March 31, 2010	$4,327	$16,157,859	$16,162,186
Identifiable assets at September 30, 2009	$229	$13,879,560	$13,879,789

NOTE 12 - SEGMENT INFORMATION

The following information is presented in accordance with Topic 280 of the FASB Accounting Standards Codification on Segment Reporting. In the 2009 transition period we conducted business in one segment: Chemical Distribution, while in fiscal 2008 and fiscal 2007 we reported in three segments; (i) Chemical Distribution, (ii) Biometrics, and (iii) Toy Distribution. Our historical operations were the design, development, manufacture and sale of biometric identification products. In June 2007 we acquired a 56.08% interest in AoHong, creating our Chemical Distribution Segment. In fiscal 2008 we discontinued our Biometrics segment. Prior to the discontinuance of this business, revenues from AoHong represented in excess of 99% of our consolidated net revenues for each of fiscal 2007. In January 2009 we sold our historical operations related to the Biometrics segment to our former CEO and AoHong’s operations now represent all of our business and operations. In August 2007, we created a Toy Distribution segment when we acquired a 60% interest in Big Tree. We did not report any revenues from Big Tree during fiscal 2008 or fiscal 2007. We found that we were unable to obtain appropriate financial information pertaining to Jieyang Big Tree for the purposes of consolidating those results with our financial statements in accordance with generally accepted accounting principles. This segment never commenced operations and we discontinued the segment in April 2008.

NOTE 13 - STATUTORY RESERVES

We are required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People's Republic of China (the "PRC GAAP"). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities' registered capital or members' equity. Appropriations to the statutory public welfare fund are at a minimum of 5% of the after tax net income determined in accordance with the PRC GAAP. Commencing on January 1, 2006, the new PRC regulations waived the requirement for appropriating retained earnings to a welfare fund. For the six months ended March 31, 2010, statutory reserve activity is as follows:

Aohong
Balance - December 31, 2008	$687,717
Additional to statutory reserves	16,604
Balance - September 30, 2009	$704,321
Additional to statutory reserves	51,845
Balance - March 31, 2010	$756,166

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Under the terms of the June 27, 2007 Membership Interest Purchase Agreement entered into among us, AoHong, Aihua Hu and Ying Ye, we are required to contribute an aggregate of $3,380,000 of capital to AoHong between September 2007 and June 2009 in addition to the issuance of 12,500,000 shares of its common stock to Aihua Hu. The 12,500,000 shares were previously issued and as of February 13, 2010, $1,780,000 of the cash contribution obligation remains due to AoHong.  AoHong has orally agreed to extend the payment date of this balance to on or before November 2, 2010.  This inter-company commitment is eliminated upon consolidation and thus does not appear on the balance sheet as a liability.

NOTE 15 – SUBSEQUENT EVENTS

In accordance with Topic 855 of the FASB Accounting Standards Codification, we have evaluated subsequent events through May 17, 2010, the date of issuance of the unaudited condensed consolidated financial statements and disclose the following subsequent events:

In March 2010, we entered into a consulting agreement with Bespoke Growth Partners, Inc. for a term of 6 months from March 31, 2010 to perform investor relations consulting services. Under the terms of the agreement, we agreed to pay Bespoke Growth Partners, Inc. as compensation, $24,000 in cash and 2,0000,000 shares of our common stock.  On April 7, 2010, China Direct Investments, Inc. agreed to pay a portion of these fees by amending its consulting agreement with us and agreed to transfer to Bespoke Growth Partners, Inc. 2,000,000 shares of our common stock China Direct Investments, Inc. it would receive from us as consulting fees.  In exchange for its agreement, China Direct Investments, Inc. agreed with Bespoke Growth Partners, Inc. that it will perform certain investor relations services that China Direct Investments, Inc. will no longer be obligated to perform during the term of the Bespoke Growth Partners, Inc. consulting agreement.  During April 2010, we paid cash of $24,000 and issued 2,000,000 shares of our common stock to Bespoke Growth Partners, Inc.  Also in April 2010 we issued 6,000,000 shares of our common stock to China Direct Industries, Inc. for consulting services it performed during our second quarter of fiscal 2010 in connection with our August 2009 management and consulting agreement with them.

In May 2010, we entered into a consulting agreement with GeoInvesting, LLC. The agreement is for a term of one year from May 3, 2010.  Under the terms of the agreement, we agree to issue GeoInvesting, LLC a total of 800,000 shares of our common stock.  During May 2010, we issued 800,000 shares of our common stock to GeoInvesting, LLC related to this agreement.

In May 2010, we entered into a consulting agreement with OptInvestor, LLC. The agreement is for a term of 4 weeks from May 4, 2010. Under the terms of the agreement, we agree to pay a cash of $1,500 and issue OptInvestor, LLC a total of 100,000 shares of our common stock.  During May 2010, we issued 100,000 shares of our common stock to OptInvestor, LLC under the terms of this agreement. No cash has been paid up to date.

In connection with China America Holdings, Inc.’s offering of units in 2007, we issued five year common stock purchase warrants to purchase 52,477,408 shares of common stock exercisable at $0.12 per share. The subscription agreement for this offering and the warrants both provided that while the purchasers own any securities sold in the offering, such securities are subject to anti-dilution protections afforded to the purchasers in the event of corporate events such as stock splits and dividends. In addition, under the terms of the subscription agreement for this offering in the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the per share purchase price of the shares of common stock in this offering which was $0.06, or less than the exercise price per warrant share which is $0.12, respectively, without the consent of the purchasers then holding securities issued in this offering, each purchaser has the right to apply the lowest such price to the purchase price of shares purchased and still held by the purchaser and to shares issued upon exercise of the warrants still held by the purchaser which will result in the issuance of additional shares to the purchaser, including under any unexercised warrants. This provision is commonly referred to as a Most Favored Nations provision.

During May, 2010 we entered into an Amendment to Subscription Agreement and Common Stock Purchase Warrant with the holders of certain of the investors in the September 2007 Offering who hold warrants to purchase 40,551,465 shares of our common stock. This amendment deleted the Most Favored Nation provision from the subscription agreement and the warrants in exchange for a reduction in the exercise price of the warrants.  Accordingly, the exercise price of the warrants will be reduced from $0.12 per share to $0.04 per share through the remaining term of the warrants.  The remaining warrants issued and sold in the offering did not participate in this modification and accordingly have not waived the Most Favored Nations provision of the subscription agreement and warrants and the exercise price of those warrants remains at $0.12 per share.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China America Holdings, Inc. and Subsidiaries
Shanghai, China

We have audited the accompanying consolidated balance sheets of China America Holdings, Inc. and Subsidiaries as of September 30, 2009 and December 31, 2008 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the period ended September 30, 2009 and the year ended December 31, 2008.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amount and disclosures in the combined financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China America Holdings, Inc. and Subsidiaries as of September 30, 2009 and December 31, 2008, and the results of their operations and their cash flows for the period ended September 30, 2009 and the year ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
January 12, 2010

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash	$1,721,231	$2,228,455
Accounts receivable, net	2,782,814	3,778,096
Notes receivable	829,890	1,104,343
Inventory	2,165,567	1,719,796
Tax receivable	43,137	-
Advance on purchases	112,974	405,674
Prepaid expense and other current assets	439,486	48,186
Total current assets	8,095,099	9,284,550

LONG-TERM ASSETS:
Restricted cash	877,501	175,075
Property and equipment, net	4,049,285	3,394,157
Land use rights, net	828,654	84,746
Deposit on land use rights	-	744,303
Other assets	29,250	31,221
Total other assets	5,784,690	4,429,502
Total assets	$13,879,789	$13,714,052
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Notes payable	$3,036,290	$2,602,982
Notes payable-related party	400,000	400,000
Accounts payable and accrued expenses	893,391	957,190
Advances from customers	199,905	424,320
Taxes payables	458,570	487,223
Due to related parties	228,467	208,568
Total current liabilities	5,216,623	5,080,283
EQUITY:
China America Holdings, Inc. shareholders' equity
Common stock: $.001 par value, 500,000,000 shares authorized; 151,810,792 and 135,810,792 shares issued and outstanding at September 30, 2009 and December 31, 2008	151,811	135,811
Additional paid-in capital	20,014,547	19,661,352
Statutory reserves	704,321	687,717
Accumulated deficit	(17,650,606)	(17,180,183)
Accumulated other comprehensive income	428,109	415,630
Total China America Holdings, Inc. shareholders' equity	3,648,182	3,720,327
Noncontrolling interest	5,014,984	4,913,442
Total equity	8,663,166	8,633,769
Total liabilities and equity	$13,879,789	$13,714,052

See notes to consolidated financial statements.

CHINA AMERICA HOLDNGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008	Twelve Months Ended December 31, 2008
		Unaudited
Net revenues	$22,883,725	$27,069,776	$34,967,512
Cost of sales	20,967,658	24,606,462	32,279,091
Gross profit	1,916,067	2,463,314	2,688,421
Operating expenses:
Selling expenses	730,662	634,883	748,400
Consulting and investor relations expense	28,966	155,420	153,420
Consulting expense-related party	289,000	110,000	175,812
Compensation and related taxes	329,557	198,310	239,672
General and administrative	657,202	376,619	511,388
Total operating expenses	2,035,387	1,475,232	1,828,692
Total operating (loss) income	(119,320)	988,082	859,729
Other income (expenses):
Interest income	5,352	13,430	15,962
Interest expense	(28,552)	(50,133)	(86,499)
Interest expense-related party	(11,967)	(1,710)	(5,742)
Other income	34,698	-	-
Loss on disposition of property and equipment	(63,453)	-	-
Realized loss on sale of marketable equity securities	-	(45,008)	(325,983)
Foreign currency transaction gain (loss)	(4,695)	5,915	5,614
Total other expenses	(68,617)	(77,506)	(396,648)
Net (loss) income from continuing operations before income taxes	(187,937)	910,576	463,081
Discontinued operations:
Gain from disposal of discontinued operations	-	45,912	45,912
Loss from discontinued operations	(75,375)	(185,427)	(278,737)
Total loss from discontinued operations	(75,375)	(139,515)	(232,825)
(Loss) Income before income taxes	(263,312)	771,061	230,256
Provision for income taxes	(98,739)	(369,084)	(354,616)
Net (loss) income	(362,051)	401,977	(124,360)
Less: Net income attributable to noncontrolling interest	(91,768)	(501,023)	(436,798)
Net (loss) income attributable to China America Holdings, Inc.	$(453,819)	$(99,046)	$(561,158)
Basic and diluted loss per common share:
Net (loss) income from continuing operations	$(0.00)	$0.00	$(0.00)
Net (loss) income from discontinued operations	(0.00)	(0.00)	(0.00)
Net loss per common share	$(0.00)	$0.00	$(0.00)
Weighted average number of shares outstanding:
Basic and diluted	141,338,265	135,798,967	135,802,216
Amounts attributable to China America Holdings, Inc.
(Loss) income from continuing operations, net of tax	$(378,444)	$40,469	$(328,333)
Discontinued operations, net of tax	(75,375)	(139,515)	(232,825)
Net (loss) income	$(453,819)	$(99,046)	$(561,158)

See notes to consolidated financial statements.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2008 and NINE MONTHS ENDED SEPTEMBER 30, 2009
	China America Holdings, Inc. Shareholders
	Common Stock, $.001 Par Value
	Number of Shares	Amount	Additional Paid-in Capital	Statutory Reserves	Accumulated Deficit	Accumulated Other Comprehensive Income	Noncontrolling Interest	Comprehensive Income	Total Equity

Balance, December 31, 2007	135,700,792	$135,701	$19,541,062	$628,017	$(16,559,325)	$98,215	$4,378,042	$-	$8,221,712

Common stock issued for services	110,000	110	10,290	-	-	-	-	-	10,400
Contributed services	-	-	110,000	-	-	-	-	-	110,000
Comprehensive income:
Appropriation of statutory reserves	-	-	-	59,700	(59,700)	-	-	-	-
Net loss for the year	-	-	-	-	(561,158)	-	436,798	(124,360)	(124,360)
Other comprehensive income, net of tax:
Foreign currency translation adjustment	-	-	-	-	-	317,415	98,602	416,017	416,017
Other comprehensive income								416,017	416,017
Comprehensive income	-	-	-	-	-			291,657	291,657
Balance, December 31, 2008	135,810,792	135,811	19,661,352	687,717	(17,180,183)	415,630	4,913,442	-	8,633,769

Common stock issued for services	16,000,000	16,000	273,000	-	-	-	-	-	289,000
Option expense for Aihua Hu			80,195						80,195
Comprehensive loss:
Appropriation of statutory reserves	-	-	-	16,604	(16,604)	-	-	-	-
Net loss for the period	-	-	-	-	(453,819)	-	91,768	(362,051)	(362,051)
Other comprehensive income, net of tax:
Foreign currency translation adjustment	-	-	-	-	-	12,479	9,774	22,253	22,253
Other comprehensive income								22,253	22,253
Comprehensive loss	-	-	-	-	-	-	-	$(339,798)	(339,798)
Balance, September 30, 2009	151,810,792	$151,811	$20,014,547	$704,321	$(17,650,606)	$428,109	$5,014,984		$8,663,166

See notes to consolidated financial statements.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008	Twelve Months Ended December 31, 2008
Cash flows from operating activities:		Unaudited
Net (loss) income	$(362,051)	$401,977	$(124,360)
Less: (Loss) income from discontinued operations	(75,375)	(139,515)	(232,825)
Adjustments to reconcile (loss) income from continuing operations to net cash provided by (used in) continuing operations:
Depreciation and amortization	269,059	221,061	312,156
Allowance for doubtful accounts	175,575	(199,385)	(196,353)
Realized and unrealized loss on marketable equity securities	-	45,008	325,983
Loss on disposition of property and equipment	63,453	-	-
Gain on sale of discontinued operations	-	(45,912)	(45,912)
Common stock issued for services	289,000	10,400	10,400
Option compensation expense	80,195	-	-
Contributed services	-	110,000	110,000
Changes in assets and liabilities:
Accounts receivable	828,158	165,058	892,205
Notes receivable	276,935	(221,972)	(737,199)
Inventory	(441,279)	(1,353,039)	(537,636)
Advances on purchase	293,474	(912,120)	(34,294)
Prepaid expenses and other current assets	2,185	(10,546)	49,322
Taxes receivable	(43,106)	-	-
Other assets	2,042	245,239	240,921
Accounts payable and accrued expenses	(65,821)	(110,397)	(68,028)
Taxes payable	(29,814)	502,654	479,662
Advances from customers	(225,283)	56,510	316,228
Deferred revenue	-	(15,489)	-
Net cash provided by (used in) continuing operations	1,188,097	(971,438)	1,225,920
Adjustments to reconcile loss from discontinued operations to net cash used in discontinued operations:
Net liabilities from discontinued operations	-	-	2,291
Loss from discontinued operations	(75,375)	(139,515)	(232,825)
Net cash used in discontinued operations	(75,375)	(139,515)	(230,534)
Net cash provided by (used in) operating activities	1,112,722	(1,110,953)	995,386

Cash flows from investing activities:
Proceeds from sale of marketable equity securities	-	29,254	117,047
Purchase of property and equipment	(971,184)	(1,637,013)	(1,629,183)
Prepaid expense-Deposit on TianJin construction	(393,095)	-	-
Purchase of Land use rights	(750,855)	-	-
Decrease (Increase) in deposit on land use rights	745,574	-	(732,752)
Net cash flows used in investing activities	(1,369,560)	(1,607,759)	(2,244,888)

Cash flows from financing activities:
Proceeds from notes payable	426,744	1,784,811	1,214,392
Proceeds from (repayment of) related party advances	19,483	15,276	(118,599)
(Increase) decrease in restricted cash	(701,497)	(58,369)	287,263
Net cash flows (used in) provided by financing activities	(255,270)	1,741,718	1,383,056

Effect of exchange rate on cash	4,884	55,267	82,421
Net (decrease) increase in cash	(507,224)	(921,727)	215,975
Cash - beginning of year or period	2,228,455	2,012,480	2,012,480
Cash - end of year or period	$1,721,231	$1,090,753	$2,228,455

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$28,552	$21,950	$86,499
Income taxes	$77	$-	$3,235

See notes to consolidated financial statements.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

China America Holding, Inc., formerly Sense Holdings, Inc., a Florida corporation and its subsidiaries are referred to in this report as the “Company”, “we”, “us”, “our”, or “China America Holdings”.  The Company was formed on July 13, 1998.  On June 27, 2007 we acquired a 56.08% interest in Shanghai AoHong Chemical Co. Ltd. ("AoHong"), a Chinese limited liability company, from Mr. Aihua Hu and his wife, Mrs. Ying Ye in exchange for a commitment to contribute $3,380,000 to AoHong. Our commitment to AoHong originally required us to provide an aggregate of $3,380,000 between September 2007 and June 2009 as follows: $800,000 before September 30, 2007, $400,000 before June 30, 2008, $600,000 before December 31, 2008 and the remaining balance due of $1,580,000 by June 27, 2009. The Company used $1,200,000 from a unit offering completed in 2007 and a $400,000 in August 2008 from a related party note payable to partially fulfill this obligation.  The minority owners have orally agreed to extend the due date of the remaining balance of $1,780,000 to November 20, 2010.  We will be required to raise additional capital to fund the remaining balance of the obligation. In addition, the Company issued Mr. Aihua Hu, the minority owner and CEO AoHong, 12,500,000 shares of the Company’s common stock valued at $1,187,500 as additional consideration.

AoHong sells and distributes assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishing agents and assorted aerosol sprays.

The operations of AoHong are comprised of three basic functions:

•
Repackaging bulk quantities of liquid coolants into smaller packaging for resale and distribution. Approximately 30% and approximately 15%, respectively, of its net revenues were generated from this activity for the year ended September 30, 2009 and 2008;

•
Custom mixing of various raw materials in accordance with customer specifications into a new product. AoHong employs two engineers who work with customers to derive proper mixture of chemicals. Approximately 5% and 15% of its net revenues were generated from this activity during the year ended September 30, 2009 and 2008, respectively, and

•
Distribution of bulk quantities of liquid coolants directly to customers who in turn resell the product. Approximately 65% and approximately 70%, respectively, of its net revenues were generated from this activity during the year ended September 30, 2009 and 2008, respectively.

Customers of AoHong include manufacturers of automobiles, refrigerators and air conditioners as well as distributors of coolants.

AoHong was established in February 2000 as Shanghai AoHong Industry Co., Ltd. On July 5, 2007 AoHong changed its name to Shanghai AoHong Chemical Co., Ltd. AoHong has two wholly-owned subsidiaries; Shanghai Binghong Trading Co., Ltd. which was established in March 2002 and Shanghai Wuling Environmental Material Co., Ltd. which was established in January 2005.

On August 31, 2007, the Company closed an acquisition of 60% of the issued and outstanding common stock of Big Tree Toys, Inc, a Florida corporation ("Big Tree"), from CDI China, Inc., a wholly-owned subsidiary of China Direct, Inc. (“China Direct”). Big Tree was incorporated in the State of Florida on November 20, 2006 and its wholly owned subsidiary Jieyang Big Tree Toy Enterprise Co., Ltd. ("Jieyang Big Tree"), a Chinese limited liability company, was established on January 22, 2007 as a wholly foreign owned entity in China. China Direct acquired 60% of Big Tree in February 2007 in exchange for shares of its common stock and a commitment to provide a $1 million working capital loan subject to the satisfaction of certain revenue milestones by Big Tree. Both Big Tree and Jieyang Big Tree were development stage companies which had not yet commenced operations. On April 30, 2008, the Company entered into an Agreement with Wei Lin and China Direct pursuant to which the Company transferred all its right, title and interest in and to 60% of the stock of Big Tree to Mr. Lin in exchange for 53,654 shares of the common stock of China Direct owned by Mr. Lin. As a result of this transaction, the Company no longer owns any interest in Big Tree or its wholly-owned subsidiary, Jieyang Big Tree (See Note 2).

In November 2008, the Company created AoHong (Tianjin) Chemical Co., Ltd. a Chinese limited liability company as a wholly owned subsidiary, (“AoHong Tianjin”), to expand our distribution channels to the Beijing region.  AoHong Tianjin will serve as a second production base in northern China.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

Basis of Presentation

Change in Fiscal Year

Effective September 7, 2009, we changed our fiscal year end from December 31 to September 30. We have defined various periods that are covered in this report as follows:

•	“2009 transition period” — January 1, 2009 through September 30, 2009.
•	“first nine months of 2008” — January 1, 2008 through September 30, 2008.
•	“fiscal 2010” — October 1, 2009 through September 30, 2010.
•	“fiscal 2008” — January 1, 2008 through December 31, 2008.
•	“fiscal 2007” — January 1, 2007 through December 31, 2007.

The consolidated financial statements include China America Holdings, Inc. and all its subsidiaries, including those operating outside the United States of America. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  Our year end during the calendar year 2008 and prior is December 31st. In this transition report, we have changed our year end to September 30, beginning with September 30, 2009.  The year ended December 31, 2008 is referred to as “fiscal 2008”, the nine month transition period ended September 30, 2009 is referred to as “2009 transition period”. Our consolidated statements include the accounts of the Company and its controlled entities, including wholly-owned and majority owned subsidiaries. All significant inter-company account balances and transactions have been eliminated.  The financial statements have been reclassified to reflect the impact of discontinued operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for the 2009 transition period and fiscal 2008 periods include provisions made for sales and the related allowance for doubtful accounts, valuation of stock-based compensation, and the useful lives of property and equipment and other long-term assets, and  assumptions used in assessing impairment of long-term assets and valuation of deferred tax assets.

Concentration of Credit Risks

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in the United States and China. At September 30, 2009, the Company had deposits of $1,721,002 in banks in China. In China, there is no equivalent federal deposit insurance as in United States; as such these amounts held in banks in China are not insured. The Company has not experienced any losses in such bank accounts through September 30, 2009. A significant portion of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms.  The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

At September 30, 2009 and December 31, 2008, our bank deposits by geographic area were as follows:

Country	September 30, 2009		December 31, 2008
China	$1,721,002	99.99%	2,135,998	95.85%
United States	229	0.01%	$92,457	4.15%
Total cash and cash equivalents	$1,721,231	100.00%	$2,228,455	100.00%

In an effort to mitigate any potential risk, the Company periodically evaluates the credit quality of the financial institutions at which it holds deposits, both in the United States and China.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Marketable Equity Securities

For the year ended December 31, 2008 , the Company recognized an aggregate realized loss of $325,983  from the sale of trading marketable equity securities which has been reflected in the accompanying consolidated statement of operations. At September 30, 2009 and December 31, 2008, the Company did not own any marketable securities.

Notes Receivable

Notes receivable represents trade accounts receivable due from various customers where a Chinese bank has guaranteed the payment of the receivable. This amount is non-interest bearing and is normally paid within three to six months. Historically, the Company has experienced no losses on notes receivable. The Company‘s notes receivable totaled $829,890 and $1,104,343 at September 30, 2009 and December 31, 2008, respectively.

Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. As of September 30, 2009 and December 31, 2008, the Company has recorded an allowance for doubtful accounts of $175,701 and $0, respectively.

Inventories

Inventories are stated at the lower of average cost or market and consist of raw materials and finished goods. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist primarily of prepayments to vendors for merchandise that had not yet been shipped and the deposit on Tianjin’s construction in progress. At September 30, 2009 and December 31, 2008, prepaid expenses and other current assets consist of the followings:

	September 30, 2009	December 31, 2008
Deposit on TianJin construction	$393,377	$-
Others	46,109	48,186
Total	$439,486	$48,186

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The costs of repairs and maintenance are expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of Long-Lived Assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not incur any impairment for the nine months transition period ended September 30, 2009 and the year ended December 31, 2008.

Advances from Customers

Advances from customers represent prepayments to the Company for merchandise that had not yet been shipped. The Company will recognize the deposits as revenue as customers take delivery of the goods, in accordance with its revenue recognition policy.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company began using the following methods and hierarchy for measuring fair value :

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
•
Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•
Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheet for cash, accounts and notes receivable, due from related party, accounts payable and accrued expenses, advances from customers, notes payable, loans and amounts due from related parties approximate their fair market value based on the short term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the consolidated balance sheets at fair value.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

•	The Company generates revenue from the sale of its products and records revenues from the sale of products when the goods are shipped, title passes, and collectability is reasonably assured.
•
Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectability of the related receivable is probable.

•	Revenue from the performance of services is recognized upon completion of the service.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

Loss per Common Share

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive common shares consist of the unexercised stock options and warrants. For the nine months transition period ended September 30, 2009 and the year ended December 31, 2008, the computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive.  The Company's common stock equivalents at September 30, 2009 and December 31, 2008 include the following:

	September 30, 2009	December 31, 2008
Options	8,900,000	7,900,000
Warrants	61,350,113	63,800,113
	70,250,113	71,700,113

Stock Based Compensation

The Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements.

Non-Employee Stock-Based Compensation

The cost of stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date as to when the service was substantially performed.

Income Taxes

The Company accounts for income taxes utilizing the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between the financial reporting basis and tax bases of the Company's assets and liabilities result in a deferred tax asset, we an evaluation of the probability of our being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

To evaluate our uncertain tax positions, we use a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.  The cumulative translation adjustment and effect of exchange rate changes on cash for the transition period year ended September 30, 2009 and year ended December 31, 2008 was $4,884 and $82,421, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter any material transaction in foreign currencies and accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at September 30, 2009 and December 31, 2008 were translated at 6.8376 RMB to $1.00 and at 6.8542 RMB to $1.00, respectively. Equity accounts were stated at their historical rate. The average translation rates applied to the statements of income for the nine months transition period ended September 30, 2009 and year ended December 31, 2008 were 6.84251 RMB and 6.96225 RMB to $1.00, respectively.  In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Noncontrolling Interest

Noncontrolling interests in our subsidiary are recorded as a component of our equity, separate from the parent’s equity.  Purchase or sale of equity interests that do not result in a change of control are accounted for as equity transactions.  Results of operations attributable to the noncontrolling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Comprehensive Loss

Comprehensive income is comprised of net income and other comprehensive income or loss. Other comprehensive income or loss refers to revenue, expenses, gains and losses that under accounting principles generally accepted in the United States are included in comprehensive income but excluded from net income as these amounts are recorded directly as an adjustment to equity.

Our other comprehensive income consists of foreign currency translation adjustments and unrealized losses on marketable equity securities. The following table sets forth the computation of comprehensive income for the nine months ended September 30, 2009 and 2008 and for the year ended December 31, 2008:

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2009	2008	2008
		Unaudited
Net (loss) income	$(362,051)	$401,977	$(124,360)
Other comprehensive (loss) income, net of tax
Unrealized loss on marketable equity securities, net of tax	-	(157,727)	-
Unrealized Foreign currency translation gain, net of tax	22,253	403,604	416,017
Total other comprehensive income, net of tax	22,253	245,877	416,017
Comprehensive (loss) income	(339,798)	647,854	291,657
Less: Comprehensive income attributable to the noncontrolling interests	101,542	596,683	535,400
Comprehensive (loss) Income attributable to China America Holdings, Inc.	$(441,340)	$51,171	$(243,743)

Shipping Costs

Shipping costs are included in selling expenses and totaled $407,481 and $513,655 for the nine months ended September 30, 2009 and 2008, respectively.

Advertising

Advertising is expensed as incurred and was not material for the nine months ended September 30, 2009 and 2008.

Recent Accounting Pronouncements

EITF Issue No. 07-5 (ASC 815), "Determining Whether an Instrument (or embedded Feature) is Indexed to an Entity's Own Stock" (EITF 07-5) was issued in June 2008 to clarify how to determine whether certain instruments or features were indexed to an entity's own stock under EITF Issue No. 01-6 (ASC 815), "The Meaning of "Indexed to a Company's Own Stock" (EITF 01-6) (ASC 815),. EITF 07-5(ASC 815), applies to any freestanding financial instrument (or embedded feature) that has all of the characteristics of a derivative as defined in FAS 133, for purposes of determining whether that instrument (or embedded feature) qualifies for the first part of the paragraph 11(a) scope exception. It is also applicable to any freestanding financial instrument (e.g., gross physically settled warrants) that is potentially settled in an entity's own stock, regardless of whether it has all of the characteristics of a derivative as defined in FAS 133 (ASC 815), for purposes of determining whether to apply EITF 00-19 (ASC 815). EITF 07-5(ASC 815) does not apply to share-based payment awards within the scope of FAS 123(R), Share-Based Payment (FAS 123(R) (ASC 718)). However, an equity-linked financial instrument issued to investors to establish a market-based measure of the fair value of employee stock options is not within the scope of FAS 123(R) and therefore is subject to EITF 07-5(ASC 815).

In January 2009, the FASB issued FSP EITF 99-20-1 (ASC 325), to amend the impairment guidance in EITF Issue No. 99-20 (ASC 325) in order to achieve more consistent determination of whether an other-than-temporary impairment (“OTTI”) has occurred. This FSP amended EITF 99-20 (ASC 325) to more closely align the OTTI guidance therein to the guidance in Statement No. 115 (ASC 320, 10-35-31). Retrospective application to a prior interim or annual period is prohibited. The guidance in this FSP was considered in the assessment of OTTI for various securities at December 31, 2008.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99”  which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98,  Classification and Measurement of Redeemable Securities .  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value” , which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”, which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53,  Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock  and EITF Topic D-42,  The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock . The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees” .  This update represents a correction to Section 323-10-S99-4,  Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee . Additionally, it adds observer comment  Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees  to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)” , which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

NOTE 2 - DISPOSITIONS

Big Tree

On April 30, 2008, the Company entered into an Agreement with Wei Lin and China Direct pursuant to which the Company transferred all of its rights, title and interest in and to 60% of the stock of Big Tree to Mr. Lin in exchange for 53,654 shares of the common stock of China Direct owned by Mr. Lin. These shares had a fair market value of approximately $445,328 on the date of the agreement. As a result of this transaction, the Company no longer owns any interest in Big Tree or its wholly-owned subsidiary, Jieyang Big Tree. The Company did not report any revenues from Big Tree during 2007 or 2008 and its assets were limited to a loan due from a related party which was made prior to our acquisition of Big Tree. The Company found that it was unable to obtain appropriate financial information pertaining to Jieyang Big Tree for the purposes of consolidating those results with the Company in accordance with generally accepted accounting principles. Big Tree is reported as a discontinued operation and prior periods have been restated in the Company's financial statements and related footnotes to conform to this presentation. At December 31, 2008, the Company did not have any asset or liabilities from this discontinued operation. For the year ended December 31, 2008, the Company recognized a gain from the sale of discontinued operations of $45,912.

Biometrics Business

On January 19, 2009, the Company entered into an Asset Purchase Agreement with Pearl Group for the sale of certain assets related to its biometric technology based fingerprint identification business (the “Biometrics Business”).  Pearl Group is wholly owned by Dore S. Perler, a member of the Company’s board of directors and its former Chief Executive Officer. Included in the Asset Purchase Agreement are the following assets of the Company's Biometric Business: customer and supplier lists, business records, trademarks and other intellectual property and manufacturers and vendors’ warranty claims.  The consideration received by the Company in connection with the Asset Purchase Agreement included the assumption of liabilities, if any, by Pearl Group related to the Biometrics Business and the termination of Mr. Perler’s May 1, 2007 employment agreement entered into between him and the Company. Also, in connection with the termination of the employment agreement, the Company agreed to pay Mr. Perler the sum of $75,000. As of January 19, 2009, the Company will no longer be engaged in the Biometrics Business.  The Company did not incur any costs or take any charges, and does not expect any in the future, related to the sale of the Biometrics Business pursuant to the Asset Purchase Agreement. For the years ended December 31, 2008 and 2007, the biometric segment is reported as a discontinued operation and prior periods have been restated in the Company's financial statements and related footnotes to conform to this presentation.

The following table sets forth for the nine months ended September 30, 2009 and 2008, and the year ended December 31, 2008 indicated selected financial data of the Company's discontinued operations the biometrics segment.

	September 30,		December 31,
	2009	2008	2008
Net Revenues	$-	$39,052	$39,052
Cost of Sales	-	4,228	4,228
Gross profit	-	34,824	34,824
Operating and other non-operating expenses	75,375	220,251	313,561
Loss from discontinued operations	(75,375)	(185,427)	(278,737)
Gain from disposal of discontinued operations	-	45,912	45,912
Total loss from discontinued operations	$(75,375)	$(139,515)	$(232,825)

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

NOTE 3 - INVENTORIES

At September 30, 2009 and December 31, 2008, inventories consisted of:

	September 30, 2009	December 31, 2008
Raw materials	$1,987,680	$1,598,227
Finished goods	177,887	121,569
	$2,165,567	$1,719,796

NOTE 4 – RELATED PARTY TRANSACTIONS

Due to related parties

At September 30, 2009 and December 31, 2008 due to related parties, which is attributable to AoHong, consists of the following:

	September 30, 2009	December 31, 2008
Due to Aihua Hu	$10,693	$170,303
Due to Ying Ye	58,500	23,675
Due to Liang Wenjuan	14,625	14,590
Due to China Direct, Inc.	144,647	-
	$228,465	$208,568

At September 30, 2009, we reflect $144,647 due to China Direct Industries, Inc. comprised of $17,710 nine months interest payable related to $400,000 promissory note due to China Direct (please see note 7), and $126,937 of professional fees paid by China direct on behalf of the company. China Direct is a significant shareholder, owning in excess of 10% of our common stock.

Mr. Aihua Hu, CEO of AoHong, and Mrs. Ying Ye are the minority owners of AoHong. Mr. Hu and Mrs. Ye are husband and wife. Liang Wejuan is the aunt of Mr. Hu.

NOTE 5 – PROPERTY AND EQUIPMENT

At September 30, 2009 and December 31, 2008, property and equipment consisted of the following:

	Estimated Life	September 30, 2009	December 31, 2008
Buildings	20 years	$1,515,412	$1,511,742
Auto and Truck	5 years	303,365	302,191
Manufacturing Equipment	10 years	2,089,014	1,698,532
Office Equipment	5-7 years	52,349	10,736
Construction in Progress	-	678,385	259,731
		4,638,525	3,782,932
Less: Accumulated Depreciation		(589,240)	(388,775)
		$4,049,285	$3,394,157

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

For the nine months ended September 30, 2009 and 2008 (unaudited), depreciation expense amounted to $262,831 and $219,710, respectively.  The depreciation expense for the twelve months ended December 31, 2008 was $310,282.

NOTE 6 - LAND USE RIGHTS AND OTHER INTANGIBLE ASSETS

Land Use Rights

AoHong has land use rights pursuant to an agreement with the Chinese government. The land use rights are valued at a fixed amount of approximately RMB 600,082, fluctuated by the exchange rate. Under the terms of the agreement, AoHong has rights to use certain land until November 3, 2053. AoHong amortized these land use rights over the remaining contract period beginning on June 27, 2007 (date of acquisition).

In May 2009, Tianjin Aohong paid Ji City Bureau of Land Resource an aggregate price of RMB5,137,734 (USD $751,394) for the purchase of the land use rights located in Tianjin province. Under the terms of the land use right acquisition contract, Tianjin Aohong has land use rights with a maturity date of February 22, 2059.

At September 30, 2009 and December 31, 2008 , land use rights are valued at the following:

	Estimated Remaining Life	September 30, 2009	December 31, 2008
Land Use Rights - Shanghai AoHong	44 years	$87,763	$87,550
Land Use Rights - Tianjin AoHong	50 years	751,394	-
Less Accumulated Amortization		(10,503)	(2,804)
		$828,654	$84,746

For the nine months ended September 30, 2009 and 2008 (unaudited), amortization expense amounted to $7,687 and $1,351, respectively.  The amortization expense for the twelve months ended December 31, 2008 was $1,874.

Amortization of land use rights attributable to future periods is as follows:

Period ending September 30:
2010	$16,924
2011	16,924
2012	16,924
2013	16,924
2014	16,924
Thereafter	744,034
$828,654

Deposit on land use rights

As of December 31, 2008 Tianjin AoHong paid Ji City Bureau of Land Resource $744,303 as a deposit towards an aggregate price of RMB 5,137,734, or approximately $751,394 on the purchase on the land use rights located in Tianjin City. The payment has been reflected as a deposit on land use rights on the accompanying balance sheet. Under the terms of the land use right acquisition contract signed with Ji City Bureau of Land Resource in February 2009, Tianjin Aohong has rights to use certain land until February 22, 2059.   In February 2009, AoHong Tianjin paid off the balance and received the Confirmation Letter of Land Delivery, which represented the ownership of the land use right. The release of Certificate of Land Use Right is under process.

In May 2009, Tianjin AoHong paid off the remaining balance of RMB 5,137,734 (approximately $751,000) for the purchase of the land use rights located in Tianjin City. Under the terms of the land use right acquisition contract, Tianjin Aohong has land use rights with a maturity date of February 22, 2059.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

NOTE 7 – NOTES PAYABLE AND NOTES PAYABLE – RELATED PARTY

Notes payable consisted of the following at September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008
Notes payable to Industrial and Commercial Bank of China Yangpu Road Branch, due on February 25, 2010. Interest only payable quarterly at an annual rate of 5.103%. Secured by accounts receivable of Shanghai 3F Material Co. Ltd. amount of $546,318.	$435,825	-
Notes payable to Industrial and Commercial Bank of China Yangpu Road Branch, due on January 20, 2010. Interest only payable quarterly at an annual rate of 5.103%. Secured by Accounts Receivable of Shanghai 3F Material Co., Ltd. amount of $478,677.	381,713	-
Notes payable to Industrial and Commercial Bank of China Anshan Road Branch, due on February 10, 2009. Interest only payable quarterly at an annual rate of 6.7068%. Secured by accounts receivable of Shanghai 3F Material Co. Ltd. amount of $551,487.	-	551,487
Notes payable to Industrial and Commercial Bank of China Anshan Road Branch, due on March 12, 2009. Interest only payable quarterly at an annual rate of 6.7068%. Secured by accounts receivable of Shanghai 3F Material Co. Ltd. amount of $491,669.	-	491,669
Notes payable to Industrial and Commercial Bank of China Anshan Road Branch, due on March 02, 2009. Interest only payable quarterly at an annual rate of 6.5124%. Secured by accounts receivable of Shanghai 3F Material Co. Ltd. amount of $732,398. The note was satisfied at maturity.	-	732,398
Notes payable to Country Commercial Bank HuaTing Branch, due on April 7, 2009. Interest only payable quarterly at an annual rate of 8.964%. Secured by the buildings located at 333 and 338 Huhua E.Rd Jiading Shanghai. The note was satisfied at maturity.	-	364,740
Bank acceptances payable, non-interest bearing. Secured by restricted cash of $877,501 and $175,057 at September 30, 2009 and December 31, 2008 payable on demand, respectively.	2,193,752	437,688
Note payable to individual, due on demand with interest due at 10% per annum and unsecured.	25,000	25,000
Total	3,036,290	2,602,982
Less: current position	(3,036,290)	(2,602,982)
Long-Term portion of notes payable	$-	$-

In August 2008 we borrowed $400,000 from China Direct Industries, Inc., a related party, under the terms of a secured promissory note. The balance of this note was $400,000 at September 30, 2009 and December 31, 2008.  This note is payable on June 30, 2010 with interest of 4% per annum due on the same date.  We used the proceeds of this note to partially pay down our obligation to the minority interest owners of AoHong as explained earlier in NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

NOTE 8 - SHAREHOLDERS' EQUITY

Common Stock

Common Stock Issued For Services

In April 2009, we entered into a consulting and management agreement with China Direct Investments, Inc. The agreement calls for services to be provided from January 1, 2009 through December 31, 2009. The agreement outlines various consulting services, which have been provided by China Direct Investments, Inc. since July 1, 2008, including coordination of preparation and filing of public disclosures, assistance in financial management and the implementation of internal controls, managing investor road show/investment conferences, assisting in the implementation of acquisition deals and similar services. Under the terms of the April 2009 agreement, we will issue China Direct Industries, Inc. a total of 20,000,000 shares of our common stock are estimated to be valued at approximately $400,000, of which $289,000 has been expensed during the 2009 transition period.  We expense these shares as the consulting services are performed over the course of each quarter by multiplying the number of shares earned by the consultant during the quarter by the average share price during that quarter.  Of these shares, 5,000,000 shares are payable at the end of each calendar quarter of 2009; accordingly, in May 2009, June of 2009 and September 2009, we issued 5,000,000 shares for each of the first three quarters of 2009 for a total of 15,000,000 shares issued during the 2009 transition period to China Direct Industries, Inc. This agreement also provides for the payment of discretionary award fees to be paid to the consultant and/or its designees. Upon the mutual agreement of the parties, the fees can be paid either in cash or marketable securities.  As of September 30, 2009 no discretionary award has been paid.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

In April 2009, we entered into a consulting agreement with Mr. Perler expiring on December 31, 2009 to serve as a member of our Board of Directors and corporate Secretary. Under the terms of this agreement, we agreed to pay Mr. Perler a total of 1,000,000 shares of our common stock valued at $20,000 to serve in these positions. As of May 14, 2009, we issued 1,000,000 shares during first quarter of 2009 related to this agreement.

On January 5, 2008, the Company entered into a two month consulting agreement for investor relations services. In connection with this consulting agreement, the Company paid cash of $100,000 and agreed to issue 1,100,000 shares of its common stock to the consultant. The shares issuable pursuant to this contract were issued by a third party on behalf of the Company. The shares were issued at the fair values at the date of the issuance of $110,000 or $.10 per share based on the trading price of common shares. Accordingly, the Company recorded consulting expense of $110,000 and contributed capital of $110,000.

On January 18, 2008, the Company issued 50,000 shares of its common stock to two consultants for business development services rendered. The shares were issued at the fair values at the date of the issuance of $5,000 or $.10 per share based on the trading price of common shares.

On February 8, 2008, the Company issued 60,000 shares of its common stock to a consultant to satisfy accounts payable of $5,400 for previous accounting services rendered. The shares were issued at the fair values at the date of the issuance of $5,400 or $.09 per share based on the trading price of common shares.

Stock Options

In connection with an employment agreement between AoHong and its chief executive officer, Mr. Aihua Hu, on June 27, 2007 we granted Mr. Hu 1,000,000 options to purchase our common stock at $0.20 per share during the term of his employment agreement which expires on June 27, 2012.  The fair value of these options at the date of grant was $80,195.  During the transition period ended September 30, 2009, we discovered that these options were not appropriately accounted for during the year ended December 31, 2007 and we corrected the oversight to account for the options as if they were granted during the transition period ended September 30, 2009.  This error was determined to be immaterial to the financial statements and no prior period adjustment or restatement was considered necessary.

Stock option activities for the years ended September 30, 2009 and December 31, 2008 are summarized as follows:

	Nine Month Transition Period Ended September 30, 2009			Year Ended December 31, 2008
	Number of Options	Weighted Average Exercise Price	Aggregate Intrinsic Value	Number of Options	Weighted Average Exercise Price	Aggregate Intrinsic Value
Balance at beginning of year	7,900,000	$0.08	-	8,900,000	$0.10	-
Granted	1,000,000	0.20	-	-	-	-
Exercised	-	-	-	-	-	-
Forfeited	-	-	-	(1,000,000)	0.22	-
Balance at end of year	8,900,000	$0.09	$-	7,900,000	$0.08	$-

Options exercisable at end of year	8,900,000	$0.09	$-	7,900,000	$0.08	$-
Weighted average fair value of options granted during the year	-	$-	$-		$-	$-

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

The following table summarizes the Company's stock options outstanding at September, 2009:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding at September 30, 2009	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2009	Weighted Average Exercise Price
$0.07-0.08	7,250,000	2.79 Years	$0.073	7,250,000	$0.073
0.19-0.20	1,650,000	1.38 Years	0.198	650,000	0.198
	8,900,000		$0.096	7,900,000	$0.096

Common Stock Warrants

Stock warrant activities for the years ended September 30, 2009 and December 31, 2008 are summarized as follows:

	Nine Month Transition Period Ended September 30, 2009		Year Ended December 31, 2008
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Balance at beginning of year	63,800,113	$0.16	67,811,613	$0.16
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	(2,450,000)	0.50	(4,011,500)	0.20
Balance at end of year	61,350,113	$0.15	63,800,113	$0.16

Warrants exercisable at end of year	61,350,113	$0.15	63,800,113	$0.16

The following table summarizes the Company's stock warrants outstanding at September 30, 2008:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Prices	Number Outstanding at September 30, 2009	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2009	Weighted Average Exercise Price
$0.35-0.55	5,668,455	1.55 Years	$0.35	8,118,455	$0.35
0.16-0.20	1,104,250	0.93 Years	0.16	1,104,250	0.16
0.12	52,477,408	3 Years	0.12	52,477,408	0.12
0.10	2,100,000	2.5 Years	0.10	2,100,000	0.10
	61,350,113		$0.14	63,800,113	$0.14

NOTE 9 - INCOME TAXES

Effective January 1, 2008, our subsidiary AoHong incorporated and operating in China is governed by the Enterprise Income Tax Law of the Peoples Republic of China and local income tax laws (the "PRC Enterprise Income Tax Law"). Pursuant to the PRC Enterprise Income Tax Law, wholly-owned foreign enterprises are subject to tax at a statutory rate of 25% (inclusive of state and local income taxes) for all companies.  Pursuant to the PRC Enterprise Income Tax Law, our Chinese subsidiaries are Resident Enterprises as defined in Chapter 1 Article 2 “… an enterprise established within the territory of another country or other tax region pursuant to foreign laws, whose actual management or control is located is located in China” and are subject to tax at a statutory rate of approximately 25% for the calendar year ended December 31, 2008 and for the nine months ended September 30, 2009.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

The components of (loss) income before income tax consisted of the following:

	Nine months ended September 30, 2009	Nine months ended September 30, 2008	Twelve months ended December 31, 2008
		(Unaudited)
US Operations	$(495,620)	$(738,786)	$(1,118,891)
Chinese Operations	307,683	1,649,362	1,581,972
Discontinued Operations	(75,375)	(139,515)	(232,825)
	$(263,312)	$771,061	$230,256

The components of the provision (benefit) for income taxes are as follows:

	Nine months ended September 30, 2009	Nine months ended September 30, 2008	Twelve months ended December 31, 2008
		(Unaudited)
US Operations	$-	$-	$-
Chinese Operations	98,739	369,084	354,616
Discontinued Operations	-	-	-
	$98,739	$369,084	$354,616

The table below summarizes the reconciliation of our income tax provision (benefit) computed at the statutory U.S. Federal rate and the actual tax provision:

	Nine months ended September 30, 2009	Nine months ended September 30, 2008	Twelve months ended December 31, 2008
		(Unaudited)
Income tax provision (benefit) at Federal statutory rate	$(89,000)	$262,000	$78,000
State income taxes, net of Federal Benefit	(12,000)	35,000	2,000
Permanent differences	200,000	42,000	47,000
Temporary differences	-	-	-
U.S. tax rate in excess of foreign tax rate	(49,000)	(213,000)	(137,000)
Increase in valuation allowance	49,000	243,000	365,000
Tax provision (benefit)	$99,000	$369,000	$355,000

We have a U.S. net operating loss carry forward for tax purposes totaling approximately $11,325,000 at September 30, 2009. The net operating loss carries forwards for United States income taxes, which may be available to reduce future years’ taxable income. These carry forwards will expire, if not utilize, through 2029 and are subject to the Internal Revenue Code Section 382, which places a limitation on the amount of taxable income that can be offset by net operating losses after a change in ownership.  Management believes that the realization of the benefits from these losses appears uncertain due to the Company’s continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset benefit to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as warranted.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. We have recognized, a valuation allowance for those deferred tax assets for which it is more likely than not that realization will not occur. Our deferred tax assets are included below and have been fully reserved with a valuation allowance as management of the Company has not determined if realization of these assets are to occur in the future.

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

	Nine months ended September 30, 2009	Nine months ended September 30, 2008	Twelve months ended December 31, 2008
		(Unaudited)
Tax benefit of net operating loss carryforward	$4,337,000	$4,127,000	$3,914,000
Tax benefit of capital loss carryforward	-	-	115,000
Stock-based compensation	(125,000)	(37,000)	139,000
Valuation allowance	(4,212,000)	(4,090,000)	(4,168,000)
Net deferred tax asset recorded	$-	$-	$-

We evaluate whether tax position we have taken will more likely than not be sustained upon examination by the appropriate taxing authority.  We periodically reassess the validity of its conclusions regarding uncertain income tax positions to determine if facts or circumstances have arisen that might cause the Company to change its judgment regarding the likelihood of a tax position’s sustainability under audit. The impact of this reassessment for the years ended December 31, 2008 and 2007 did not have any impact on its results of operations, financial conditions or liquidity.

NOTE 10 – STATUTORY RESERVES

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital or members’ equity. Appropriations to the statutory public welfare fund are at a minimum of 5% of the after tax net income determined in accordance with PRC GAAP. Commencing on January 1, 2006, the new PRC regulations waived the requirement for appropriating retained earnings to a welfare fund. For the period from acquisition to September 30, 2009, statutory reserve activity is as follows:

AoHong
Balance – June 27, 2007 (acquisition date)	$476,144
Addition to statutory reserves	151,873
Balance – December 31, 2007	628,017
Addition to statutory reserves	59,700
Balance – December 31, 2008	687,717
Addition to statutory reserves	16,604
Balance – September 30, 2009	$704,321

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2008

NOTE 11 - FOREIGN OPERATIONS

As of September 30, 2009 the majority of our revenues and assets are associated with subsidiaries located in the People's Republic of China. Assets at September 30, 2009 and December 31, 2008 as well as revenues for the nine months ended September 30, 2009 and 2008 and twelve months ended December 31, 2008 are as follows, note that prior periods have been retrospectively restated to show the effect of discontinued operations of our biometric segment:

	United States	People’s Republic Of China	Total
Net Revenues for the nine months ended September 30, 2009	$-	$22,883,725	22,883,725
Net Revenues for the nine months ended September 30, 2008	-	27,067,776	27,067,776
Net Revenues for the twelve months ended December 31, 2008	-	34,967,512	34,967,512
Identifiable assets at September 30, 2009	229	13,879,560	13,879,560
Identifiable assets at December 31, 2008	$98,707	$13,615,345	$13,714,052

NOTE 12 - SUBSEQUENT EVENTS

We have evaluated subsequent events through January 10, 2009, the date of issuance of the audited consolidated financial statements. During this period we did not have any material recognizable subsequent events.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.
TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
ABOUT THE OFFERING	5
SELECTED FINANCIAL DATA	6
RISK FACTORS	7
CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING INFORMATION	14
MARKET FOR COMMON STOCK AND DIVIDEND POLICY	15
CAPITALIZATION	15
USE OF PROCEEDS	16
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	16
OUR BUSINESS	29
MANAGEMENT	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40
PRINCIPAL SHAREHOLDERS	40
DESCRIPTION OF SECURITIES	42
SELLING SECURITY HOLDERS	43
PLAN OF DISTRIBUTION	52
LEGAL MATTERS	54
EXPERTS	54
WHERE YOU CAN FIND ADDITIONAL INFORMATION	54
INDEX TO FINANCIAL STATEMENTS	F - 1

CHINA AMERICA HOLDINGS, INC.

PROSPECTUS

__________________, 2010
The original date of this prospectus is November 5, 2007
as supplemented by a prospectus dated February 11, 2009

106,891,035 Shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee	$338
Legal Fees and Expenses*	30,000
Accounting Fees and Expenses*	12,500
Financial Printing*	2,500
Transfer Agent Fees*	500
Blue Sky Fees and Expenses*	500
Miscellaneous*	662
TOTAL	$52,000

* Estimated

Item 14.	Indemnification of Directors and Officers.

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

In June 2007, we issued 5,000,000 shares of our common stock valued at $475,000 as compensation for consulting services. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to Section 4(2) of that act.

In June 2007, in connection with our acquisition of a majority interest in AoHong we issued 12,500,000 shares of common stock valued at $1,187,500 as additional consideration in the transaction. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In July 2007, we issued an aggregate of 1,000,000 shares of our common stock to Mr. Perler, our then CEO, and to a former officer of our company (500,000 shares each) valued at $80,000 for services rendered. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2007, we issued 180,000 shares of common stock valued at $12,240 to two consultants as compensation for business development service services The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they was capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2007, we issued 500,000 shares of common stock valued at $35,000 to Mr. Perler, our then CEO, as a bonus under his employment agreement in conjunction with our closing of the AoHong acquisition. The recipient was an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2007, we issued 150,000 shares of common stock valued at $12,750 to a consultant as compensation for business development service services. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

Between August 2007 and October, 2007 we sold units of our securities consisting of 47,706,735 shares of common stock and common stock purchase warrants to purchase an additional 47,706,735 shares of common stock at an exercise price of $0.12 per share to 35 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act. We received gross proceeds of $2,862,404. We paid Skyebanc, Inc., a broker-dealer and FINRA member firm, a finder’s fee of $10,800 and issued it common stock purchase warrants to purchase an aggregate of 180,000 shares of our common stock which are identical to the warrants issued in the offering. We paid Joseph Stevens & Company, Inc., a broker-dealer and FINRA member firm, a finder’s fee of $28,200 and issued it common stock purchase warrants to purchase an aggregate of 470,000 shares of our common stock which are identical to the warrants issued in the offering. We paid legal fees of the purchasers’ counsel of $22,500 and we also paid a due diligence fee of $247,240 in cash to certain of the investors or their advisors and these entities common stock purchase warrants to purchase an aggregate of 4,120,673 shares of common stock as an additional due diligence fee.

In August 2007, in connection with our acquisition of 60% of the issued and outstanding common stock of Big Tree we issued the seller 2,500,000 shares of our common stock valued at $2,500 as partial consideration. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to Section 4(2) of that act.

In November 2007, we issued 200,000 shares of our common stock valued at $18,000 to a consultant as compensation for business development service services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In January 2008, we issued 1,100,000 shares of our common stock valued at $110,000 as partial consideration under the terms of a consulting agreement for investor relations services. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In January 2008, we issued 50,000 shares of our common stock valued at $5,000 to two consultants for business development service services rendered. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In February 2008, we issued 60,000 shares of our common stock to a consultant to satisfy accounts payable of $5,400 for previous accounting services rendered. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to Section 4(2) of that act.

In March 2010, we entered into a consulting agreement with Bespoke Growth Partners, Inc. for a term of 6 months from March 31, 2010 to perform investor relations consulting services. Under the terms of the agreement, we agreed to pay Bespoke Growth Partners, Inc. as compensation, $24,000 in cash and 2,0000,000 shares of our common stock.  On April 7, 2010, China Direct Investments, Inc. agreed to pay a portion of these fees by amending its consulting agreement with us and agreed to transfer to Bespoke Growth Partners, Inc. 2,000,000 shares of our common stock China Direct Investments, Inc. that it would receive from us as consulting fees.  In exchange for its agreement, China Direct Investments, Inc. agreed with Bespoke Growth Partners, Inc. that it will perform certain investor relations services that China Direct Investments, Inc. will no longer be obligated to perform during the term of the Bespoke Growth Partners, Inc. consulting agreement.  During April 2010, we issued 2,000,000 shares of our common stock to Bespoke Growth Partners, Inc.  Also in April 2010 we issued 6,000,000 shares of our common stock to China Direct Industries, Inc. for consulting services it performed during our second quarter of fiscal 2010 in connection with our August 2009 management and consulting agreement with them.

In May 2010, we entered into a one year consulting agreement with GeoInvesting, LLC pursuant to which it will provide investor relations services to us.    Under the terms of the agreement, we issued GeoInvesting, LLC 800,000 shares of our common stock valued at $24,000 as compensation for those services.

In May 2010, we also entered into a four week consulting agreement with OptInvestor, LLC to provide investor relations services to us. Under the terms of the agreement, as partial compensation for the its services we issued OptInvestor, LLC 100,000 shares of our common stock valued at $3,000.

Item 16.	Exhibits and Financial Statement Schedules.

No.		Description
2.1		Agreement and Plan of Merger between Century Silver Mines, Inc. and Sense Holdings, Inc. (1)
3.1	(a)	Articles of Incorporation of Sense Holdings, Inc. (1)
3.1	(b)	Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (FL) (1)
3.1	(c)	Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (ID) (1)
3.1	(d)	Articles of Amendment to the Articles of Incorporation filed February 23, 2007 (11)
3.1	(e)	Articles of Amendment to the Articles of Incorporation filed May 30, 2000 (5)
3.1	(f)	Articles of Amendment to the Articles of Incorporation filed February 7, 2002 (5)
3.1	(g)	Articles of Amendment to the Articles of Incorporation filed July 13, 2007 **
3.1	(h)	Articles of Amendment to the Articles of Incorporation filed November 8, 2007 (16)

3.2	Bylaws (1)
4.1	Trilogy Capital Partners, Inc. Warrant Agreement dated August 29, 2005 (6)
4.2	Form of $0.10 common stock purchase warrant **
4.3	Form of $0.12 common stock purchase warrant (10)
5.1	Opinion of Schneider, Weinberger & Beilly LLP **
10.1	1999 Stock Option Plan (1)
10.2	Technology License Agreement, as amended, with SAC Technologies, Inc. (1)
10.3	intentionally omitted
10.4	intentionally omitted
10.5	intentionally omitted
10.6	intentionally omitted
10.7	intentionally omitted
10.8	intentionally omitted
10.9	Form of Promissory Note(4)
10.10	2001 Equity Compensation Plan (3)
10.11	Employment Agreement between the company and Dore Scott Perler as of May 1, 2007 **
10.12	intentionally omitted
10.13	Form of Subscription Agreement (10)
10.14	intentionally omitted
10.15	2005 Equity Compensation Plan (7)
10.16	Consulting and Management Agreement with China Direct Investments, Inc. (9)
10.17	intentionally omitted
10.18	Membership Interest Purchase Agreement by and among Sense Holdings, Inc. and its wholly owned subsidiary China Chemical Group, Inc. and Shanghai AoHong Industry Co., Ltd. (12)
10.19	Consulting and Management Agreement dated June 27, 2007 by and between Sense Holdings, Inc. and CDI Shanghai Management Co., Ltd. (12)
10.20	Amendment No. 1 to the 2005 Equity Compensation Plan (13)
10.21	Stock Purchase Agreement dated August 24, 2007 by and between CDI China, Inc., China Direct, Inc. and Sense Holdings, Inc. (14)
10.22	Form of subscription agreement (14)
10.23	Amendment to Stock Purchase Agreement by and between CDI China, Inc., China Direct, Inc. and Sense Holdings, Inc. (15)
10.24	Amendment to Membership Interest Purchase Agreement**
10.25	Agreement dated April 30, 2008 by and between Wei Lin, China Direct, Inc. and China America Holdings, Inc. (17)
10.26	Secured Promissory Note in the principal amount of $400,000 to China Direct, Inc. (18)
10.27	Termination Agreement dated January 19, 2009 between China America Holdings, Inc. and Dore Scott Perler (19)
10.28	Asset Purchase Agreement dated January 19, 2009 between China America Holdings, Inc. and Pearl Advisors Group, Inc. (19)
10.29	Employment Agreement dated June 27, 2007 between Shanghai Aohong Chemical Co., Ltd. and Aihau Hu (20)
10.30	Consulting Agreement dated April 8, 2009 between China America Holdings, Inc. and Pearl Group Advisors, Inc. (19)
10.31	Consulting and Management Agreement dated April 8, 2009 with China Direct Investments, Inc. (21)
10.32	Letter agreement dated July 1, 2009 extending due date of China Direct Industries, Inc. note (22)
10.33	Form of Amendment to Subscription Agreement and Common Stock Purchase Warrant (24)

14.1	Code of Business Conduct and Ethics (8)
21.1	Subsidiaries of the Registrant (23)
23.1	Consent of Sherb & Co., LLP*
23.2	Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1)**

*	filed herewith

**	previously filed

(1)	Incorporated by reference to the registration statement on Form SB-2, SEC File No. 333-87293.
(2)	intentionally omitted
(3)	Incorporated by reference to the registration statement on Form S-8, SEC File No.333-81306.
(4)	Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended June 30, 2003.
(5)	Incorporated by reference to the registration statement on Form SB-2, SEC File No. 333-86206.
(6)	Incorporated by reference to the Quarterly Report on Form 10-QSB/A for the period ended September 30, 2005.
(7)	Incorporated by reference to the registration statement on Form S-8, SEC File No. 333-125905.
(8)	Incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.
(9)	Incorporated by reference to the Current Report on Form 8-K as filed on November 28, 2006.
(10)	Incorporated by reference the Current Report on Form 8-K as filed on August 31, 2007.
(11)	Incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.
(12)	Incorporated by reference to the Current Report on Form 8-K as filed on July 3, 2007.
(13)	Incorporated by reference to the registration statement on Form S-8, SEC File No. 333-144412.
(14)	Incorporated by reference to the Current Report on Form 8-K as filed on August 28, 2007.
(15)	Incorporated by reference to the Current Report on Form 8-K as filed on August 31, 2007.
(16)	Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended September 30, 2007.
(17)	Incorporated by reference to the Current Report on Form 8-K as filed on May 5, 2008.
(18)	Incorporated by reference to the Quarterly Report on Form 10-Q for the period ended September 30, 2008.
(19)	Incorporated by reference to the Current Report on Form 8-K as filed on January 22, 2009.
(20)	Incorporated by reference to the Current Report on Form 8-K as filed on September 9, 2009.
(21)	Incorporated by reference to the Quarterly Report on Form 10-Q for the period ended March 31, 2009.
(22)	Incorporated by reference to the Quarterly Report on Form 10-Q for the period ended June 30, 2009.
(23)	Incorporated by reference to the Transition Report on Form 10-K for the period ended September 30, 2009.
(24)	Incorporated by reference to the Quarterly Report on Form 10-Q as filed on May 24, 2010.

Item 17.	Undertakings.

The registrant will:

(1)        File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

(i)         Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       Include any additional or changed material information to the plan of distribution.

(2)        For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)        File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)        For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)        For determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China on June 10, 2010.

China America Holdings, Inc.

June 10, 2010	By:	/s/ Shaoyin Wang
Shaoyin Wang
Chief Executive Officer, President, and Director, principal executive officer and principal financial and accounting officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaoyin Wang	President, Chief Executive Officer, director, principal executive officer and principal financial and accounting officer	June 10, 2010
Shaoyin Wang

/s/Aihua Hu	Director	June 10, 2010
Aihua Hu